Exhibit 10.21

OFFICE LEASE

ONE EMBARCADERO CENTER

ONE EMBARCADERO CENTER VENTURE,

a California general partnership,

as Landlord,

and

1LIFE HEALTHCARE, INC.

a Delaware corporation,

as Tenant.

[ONE EMBARCADERO CENTER]

[1Life Healthcare, Inc.]

[AMLGM&N]

LIST OF EXHIBITS
A	OUTLINE OF PREMISES
B	TENANT WORK LETTER
C	FORM OF NOTICE OF LEASE TERM DATES
D	RULES AND REGULATIONS
E	FORM OF TENANT’S ESTOPPEL CERTIFICATE
F	ASBESTOS DISCLOSURE STATEMENT
G	FORM OF LETTER OF CREDIT

(i)	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

INDEX OF MAJOR DEFINED TERMS

Page
Abatement Event	56
ACM	75
Additional Rent	13
Advocate Arbitrators	10
Alterations	30
Applicable Laws	64
Bank Prime Loan	65
Base Building	31
Base Rent	12
Base Year	13
Base Year Prop 13 Taxes	20
Brokers	72
Building	4
Building Common Areas	5
Building Direct Expenses	13
Building Hours	25
Building Operating Expenses	13
Building Structure	29
Building Systems	29
Building Tax Expenses	13
Capital Expenses	20
Common Areas	5
Comparable Buildings	9
Cost Pools	21
Delay Notice	Exhibit B
Direct Expenses	13
Eligibility Period	56
Embarcadero Center	4
Estimate	22
Estimate Statement	22
Estimated Excess	22
Excess	21
Expense Year	14
First Offer Commencement Date	7
First Offer Notice	5
First Offer Rent	6
First Offer Space	5
Force Majeure	71
Hazardous Substance	24
Holidays	25
HVAC	25
Landlord	1
Landlord Caused Delay	Exhibit B
Landlord Repair Notice	40

(ii)	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

INDEX OF MAJOR DEFINED TERMS

Page
Lease	1
Lease Commencement Date	7
Lease Expiration Date	7
Lease Term	7
Lease Year	7
Lines	74
Mail	67
Management Fee Cap	17
Neutral Arbitrator	10
Notices	67
Operating Expenses	14
Option Conditions	8
Option Rent	8
Option Rent Outside Agreement Date	10
Option Term	8
Original Improvements	36
Original Tenant	5
Other Improvements	73
Permitted Transferee Assignee	5
Premises	4
Project	4
Project Common Areas	5
Proposition 13	19
Reassessment	20
Renovations	74
Rent	13
rentable square feet	5
Series Reorganization	48
SNDAA	52
Statement	21
Subject Space	44
Substantial Completion of the Tenant Improvements	Exhibit B
Summary	1
Superior Holders	51
Superior Right Holders	5
Tax Expenses	18
Tenant	1
Tenant Work Letter	4
Tenant’s Share	20
Tenant’s Subleasing Costs	46
Transfer	43
Transfer Agreement	47
Transfer Notice	43
Transfer Premium	46

(iii)	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

INDEX OF MAJOR DEFINED TERMS

Page
Transferee	43
Transfers	43

(iv)	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

ONE EMBARCADERO CENTER

OFFICE LEASE

This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between ONE EMBARCADERO CENTER VENTURE, a California general partnership (“Landlord”), and 1LIFE HEALTHCARE, INC., a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE		DESCRIPTION

1.	Date:	September 25, 2018

2.	Premises (Article 1).

	2.1 Building:	ONE EMBARCADERO CENTER

	2.2 Premises:	60,874 rentable square feet of space consisting of (i) 20,294 rentable square feet of space located on and consisting of the entire seventeenth (17th) floor of the Building and commonly known as Suite 1700, (ii) 20,275 rentable square feet of space located on and consisting of the entire eighteenth (18th) floor of the Building and commonly known as Suite 1800, and (iii) 20,305 rentable square feet of space located on and consisting of the entire nineteenth (19th) floor of the Building and commonly known as Suite 1900, as further set forth in Exhibit A to the Lease.

3.	Lease Term (Article 2).

	3.1 Lease Term:	Ten (10) years.

	3.2 Lease Commencement Date:	The later of (i) the date that occurs six (6) months after the date Landlord delivers possession of the Premises to Tenant in a vacant and broom clean condition, free of personal property and the prior tenant’s trade fixtures (the “Delivery Date”), and (ii) August 1,2019.

[ONE EMBARCADERO CENTER]

[1Life Healthcare, Inc.]

[AMLGM&N]

3.3 Lease Expiration Date:	If the Lease Commencement Date shall be the first day of a calendar month, then the day immediately preceding the tenth (10th) anniversary of the Lease Commencement Date; or if the Lease Commencement Date shall be other than the first day of a calendar month, then the last day of the month in which the tenth (10th) anniversary of the Lease Commencement Date occurs.

4. Base Rent (Article 3):
Period During Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Annual Base Rental Rate Per Rentable Square Foot
Lease Year 1	$4,687,298.04	$390,608.17	$77.00
Lease Year 2	$4,827,916.92	$402,326.41	$79.31
Lease Year 3	$4,972,754.40	$414,396.20	$81.69
Lease Year 4	$5,121,937.08	$426,828.09	$84.14
Lease Year 5	$5,275,595.16	$439,632.93	$86.66
Lease Year 6	$5,407,485.12	$450,623.76	$88.83
Lease Year 7	$5,542,672.20	$461,889.35	$91.05
Lease Year 8	$5,681,238.96	$473,436.58	$93.33
Lease Year 9	$5,823,270.00	$485,272.50	$95.66
Lease Year 10	$5,968,851.72	$497,404.31	$98.05

5.	Base Year (Article 4):	Calendar year 2019; provided, however, the Base Year shall be the period from July 1, 2019 through June 30, 2020 for purposes of calculating Tenant’s Share of Tax Expenses only.

6.	Tenant’s Share (Article 4):	8.1051%.

7.	Permitted Use (Article 5):	General office use, including ancillary training for Tenant’s employees.

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8.	Letter of Credit (Article 21):	$1,332,725.49, subject to conditional reduction pursuant to the terms of Section 21.7 of the Lease.

9.	Address of Tenant (Article 28):

1Life Healthcare, Inc.

130 Sutter Street

San Francisco, CA 94104

Attn: Chief Financial Officer

Email: leaseadministrator@onemedical.com

and notices@onemedical.com

With a copy to:

Pennington Lawson LLP

44 Montgomery Street, Suite 2400

San Francisco, CA 94104

Attn: Beth Pennington, Esq.

Telephone: (415) 484-4344

Email:

Bethpennington@penningtonlawson.com

10.	Address of Landlord (Article 28):	See Article 28 of the Lease.

11.	Broker(s) (Section 29.24):	Cresa of San Francisco

12.	Tenant Improvement Allowance (Exhibit B):

$6,087,400.00 (i.e., $100.00 per rentable square foot of the Premises multiplied by 60,874 rentable square feet).

In addition, Tenant shall receive a “Demo Allowance” in an amount equal to $608,740.00 (i.e., $10.00 per rentable square foot of the Premises multiplied by 60,855 rentable square feet) and a Landlord’s Drawing Contribution as set forth in the Work Letter.

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ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1	Premises, Building, Project and Common Areas.

1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto and each floor or floors of the Premises has the number of rentable square feet as set forth in Section 2.2 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the “Building,” as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”), Tenant shall accept the Premises in its presently existing “as-is” condition and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Tenant Work Letter. Except as otherwise expressly set forth in this Lease, the commencement of business operations from the Premises by Tenant shall presumptively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair.

1.1.2 The Building and The Project. The Premises are a part of the building set forth in Section 2.1 of the Summary (the “Building”). The Building is part of an office project known as “Embarcadero Center.” The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, subterranean parking facilities and other improvements) upon which the Building and the Common Areas are located, (iii) those certain other office buildings located in the vicinity of the Building and known as Two Embarcadero Center, Three Embarcadero Center, and Four Embarcadero Center, respectively, and the land upon which such office buildings are located, and (iv) at Landlord’s discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project; provided, however, that any such additions shall not materially increase Tenant’s obligations nor impair Tenant’s rights hereunder.

1.1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with

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such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the “Common Areas”). The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas.” The term “Project Common Areas,” as used in this Lease, shall mean the portion of the Project designated as such by Landlord, which Project Common Areas may include, from time to time, in Landlord’s sole discretion, a conference center and other amenities. The term “Building Common Areas,” as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord and the use thereof shall be subject to such reasonable rules, regulations and restrictions as Landlord may make from time to time in accordance with the terms of this Lease. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, provided that, in connection therewith, Landlord shall perform such closures, alterations, additions or changes in a commercially reasonable manner and, in connection therewith, shall use commercially reasonable efforts to minimize any material interference with Tenant’s use of and access to the Premises.

1.2 Rentable Square Feet of Premises and Building. For purposes of this Lease, “rentable square feet” in the Premises and the Building, as the case may be, shall be calculated pursuant to Landlord’s then current commercially reasonable method for measuring rentable square footage. Landlord and Tenant hereby stipulate and agree that the rentable square feet of the Premises is as set forth in Section 2.2 of the Summary and shall not be subject to re-measurement by either party except in connection with an actual change to the physical size of the Premises or the Building.

1.3 Right of First Offer. Landlord hereby grants to the originally named Tenant herein (“Original Tenant”), and any assignee of Original Tenant’s entire interest in this Lease which assignee is a “Permitted Transferee,” as that term is defined in Section 14.8, below (a “Permitted Transferee Assignee”), a one-time right of first offer with respect to all of the space located on the fourth (4th) and ninth (9th) floors of the Building (collectively, the “First Offer Space”). Notwithstanding the foregoing, such first offer right of Tenant shall commence only following the expiration or earlier termination of the existing leases (including renewals and extensions, whether pursuant to rights currently existing or hereafter granted) of the First Offer Space, regardless of whether such rights are executed strictly in accordance with their respective terms or pursuant to lease amendments or new leases (all such existing tenants under existing leases of the First Offer Space, collectively, the “Superior Right Holders”). Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 1.3.

1.3.1 Procedure for Offer. Landlord shall notify Tenant (a “First Offer Notice”) from time to time when the First Offer Space or any portion thereof becomes “Available,” as that term is defined hereinbelow, for lease to third parties, provided that no Superior Right Holder wishes to lease such space. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the then available First Offer Space. A First Offer Notice shall describe the space so offered to Tenant and shall set forth the “First Offer Rent,” as that term is defined in Section 1.3.3, below, and the other economic terms upon which Landlord is willing to lease such space to Tenant. The rentable square footage of the space so offered to Tenant shall be as set forth in the First Offer Notice. The First Offer Notice shall set forth the date that Landlord reasonably

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anticipates that it shall deliver the First Offer Space to Tenant. For purposes of this Section 1.3, the First Offer Space, or a portion thereof, shall be deemed to become “Available” when Landlord becomes aware that the third-party tenant of such First Offer Space, or a portion thereof, and any occupant of such First Offer Space, or a portion thereof, claiming under such third-party tenant, will not extend or renew the term of its lease, or enter into a new lease, for such First Offer Space, or a portion thereof.

1.3.2 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in a First Offer Notice, then within ten (10) business days of delivery of such First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s intention to (i) exercise its right of first offer with respect to the entire space described in such First Offer Notice on the terms contained therein, (ii) reject its right of first offer with respect to the entire space described in the First Offer Notice, or (iii) exercise its right of first offer with respect to the entire space described in such First Offer Notice, but subject the determination of the First Offer Rent to arbitration in accordance with Section 1.3.3 below. If Tenant does not so notify Landlord within the ten (10) business day period, then Landlord shall be free to lease the space described in such First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof. If Tenant exercises its right of first offer with respect to the space offered by Landlord but fails to specify option (i) or (iii), then Tenant shall be deemed to have elected (iii), above. If Tenant does not exercise its right of first offer with respect to any space described in a First Offer Notice or if Tenant fails to respond to a First Offer Notice within ten (10) business days of delivery thereof, then Tenant’s right of first offer as set forth in this Section 1.3 shall terminate as to all of the space described in such First Offer Notice.

1.3.3 First Offer Space Rent. The annual “Rent,” as that term is defined in Section 4.1 of this Lease, payable by Tenant for the First Offer Space (the “First Offer Rent”) shall be equal to the “Fair Rental Value,” as that term is defined in Section 2.2.2 of this Lease, for the First Offer Space (taking into account (i) any tenant improvements or allowances provided or to be provided for the “Comparable Transactions,” as that term is defined in Section 2.2.2, below, that were used in connection with the determination of the Fair Rental Value for the First Offer Space, but taking into account the value of any existing improvements in the First Offer Space, and (ii) the “Construction Period,” as that term is defined in Section 1.3.5, below), pursuant to transactions consummated within the nine (9)-month period preceding the “First Offer Commencement Date,” as that term is defined in Section 1.3.5 of this Lease. In the event Tenant timely exercises its right of first offer as set forth in this Section 1.3, but rejects the First Offer Rent set forth in the First Offer Notice, then Landlord and Tenant shall, within ten (10) business days after Landlord’s receipt of Tenant’s notice, meet or have a conference call and attempt to agree upon the First Offer Rent (the “First Offer Meeting”). If Landlord and Tenant do not reach agreement as to the First Offer Rent within thirty (30) days after the First Offer Meeting (the “First Offer Outside Agreement Date”), then the First Offer Rent shall be determined pursuant to the terms of Section 2.2.4, below.

1.3.4 Construction In First Offer Space. Tenant shall accept the First Offer Space in its then existing “as is” condition; provided that the First Offer Space shall be delivered

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to Tenant in broom clean condition, free of the former occupant’s personal property and signage. Landlord shall provide Tenant the opportunity to inspect the First Offer Space promptly following Tenant’s receipt of the First Offer Notice. The construction of improvements in the First Offer Space shall comply with the terms of Article 8 of this Lease.

1.3.5 Amendment to Lease. If Tenant timely exercises Tenant’s right to lease First Offer Space as set forth herein, then, within thirty (30) days thereafter, Landlord and Tenant shall execute an amendment (the “First Offer Amendment”) adding such First Offer Space to the Premises upon the terms and conditions as set forth in the First Offer Notice therefor and this Section 1.3, and otherwise under the terms and conditions of this Lease. Tenant shall commence payment of Rent for such First Offer Space, and the term of such First Offer Space shall commence, upon the date that occurs six (6) months (the “Construction Period”) following the date of delivery of such First Offer Space to Tenant (the “First Offer Commencement Date”) and terminate on the date set forth in the First Offer Notice therefor.

1.3.6 Termination of Right of First Offer. The rights contained in this Section 1.3 shall be personal to Original Tenant and any Permitted Transferee Assignee, and may only be exercised by Original Tenant or a Permitted Transferee Assignee (and not by any other assignee, sublessee or “Transferee,” as that term is defined in Section 14.1 of this Lease, of Tenant’s interest in this Lease) if Original Tenant or Permitted Transferee Assignee, as applicable, occupies at least seventy-five percent (75%) of the Premises (provided Original Tenant or Permitted Transferee Assignee, as applicable, shall be deemed to be in occupancy of any portion of the Premises occupied by a Permitted Transferee). The right of first offer granted herein shall terminate as to particular First Offer Space upon the failure by Tenant to exercise its right of first offer with respect to such First Offer Space as offered by Landlord. Tenant shall not have the right to lease First Offer Space, as provided in this Section 1.3, if, as of the date of the attempted exercise of any right of first offer by Tenant, as of the date Landlord and Tenant execute the First Offer Amendment, or as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in monetary or other material default under this Lease or Tenant has previously been in monetary or other material default under this Lease, beyond any applicable notice and cure period expressly set forth in this Lease, more than once during the prior twelve (12) month period.

ARTICLE 2

LEASE TERM

2.1 Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall commence on the “Lease Commencement Date,” as that term is set forth in Section 3.2 of the Summary, and shall terminate on the “Lease Expiration Date,” as that term is set forth in Section 3.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. Tenant hereby acknowledges that the Premises are currently occupied by another tenant of the Building. If Landlord is unable for any reason to deliver possession of the Premises to Tenant on any specific date, then Landlord shall not be subject to any liability for its failure to do so, and such failure shall not affect the validity of this Lease or the obligations of Tenant hereunder. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term, provided that the first Lease Year shall include any partial month at the commencement of the Lease Term.

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At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof; provided that if such notice is not factually correct, then Tenant shall make such changes as are necessary to make such notice factually correct and shall thereafter return such notice to Landlord within said ten (10) business day period. Tenant’s failure to execute and return such notice to Landlord within such time shall be conclusive upon Tenant that the information set forth in such notice is as specified therein.

2.2	Option Term.

2.2.1 Option Right. Landlord hereby grants to the Original Tenant and any Permitted Transferee Assignee two (2) options to extend the Lease Term for a period of five (5) years each (each, an “Option Term”), which options shall be irrevocably exercised only by written notice delivered by Tenant to Landlord not earlier than twelve (12) months and not later than fifteen (15) months, prior to the expiration of the Lease Term (or first (1st) Option Term, as applicable), provided that the following conditions (the “Option Conditions”) are satisfied: (i) as of the date of delivery of such notice, Tenant is not in monetary or other material default under this Lease beyond any applicable notice and cure period expressly set forth in this Lease; (ii) Tenant is not in monetary or other material default under this Lease, beyond any applicable notice and cure period expressly set forth in this Lease, at the time Landlord and Tenant execute an amendment to this Lease extending the Lease Term (or first (1st) Option Term, as applicable) for the applicable Option Term, and as of the end of the Lease Term (or first (1st) Option Term, as applicable), Tenant is not in monetary or other material default under this Lease, beyond any applicable notice and cure period expressly set forth in this Lease; (iii) Tenant has not previously been in monetary or other material default under this Lease, beyond any applicable notice and cure period expressly set forth in this Lease, more than once during the prior twelve (12) month period; and (iv) the Lease then remains in full force and effect and Original Tenant or Permitted Transferee Assignee, as applicable, occupies at least seventy-five percent of the Premises (provided Original Tenant or Permitted Transferee Assignee, as applicable, shall be deemed to be in occupancy of any portion of the Premises occupied by a Permitted Transferee) at the time the option to extend is exercised and as of the commencement of the applicable Option Term. Landlord may, at Landlord’s option, exercised in Landlord’s sole and absolute discretion, waive any of the Option Conditions in which case the option, if otherwise properly exercised by Tenant, shall remain in full force and effect. Upon the proper exercise of such option to extend, and provided that Tenant satisfies all of the Option Conditions (except those, if any, which are waived by Landlord), the Lease Term (or first (1st) Option Term, as applicable), as it applies to the Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall be personal to Original Tenant and any Permitted Transferee Assignee and may be exercised by Original Tenant or a Permitted Transferee Assignee only (and not by any other assignee, sublessee or Transferee of Tenant’s interest in this Lease).

2.2.2 Option Rent. The annual Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the “Fair Rental Value,” as that term is defined below, for the Premises as of the commencement date of the applicable Option Term. The “Fair Rental Value,” as used in this Lease, shall be equal to the annual rent per rentable square foot (including additional rent and considering any “base year” or “expense stop” applicable thereto), including

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all escalations, at which tenants (pursuant to leases consummated within the twelve (12) month period preceding the first day of the applicable Option Term), are leasing non-sublease, non-encumbered, non-equity space which is not significantly greater or smaller in size than the subject space, for a comparable lease term, in an arm’s length transaction, which comparable space is located in the “Comparable Buildings,” as that term is defined in this Section 2.2.2, below (transactions satisfying the foregoing criteria shall be known as the “Comparable Transactions”), taking into consideration the following concessions (the “Concessions”): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (b) tenant improvements or allowances provided or to be provided for such comparable space, and taking into account the value, if any, of the existing improvements in the subject space, such value to be based upon the age, condition, design, quality of finishes and layout of the improvements and the extent to which the same can be utilized by a general office user other than Tenant; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Fair Rental Value, no consideration shall be given to (i) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant’s exercise of its right to extend the Lease Term, or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space, and (ii) any period of rental abatement, if any, granted to tenants in comparable transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces. The Fair Rental Value shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit, for Tenant’s Rent obligations in connection with Tenant’s lease of the Premises during the applicable Option Term; provided, however, that Landlord hereby agrees that Tenant shall not be required to provide Landlord with financial security (excepting any amount then required under the terms of Article 21 of this Lease, if any) for Tenant’s Rent obligations during the Option Term in an amount which is in excess of Landlord’s out-of-pocket expenses in connection with such Option Term, including without limitation, any improvement allowance and/or brokerage commissions paid by Landlord. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants). The Concessions (A) shall be reflected in the effective rental rate (which effective rental rate shall take into consideration the total dollar value of such Concessions as amortized on a straight-line basis over the applicable term of the Comparable Transaction (in which case such Concessions evidenced in the effective rental rate shall not be granted to Tenant)) payable by Tenant, or (B) at Landlord’s election, all such Concessions shall be granted to Tenant in kind. The term “Comparable Buildings” shall mean the Building and those other office buildings located near the Building and known as Two Embarcadero Center, Three Embarcadero Center, Four Embarcadero Center, 555 California One Market, One Maritime and 101 California.

2.2.3 Determination of Option Rent. In the event Tenant timely and appropriately exercises an option to extend the Lease Term, Landlord shall notify Tenant of Landlord’s determination of the Option Rent at least three (3) months prior to the Lease Expiration Date (or expiration of the first (1st) Option Term, as applicable). If Tenant, on or before the date which is thirty (30) days following the date upon which Tenant receives Landlord’s determination of the Option Rent, in good faith objects to Landlord’s determination of the Option Rent, then

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Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant’s objection to the Option Rent (the “Option Rent Outside Agreement Date”), then the Option Rent shall be determined by arbitration pursuant to the terms of this Section 2.2.3. The First Offer Outside Agreement Date and the Option Rent Outside Agreement Date are each referred to herein, as applicable, as (an “Outside Agreement Date”). Each party shall make a separate determination of the Option Rent (or First Offer Rent, as applicable), within five (5) days, following the Outside Agreement Date and such determinations shall be submitted to arbitration in accordance with Sections 2.2.3.1 through 2.2.3.7, below. If Tenant fails to object to Landlord’s determination of the Option Rent within the time period set forth herein, then Tenant shall be deemed to have accepted Landlord’s determination of Option Rent.

2.2.3.1 Landlord and Tenant shall each appoint one arbitrator who shall be, at the option of the appointing party, a real estate broker, appraiser or attorney who shall have been active over the five (5) year period ending on the date of such appointment in the leasing or appraisal, as the case may be, of commercial high-rise properties in the Financial District area of San Francisco, California. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Option Rent or (First Offer Rent, as applicable) is the closest to the actual Option Rent or (First Offer Rent, as applicable), taking into account the requirements of Section 2.2.2 of this Lease, as determined by the arbitrators. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions. The arbitrators so selected by Landlord and Tenant shall be deemed “Advocate Arbitrators.” Tenant shall pay the fees and costs of the Advocate Arbitrator selected by Tenant and Landlord shall pay the fees and costs of the Advocate Arbitrator selected by Landlord.

2.2.3.2 The two (2) Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator (“Neutral Arbitrator”) who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators, except that neither the Landlord or Tenant or either parties’ Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel. Landlord and Tenant shall share equally the fees and costs of the Neutral Arbitrator.

2.2.3.3 The three arbitrators shall, within thirty (30) days of the appointment of the Neutral Arbitrator, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent (First Offer Rent, as applicable), and shall notify Landlord and Tenant thereof.

2.2.3.4 The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

2.2.3.5 If either Landlord or Tenant fails to appoint an Advocate Arbitrator within fifteen (15) days after the Outside Agreement Date, then either party may

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petition the presiding judge of the Superior Court of San Francisco County to appoint such Advocate Arbitrator subject to the criteria in Section 2.2.3.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

2.2.3.6 If the two (2) Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator within ten (10) business days following the date of the appointment of the last appointed Advocate Arbitrator, then either party may petition the presiding judge of the Superior Court of San Francisco County to appoint the Neutral Arbitrator, subject to criteria in Section 2.2.3.2 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

2.2.3.7 The cost of the arbitrator shall be paid by Landlord and Tenant as set forth above and any other costs of the arbitration shall be paid by Landlord and Tenant equally.

2.2.3.8 In the event that the Option Rent (First Offer Rent, as applicable) shall not have been determined pursuant to the terms hereof prior to the commencement of the applicable Option Term (or the First Offer Commencement Date, as applicable), Tenant shall be required to pay the Option Rent (First Offer Rent, as applicable) initially provided by Landlord to Tenant, and upon the final determination of the Option Rent (First Offer Rent, as applicable), the payments made by Tenant shall be reconciled with the actual amounts of Option Rent (First Offer Rent, as applicable) due, and the appropriate party shall make any corresponding payment to the other party.

2.3 Beneficial Occupancy. Subject to the terms of this Section 2.3, if the Tenant Improvements (as defined in Section 2.1 of the Tenant Work Letter) on one of more floors of the Premises are substantially completed prior to the Lease Commencement Date, Tenant shall have the right thereafter to occupy the Premises, on a floor by floor basis, prior to the applicable Lease Commencement Date for the conduct of Tenant’s business (such period of occupancy, the “Beneficial Occupancy Period”); provided that (i) Tenant shall give Landlord at least five (5) days’ prior written notice of any occupancy of the Premises for the conduct of Tenant’s business, (ii) a temporary certificate of occupancy (or legal equivalent) shall have been issued by the appropriate governmental authorities for the portion of the Premises to be occupied for the conduct of Tenant’s business, (iii) Tenant has delivered to Landlord satisfactory evidence of the insurance coverage required to be carried by Tenant in accordance with Article 10 below, and (iv) except as provided hereinbelow, all of the terms and conditions of the Lease shall apply as though the Lease Commencement Date had occurred (although the Lease Commencement Date shall not actually occur until the occurrence of the same pursuant to the terms of Section 2.1, above) upon Tenant’s commencement of the conduct of its business in the Premises; provided, however, notwithstanding the foregoing, Tenant shall have no obligation to pay Base Rent attributable to the Premises or Tenant’s Share of Direct Expenses attributable to the Premises; provided further, however, Tenant shall pay to Landlord an amount equal to $4.00 per annum per rentable square foot of each floor or floors occupied by Tenant during the Beneficial Occupancy Period.

2.4 Delivery Date Delays. If Landlord fails to cause the Delivery Date to occur on or before April 1, 2019 (the “Anticipated Delivery Date”), which Anticipated Delivery Date shall be extended by up to sixty (60) days to the extent of any delays beyond the reasonable control of

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Landlord, including any delay or delays caused by “Force Majeure,” as that term is defined in Section 29.16 of this Lease, then Tenant shall be entitled to an abatement of Base Rent next coming due under this Lease for one (1) day for each day that occurs after the Anticipated Delivery Date and before the Delivery Date.

ARTICLE 3

BASE RENT

Commencing on the Lease Commencement Date, Tenant shall pay, without prior notice or demand, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever, except as otherwise expressly provided herein. The Base Rent for the first full month of the Lease Term shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis. Until notice of some other designation is given to Tenant in accordance with the provisions of Article 28 of this Lease, Base Rent and all other charges shall be paid by remittance to or for the order of One Embarcadero Center Venture by one of the following methods:

(i)	By ACH Transfer & Direct Deposit.

Bank of America

345 Montgomery Street, Concourse Level #1499

San Francisco, California 94101

ABA# 121-000-358

Account: Boston Properties L.P. Operating Account

Account Number: 14993-06215

Amount: [fill in appropriate dollar amount]

Reference: [fill in Tenant Name and Tenant Number]

or

(ii)	By Mail.

Boston Properties Limited Partnership

Property #1

P.O. Box 742841

Los Angeles, California 90074-2841

or

(iii)	By Overnight Delivery.

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Bank of America Lock Box Services

Lockbox LAC-742841

2706 Media Center Drive

Los Angeles, California 90065.

ARTICLE 4

ADDITIONAL RENT

4.1 General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay (i) “Tenant’s Share” of the annual “Building Direct Expenses,” as those terms are defined in Sections 4.2.10 and 4.2.2 of this Lease, respectively, which are in excess of the amount of Building Direct Expenses applicable to the “Base Year,” as that term is defined in Section 4.2.1 of this Lease, and (ii) Tenant’s Share of “Capital Expenses,” as that term is defined in Section 4.2.9, below, pursuant to Section 4.6 of this Lease; provided, however, that in no event shall any decrease in Building Direct Expenses for any “Expense Year,” as that term is defined in Section 4.2.6 of this Lease, below Building Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent,” and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term. Landlord shall make necessary adjustments for differences between actual and estimated Additional Rent in accordance with Section 4.4, below.

4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 “Base Year” shall mean the period set forth in Section 5 of the Summary.

4.2.2 “Building Direct Expenses” shall mean “Building Operating Expenses” and “Building Tax Expenses”, as those terms are defined in Sections 4.2.3 and 4.2.4, below, respectively.

4.2.3 “Building Operating Expenses” shall mean the portion of “Operating Expenses,” as that term is defined in Section 4.2.7 below, equitably allocated to the tenants of the Building pursuant to the terms of Section 4.3.1 below.

4.2.4 “Building Tax Expenses” shall mean that portion of “Tax Expenses”, as that term is defined in Section 4.2.8 below, equitably allocated to the tenants of the Building pursuant to the terms of Section 4.3.1 below.

4.2.5 “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

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4.2.6 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Building Direct Expenses and Capital Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.7 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof, as determined in accordance with sound real estate management and accounting principles. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities (but excluding the cost of any utility supplied to a premises for which the individual tenant pays separately or directly to Landlord (and not as an operating expense) or the provider),, the cost of operating, maintaining, repairing, replacing, renovating and managing the utility systems, mechanical systems, sanitary, storm drainage systems, communication systems and escalator and elevator systems, and the cost of supplies, tools, and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the reasonable out of pocket cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord (including, without limitation, commercial general liability insurance, physical damage insurance covering damage or other loss caused by fire, earthquake, flood and other water damage, explosion, vandalism and malicious mischief, theft or other casualty, rental interruption insurance and such insurance as may be required by any lessor under any present or future ground or underlying lease of the Building or Project or any holder of a mortgage, trust deed or other encumbrance now or hereafter in force against the Building or Project or any portion thereof); provided that the amount of any deductibles for earthquake and/or terrorism insurance that are included in Operating Expenses shall be commercially reasonable; (iv) the cost of landscaping, decorative lighting, and relamping, the cost of maintaining fountains, sculptures, bridges and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area repair, restoration, and maintenance, including, without limitation, resurfacing, repainting, restriping and cleaning; (vi) fees, charges and other costs, including management fees (or amounts in lieu thereof), consulting fees (including, without limitation, any consulting fees incurred in connection with the procurement of insurance), legal fees and accounting fees, of all contractors, engineers, consultants and all other persons engaged by Landlord or otherwise incurred by or charged by Landlord in connection with the management, operation, administration, maintenance and repair of the Building and the Project; (vii) payments under any equipment rental agreements or management agreements (including the cost of any actual or charged management fee and the actual or charged rental of any management office space); (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in

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common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost at a commercially reasonable annual interest rate determined by Landlord) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.8, below; (xiv) advertising, marketing and promotional expenditures incurred in connection with the Project, including, without limitation, costs of signs in, on or about the Project identifying or promoting the Project; (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Project or related to the use or operation of the Project; and (xvi) all costs of applying and reporting for the Project or any part thereof to seek or maintain certification under the U.S. EPA’s Energy Star® rating system, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar system or standard. Notwithstanding anything to the contrary in this Lease, the following items shall be excluded from Operating Expenses:

(a) any items included in Tax Expenses;

(b) except as permitted pursuant to items (xii) and (xiii), above, principal or interest on indebtedness, debt amortization or ground rent paid by Landlord in connection with any mortgages, deeds of trust or other financing encumbrances, or ground leases of the Building or the Project;

(c) capital improvements to the Building or the Project, and capital repairs, capital equipment, and capital tool, and rental payments and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except (i) equipment which is used in providing janitorial or similar services and which is not affixed to the Building, and (ii) equipment rented to remedy or ameliorate an emergency condition (provided this exclusion (c) shall not be deemed to limit or otherwise affect Capital Expenses allowed under this Lease);

(d) legal, auditing, consulting and professional fees and other costs paid or inclined in connection with financings, refinancings or sales of any interest in Landlord or of Landlord’s interest in the Building or the Project or in connection with any ground lease (including, without limitation, recording costs, mortgage recording taxes, title insurance premiums and other similar costs, but excluding those legal, auditing, consulting and professional fees and other costs incurred in connection with the normal and routine maintenance and operation of the Building and/or the Project);

(e) legal fees, space planner’s fees, architect’s fees, leasing and brokerage commissions, advertising and promotional expenditures and any other marketing expense incurred in connection with the leasing of space in the Building (including new leases, lease amendments, lease terminations and lease renewals);

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(f) the cost of any items to the extent to which such cost is reimbursed to Landlord by tenants of the Project (other than as a reimbursement of operating expenses), or other third parties, or is covered by a warranty to the extent of reimbursement for such coverage;

(g) expenditures for any leasehold improvement which is made in connection with the preparation of any portion of the Building for occupancy by any tenant of the Building or the Project;

(h) the cost of performing work or furnishing service to or for any tenant other than Tenant, at Landlord’s expense, to the extent such work or service is in excess of any work or service Landlord is obligated to provide to Tenant or generally to other tenants in the Building at Landlord’s expense;

(i) the cost of repairs or replacements incurred by reason of fire or other casualty, or condemnation, to the extent Landlord actually receives proceeds of property and casualty insurance policies or condemnation awards or would have received such proceeds had Landlord maintained the insurance required to be maintained by Landlord under this Lease;

(j) the cost of acquiring sculptures, paintings or other objects of fine art in the Building or the Project in excess of amounts typically spent for such items in Class A office buildings of comparable quality in the San Francisco financial district area;

(k) bad debt loss, rent loss, or reserves for bad debt or rent loss;

(1) unfunded contributions to operating expense reserves by other tenants;

(m) contributions to charitable or political organizations in excess of the greater of (1) the amounts typically spent for such contributions in Class A office buildings of comparable quality in the San Francisco financial district area, and (2) $50,000.00 in the aggregate in any single Expense Year;

(n) expenses related solely and exclusively to the operation of the retail space in the Project;

(o) damage and repairs necessitated by the gross negligence or willful misconduct of Landlord Parties;

(p) fees, costs and expenses incurred by Landlord in connection with or relating to claims against or disputes between Landlord and its employees or contractors (except to the extent such dispute is related to reducing Operating Expenses), Landlord and Tenant, or Landlord and any other tenants or prospective occupants or tenants or providers of goods and services to the Project;

(q) interest, fines or penalties for late payment or violations of Applicable Laws by Landlord, except to the extent incurring such expense is either (1) a reasonable business expense under the circumstances, or (2) caused by a corresponding late payment or violation of an Applicable Law by Tenant, in which event Tenant shall be responsible for the full amount of such expense;

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(r) the cost of remediation and removal of “Hazardous Substance,” as that term is defined in Section 5.2, below, in the Building or on the Project as required by applicable laws, provided, however, that the provisions of this sub-item (r) shall not preclude the inclusion of costs with respect to materials (whether existing at the Project as of the date of this Lease or subsequently introduced to the Project) which are not, as of the date of this Lease (or as of the date of introduction), deemed to be Hazardous Substance under applicable laws but which are subsequently deemed to be Hazardous Substance under applicable laws (it being understood and agreed that Tenant shall nonetheless be responsible under Section 5.2 of this Lease for all costs of remediation and removal of Hazardous Substance to the extent caused by Tenant Parties);

(s) costs for the original construction and development of the Building and nonrecurring costs for the repair or replacement of any structural portion of the Building made necessary as a result of defects in the original design, workmanship or materials;

(t) costs and expenses incurred for the administration of the entity which constitutes Landlord, as the same are distinguished from the costs of operation, management, maintenance and repair of the Building and/or the Project, including, without limitation, entity accounting and legal matters;

(u) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated on a reasonable basis to reflect time spent on the operation and management of the Project vis-à-vis time spent on matters unrelated to the operation and management of the Project;

(v) except as may be otherwise expressly provided in this Lease with respect to specific items, including, without limitation, any management fee paid by Landlord, the cost of any services or materials provided by any party related to Landlord, to the extent such cost exceeds, the reasonable cost for such services or materials absent such relationship in Class A office buildings of comparable quality in the San Francisco financial district area;

(w) depreciation for the Building, except as permitted pursuant to items (xii) and (xiii), above;

(x) reserves for future improvements, repairs, additions, etc.;

(y) costs of replacements, alterations or improvements necessary to make the Building or the Project comply with Applicable Laws in effect and applicable to the Building and/or the Project prior to the date of this Lease, except to the extent the need for such replacements, alterations or improvements is caused by Tenant Parties (in which case Tenant shall nonetheless be responsible for such costs in accordance with Article 24 of this Lease), provided, however, that the provisions of this sub-item (y) shall not preclude the inclusion of costs of compliance with Applicable Laws enacted prior to the date of this Lease if such compliance is required for the first time by reason of any amendment, modification or reinterpretation of an Applicable Law which is imposed after the date of this Lease; and

(z) management fees in excess of the greater of (i) the management fee generally charged at the Comparable Buildings, and (ii) three and one-half percent (3.5%) (the “Management Fee Cap”) of Landlord’s gross rental revenues, adjusted and grossed up to reflect

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a one hundred percent (100%) occupancy of the Project with all tenants paying full rent, as contrasted with free rent, half-rent and the like, including base rent, pass-throughs, and parking fees (but excluding the cost of after hours services or utilities) from the Project for any calendar year or portion thereof.

If Landlord does not carry earthquake insurance for the Building during the Base Year but subsequently obtains earthquake insurance for the Building during the Lease Term, then from and after the date upon which Landlord obtains such earthquake insurance and continuing throughout the period during which Landlord maintains such insurance, Operating Expenses for the Base Year shall be deemed to be increased by the amount of the premium Landlord would have incurred had Landlord maintained such insurance for the same period of time during the Base Year as such insurance is maintained by Landlord during such subsequent Expense Year. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least one hundred percent (100%) occupied during all or a portion of the Base Year or any Expense Year, Landlord may elect to make an appropriate adjustment to the variable components of Direct Expenses for such year to determine the amount of variable Direct Expenses that would have been incurred had the Project been one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of Direct Expenses for such year. Operating Expenses for the Base Year shall not include market-wide cost increases (including utility rate increases) due to extraordinary circumstances, including, but not limited to, Force Majeure, boycotts, strikes, conservation surcharges, security concerns, embargoes or shortages. In no event shall the components of Direct Expenses for any Expense Year related to Tax Expenses, Project utility, services, or insurance costs be less than the components of Direct Expenses related to Tax Expenses, Project utility, services, or insurance costs in the Base Year.

4.2.8 Taxes.

4.2.8.1 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, business taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.8.2 Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in

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addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises, the tenant improvements in the Premises, or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and (v) All of the real estate taxes and assessments imposed upon or with respect to the Building and all of the real estate taxes and assessments imposed on the land and improvements comprising the Project.

4.2.8.3 If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the terms of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.8, (except as set forth in Section 4.2.8.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) any items paid by Tenant under Section 4.5 of this Lease, and (iv) tax penalties incurred as a result of Landlord’s failure to make payments and/or to file any tax or informational returns when due. If the property tax assessment for the Project (or any portion thereof) (or Tax Expenses) for the Base Year or any Expense Year does not reflect an assessment (or Tax Expenses) for a one hundred percent (100%) leased, completed and occupied project (such that existing or future leasing, tenant improvements and/or occupancy may result in an increased assessment and/or increased Tax Expenses), Tax Expenses shall be adjusted, on a basis consistent with sound real estate accounting principles, to reflect an assessment for (and Tax Expenses for) a one hundred percent (100%) leased, completed and occupied project.

4.2.8.4 Notwithstanding anything to the contrary set forth in this Lease, the amount of Tax Expenses for the Base Year and any Expense Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Tax Expenses in the Base Year and/or an Expense Year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Tax Expenses due under this Lease; provided that (i) any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be deducted from Tax Expenses nor included in Direct Expenses for purposes of this Lease, and (ii) tax refunds under Proposition

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8 reduction shall not be deducted from Tax Expenses nor refunded to Tenant, but rather shall be the sole property of Landlord. Landlord and Tenant acknowledge that the preceding sentence is not intended to in any way affect (A) the inclusion in Tax Expenses of the statutory two percent (2.0%) annual increase in Tax Expenses (as such statutory increase may be modified by subsequent legislation), or (B) the inclusion or exclusion of Tax Expenses pursuant to the terms of Proposition 13. Notwithstanding anything to the contrary set forth in this Lease, only Landlord may institute proceedings to reduce Tax Expenses and the filing of any such proceeding by Tenant without Landlord’s consent shall constitute an event of default by Tenant under this Lease. Notwithstanding the foregoing, Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Tax Expenses. Notwithstanding the foregoing, upon a reassessment of the Building and/or the Project pursuant to the terms of Proposition 13 (a “Reassessment”) occurring after the Base Year which results in a decrease in Tax Expenses, the component of Tax Expenses for the Base Year which is attributable to the assessed value of the Building and/or the Project under Proposition 13 prior to the Reassessment (without taking into account any Proposition 8 reductions) (the “Base Year Prop 13 Taxes”) shall be reduced, if at all, for the purposes of comparison to all subsequent Expense Years (commencing with the Expense Year in which the Reassessment takes place) to an amount equal to the real estate taxes based upon such Reassessment, and if thereafter, in connection with a subsequent Reassessment, the assessed value of the Building and/or the Project under Proposition 13 shall increase, the current Base Year Prop 13 Taxes shall be increased for purposes of comparison to all subsequent Expense Years (commencing with the Expense Year in which the Reassessment takes place) to an amount equal to the lesser of the original Base Year Prop 13 Taxes and an amount equal to the real estate taxes based upon such Reassessment.

4.2.9 Capital Expenses. “Capital Expenses” shall mean the annual amortized cost pursuant to Section 4.5, below, of capital repair, improvements or expenditures incurred by Landlord in connection with the Project (A) to reduce Operating Expenses if Landlord reasonably shall have determined that the annual reduction in Operating Expenses shall exceed the annual amortization amount therefor, (B) that are required to comply with mandatory conservation programs, or (C) that are required under any governmental law or regulation, except for capital expenditures to remedy a condition existing prior to the Lease Commencement Date which an applicable governmental authority, if it had knowledge of such condition prior to the Lease Commencement Date, would have then required to be remedied pursuant to then-current governmental laws or regulations in their form existing as of the Lease Commencement Date and pursuant to the then-current interpretation of such governmental laws or regulations by the applicable governmental authority as of the Lease Commencement Date. In no event shall Capital Expenses include any costs incurred by Landlord prior to or during the Base Year.

4.2.10 “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary. Tenant’s Share was calculated by multiplying the number of rentable square feet of the Premises, as set forth in Section 2.2 of the Summary, by 100, and dividing the product by the total number of rentable square feet in the office area of the Building.

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4.3 Allocation of Direct Expenses.

4.3.1 Method of Allocation. The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) should be shared between the tenants of the Building and the tenants of the other buildings in the Project. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consists of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings in the Project) and such portion shall be the Building Direct Expenses for purposes of this Lease. Such portion of Direct Expenses allocated to the tenants of the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole.

4.3.2 Cost Pools. Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the “Cost Pools”), in Landlord’s discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, and the retail space tenants of a building of the Project or of the Project. The Direct Expenses allocable to each such Cost Pool shall be allocated to such Cost Pool and charged to the tenants within such Cost Pool in an equitable manner.

4.4 Calculation and Payment of Direct Expenses. If for any Expense Year ending or commencing within the Lease Term, Tenant’s Share of Building Direct Expenses for such Expense Year exceeds Tenant’s Share of Building Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to the excess (the “Excess”). Landlord shall not intentionally reduce Building Operating Expenses and Building Tax Expenses for the Base Year for the sole purpose of creating an artificially low Base Year.

4.4.1 Statement of Actual Building Direct Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant following the end of each Expense Year, a statement (the “Statement”) which shall state the Building Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of the Excess. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due or within thirty (30) days, whichever is later, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Excess,” as that term is defined in Section 4.4.2, below. If the amounts paid by Tenant during an Expense Year as Estimated Excess exceed the Excess for such Expense Year, then such difference shall be reimbursed by Landlord to Tenant, provided that any such reimbursement, at Landlord’s option, may be credited against the Additional Rent next coming due under this Lease unless the Lease Term has expired, in which event Landlord shall refund the appropriate amount to Tenant within thirty (30) days after the final determination is made. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Building Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall immediately pay to Landlord such amount. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

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4.4.2 Statement of Estimated Building Direct Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Building Direct Expenses for the then-current Expense Year shall be and the estimated excess (the “Estimated Excess”) as calculated by comparing the Building Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Building Direct Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due or within thirty (30) days following receipt of the Estimate Statement, whichever is later, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1 Tenant shall be liable for and shall pay thirty (30) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2 If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

4.5.3 Notwithstanding any contrary provision herein, Landlord may charge Tenant directly, and Tenant shall pay prior to delinquency as Additional Rent (and not as a part of Direct Expenses) any (i) gross receipts or other rent tax or sales tax, service tax, transfer tax or

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value added tax, business tax or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.6 Calculation and Payment of Capital Expenses. Notwithstanding any provision to the contrary contained in this Lease, Tenant shall pay to Landlord, on a monthly basis, as Additional Rent and in addition to Tenant’s payment of Tenant’s Share of Building Direct Expenses, an amount equal to Tenant’s Share of all Capital Expenses incurred by Landlord for any Expense Year following the Base Year; provided, however, any such Capital Expenses shall be amortized (including interest on the unamortized cost at an annual reasonable interest rate determined by Landlord) over its useful life as Landlord shall reasonably determine in accordance with sound real estate management and accounting principles, and Tenant shall only be obligated to pay Tenant’s Share of such amortized amount applicable to such Expense year; provided further, however, if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Operating Expenses, including, without limitation, energy related costs, and that such projected savings will, on an annual basis (“Projected Annual Savings”), exceed the annual amortization therefor, then and in such event the amount of amortization for such capital expenditure shall be increased to an amount equal to the Projected Annual Savings; and in such circumstance, the increased amortization (in the amount of the Projected Annual Savings) shall be made for such period of time as it would take to fully amortize the cost of the item in question, together with interest thereon at the interest rate as aforesaid in equal monthly payments, each in the amount of 1/12th of the Projected Annual Savings, with such payment to be applied first to interest and the balance to principal. The amount of Capital Expenses incurred by Landlord, as well as Tenant’s Share of such Capital Expenses, shall be set forth on each Statement and each Estimate Statement delivered by Landlord Tenant and Tenant shall pay Tenant’s Share of such Capital Expenses at the same time and in the same manner as Tenant shall pay Tenant’s Share of Building Direct Expenses. Any reconciliations, refunds and overpayments of Capital Expenses shall be made in the same manner as set forth in Sections 4.4.1 and 4.4.2 above for Building Direct Expenses

4.7 Audit Results. Following request by Tenant delivered to Landlord not more than sixty (60) days following the receipt of the Statement for any Expense Year, Landlord shall deliver to Tenant, to the extent previously prepared by Landlord, the results of any third-party internal audit upon which the Statement is based. In the event Tenant desires to discuss any particular line items in connection with the Direct Expenses, Landlord agrees to meet with Tenant to discuss such line items in good faith; provided, however, Tenant shall not have the right to review or otherwise audit Landlord’s books and records with respect to the Building or Project.

ARTICLE 5

USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

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5.2 Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or suffer or knowingly permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project, including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect. Tenant shall not knowingly do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project (the “Underlying Documents”), provided that Landlord hereby represents that general office use is not prohibited by the Underlying Documents. Tenant shall not cause or permit any “Hazardous Substance,” as that term is defined below, to be kept, maintained, used, stored, produced, generated or disposed of (into the sewage or waste disposal system or otherwise) on or in the Premises by Tenant or Tenant’s agents, employees, contractors, invitees, assignees or sublessees, without first obtaining Landlord’s written consent. Notwithstanding the foregoing, Tenant may use and store on the Premises normal and customary office supplies (in normal and customary amounts) that may contain Hazardous Substances, provided that all such supplies are used, stored and disposed of in accordance with all applicable Federal, State and local laws, regulations and ordinances related thereto. Tenant shall immediately notify, and shall direct Tenant’s agents, employees contractors, invitees, assignees and sublessees to immediately notify, Landlord of any incident in, on or about the Premises, the Building or the Project that would require the filing of a notice under any federal, state, local or quasi-governmental law (whether under common law, statute or otherwise), ordinance, decree, code, ruling, award, rule, regulation or guidance document now or hereafter enacted or promulgated, as amended from time to time, in any way relating to or regulating any Hazardous Substance. As used herein, “Hazardous Substance” means any substance which is toxic, ignitable, reactive, or corrosive and which is regulated by any local government, the State of California, or the United States government. “Hazardous Substance” includes any and all material or substances which are defined as “hazardous waste,” “extremely hazardous waste” or a “hazardous substance” pursuant to state, federal or local governmental law. “Hazardous Substance” also includes asbestos, polychlorobiphenyls (i.e., PCB’s) and petroleum.

5.3 Remediation of Hazardous Substance. Landlord agrees to remediate or encapsulate, at no cost to Tenant and not as an Operating Expense, any Hazardous Substance in the Project as of the Lease Commencement Date (i) to the extent such Hazardous Substance was not brought onto the Project by, or permitted to be brought onto the Project by, Tenant or a Tenant Party, and (ii) to the extent that Landlord’s failure to so remediate would be in violation of Applicable Laws and would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees, or would otherwise materially and adversely affect Tenant’s use of or access to the Premises.

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ARTICLE 6

SERVICES AND UTILITIES

6.1 Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1 Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating, ventilation and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises from 7:00 A.M. to 6:00 P.M. Monday through Friday, and on Saturdays from 8:00 A.M. to 1:00 P.M. (collectively, the “Building Hours”), except for the date of observation of New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other locally or nationally recognized holidays (collectively, the “Holidays”). Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.1.2 Landlord shall provide reasonably sufficient electricity to the Premises (including adequate electrical wiring and facilities for connection to Tenant’s lighting fixtures and incidental use equipment), provided that (i) the connected electrical load of the incidental use equipment does not exceed an average of two and one-half (2.5) watts per usable square foot of the Premises during the Building Hours, calculated on a monthly basis, and the electricity so furnished for incidental use equipment will be at a nominal one hundred twenty (120) volts and no electrical circuit for the supply of such incidental use equipment will require a current capacity exceeding twenty (20) amperes, and (ii) the connected electrical load of Tenant’s lighting fixtures does not exceed an average of three-fourths (3/4) of a watt per usable square foot of the Premises during the Building Hours, calculated on a monthly basis, and the electricity so furnished for Tenant’s lighting will be at a nominal one hundred twenty (120) volts. Landlord may, in Landlord’ sole discretion, at Landlord’s sole cost and expense (subject to the terms of Section 6.2, below, regarding Tenant’s excess consumption of electricity), install devices to separately sub-meter Tenant’s electrical use at the Premises, and in such event (a) commencing on January 1st of the calendar year immediately following the date upon which Landlord installs such electrical sub-meter (the “Sub-meter Commencement Date”) and continuing throughout the period during which Landlord maintains such electrical sub-meter, Tenant shall pay the cost of electrical service directly to Landlord as set forth below, (b) commencing on Sub-meter Commencement Date and continuing throughout the period during which Landlord maintains such electrical sub-meter, (x) the cost of electrical service shall be excluded from Operating Expenses, (y) Operating Expenses for the Base Year shall be deemed to be decreased by the cost of electrical service provided to the Building (the “Building Electrical Costs”) for the same period of time during the Base Year as such electrical sub-meter is maintained by Landlord during such subsequent Expense Year, and (z) Base Rent shall be reduced by an amount equal to the Building Electrical Costs as determined on a per rentable square foot basis, and (c) Landlord and Tenant shall execute an amendment to this Lease setting forth setting forth such revised terms pursuant to this Section 6.1.1. Bills for

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electricity shall be rendered at such time or times as Landlord may elect, but not more than once a month, and shall be payable by Tenant as Additional Rent (and not as an Operating Expense) within thirty (30) days of rendition thereof. Such electric bill shall include the sum of (A) the cost of electric service consumed in the Premises, and (B) Tenant’s Share of the electric service consumed by the Building Systems and in the Common Areas. The amount to be charged to Tenant by Landlord per KW and KWHR of electric service shall be the actual cost at which Landlord from time to time purchases such KW and KWHR of electricity utilized in the Building for the same period from the utility company calculated as set forth below without mark up, administrative fees or other additional costs. Such cost shall be determined by dividing the amount billed by the utility company for the KWs and KWHRs consumed in the Building during each respective billing period by the total number each of KWs and KWHRs consumed by the Building for such billing period as appearing on the utility company invoice. Tenant will design Tenant’s electrical system serving any equipment producing nonlinear electrical loads to accommodate such nonlinear electrical loads, including, but not limited to, oversizing neutral conductors, derating transformers and/or providing power-line filters. Engineering plans shall include a calculation of Tenant’s fully connected electrical design load with and without demand factors and shall indicate the number of watts of unmetered and submetered loads. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, kitchen, lavatory and toilet purposes in the Building Common Areas and the Premises.

6.1.4 Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, shall have one elevator available at all other times, including on the Holidays, except in the event of emergency, and shall provide nonexclusive, non-attended automatic passenger escalator service during Building Hours only.

6.1.5 Landlord shall provide nonexclusive freight elevator service subject to scheduling by Landlord.

6.1.6 Landlord shall provide customary weekday janitorial services to the Premises, except the date of observation of the Holidays, in and about the Premises and customary occasional window washing services, each in a manner consistent with other Class “A” office buildings located in the vicinity of the Project.

6.1.7 Subject to Landlord’s rules, regulations, and restrictions and the terms of this Lease, Landlord shall permit Tenant to utilize the existing Building risers, raceways, shafts and conduit to the extent Tenant’s requirements are consistent with the requirements of a typical general office user. To the extent that any such use (A) involves a service provider that does not have access to the Building as of the date of this Lease, (B) requires an existing service provider to provide a new or special service to the Building, or (C) involves providing connectivity between two or more floors of the Premises, or otherwise extends beyond the floors upon which the Premises are located, then Tenant shall pay as Additional Rent Landlord’s standard fee for the use of such Building risers, raceways, shafts and/or conduit. Tenant may only use vendors selected by Landlord to provide services to Tenant through the use of the Building risers, raceways, shafts and conduit.

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6.1.8 Landlord shall provide reasonable access-control services for the Building and in the Building parking facility in a manner materially consistent with the services provided by Landlord as of the date of this Lease. Notwithstanding the foregoing, Landlord shall in no case be liable for personal injury or property damage for any error with regard to the admission to or exclusion from the Building or Project of any person. Subject to applicable laws and the other provisions of this Lease, and except in the event of an emergency, Tenant shall have access to the Building, the Premises and the common areas of the Building, other than common areas requiring access with a Building engineer, twenty-four (24) hours per day, seven (7) days per week, every day of the year; provided, however, that Tenant shall only be permitted to have access to and use of the freight elevator, loading dock, mailroom and other limited-access areas of the Building during the normal operating hours of such portions of the Building.

Notwithstanding anything in this Lease to the contrary, if Landlord or any affiliate of Landlord has elected to qualify as a real estate investment trust (“REIT”), any service required or permitted to be performed by Landlord pursuant to this Lease, the charge or cost of which may be treated as impermissible tenant service income under the laws governing a REIT, may be performed by a taxable REIT subsidiary that is affiliated with either Landlord or Landlord’s property manager, an independent contractor of Landlord or Landlord’s property manager (the “Service Provider”), provided that the services to be provided by Landlord hereunder shall not be materially reduced or adversely affected, nor shall the costs to Tenant thereof increase. If Tenant is subject to a charge under this Lease for any such service, then, at Landlord’s direction, Tenant will pay such charge either to Landlord for further payment to the Service Provider or directly to the Service Provider, and, in either case, (i) Landlord will credit such payment against Additional Rent due from Tenant under this Lease for such service, and (ii) such payment to the Service Provider will not relieve Landlord from any obligation under the Lease concerning the provisions of such service.

6.2 Overstandard Tenant Use. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter (or sub-meter) any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of such additional metering (or sub-metering) devices. In addition, in the event that there is located in the Premises a data center containing high density computing equipment, as defined in the U.S. EPA’s Energy Star® rating system (“Energy Star”), Landlord may require the installation in accordance with Energy Star of separate metering or check metering equipment, in which event (i) Tenant shall pay the costs of any such meter or check meter directly to Landlord, on demand, including the installation and connectivity thereof, (ii) Tenant shall directly pay to the utility provider all electric consumption on any meter, and (iii) Tenant shall pay to Landlord, as Additional Rent, all electric consumption on any check meter within thirty (30)

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days after being billed thereof by Landlord, in addition to other electric charges payable by Tenant under the Lease. In the event that Tenant purchases any utility service directly from the provider, Tenant shall promptly provide to Landlord either permission to access Tenant’s usage information from the utility service provider or copies of the utility bills for Tenant’s usage of such services in a format reasonably acceptable to Landlord. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and subject to the terms of Section 29.32, below, Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises, without the prior written consent of Landlord. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at such hourly cost to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time establish. Landlord shall have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance. If Tenant requests any such additional services, then Tenant shall pay to Landlord the cost of such additional services, including Landlord’s standard fee for its involvement with such additional services, promptly upon being billed for same.

6.3 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.4 Supplemental HVAC Unit. Upon receipt of Landlord’s consent, which consent shall not be unreasonably withheld, Tenant may install supplemental HVAC systems in the Premises. Subject to Landlord’s prior approval of Tenant’s plans and specifications, which approval will not be unreasonably withheld, and subject to availability, Tenant shall be allowed continuous access to, and reasonable use of, the condenser water of the Building and the condenser water loop of the Building’s mechanical HVAC system, at Landlord’s standard charge. Tenant agrees to perform such work in compliance with Article 8 of this Lease and to reimburse Landlord for any actual and reasonable costs incurred by Landlord in connection with such installation and use. Notwithstanding any contrary terms contained in this Section 6.4, Landlord and Tenant hereby agree that it shall be deemed reasonable for Landlord to withhold its consent to the installation of

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any such supplemental HVAC systems if, in Landlord’s reasonable opinion, such installation would require the use by Tenant of more than Tenant’s pro-rata share of the condenser water of the Building.

ARTICLE 7

REPAIRS

Landlord shall at all times during the Lease Term maintain in good condition and operating order the structural portions of the Building, including, without limitation, the foundation, floor slabs, ceilings, roof, columns, beams, shafts, stairs, stairwells, escalators, elevators, base building restrooms and all Common Areas (collectively, the “Building Structure”), and the Base Building mechanical, electrical, life safety, plumbing, sprinkler and HVAC systems installed or furnished by Landlord (collectively, the “Building Systems”). Except as specifically set forth in this Lease to the contrary, Tenant shall not be required to repair, alter or improve the Building Structure, Common Areas (including parking areas) and/or the Building Systems except to the extent required because of Tenant’s use of the Premises for other than normal and customary business office operations. Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures and furnishings therein, and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior approval of Landlord which shall not be unreasonably withheld, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, if Tenant fails to repair any of the foregoing within ten (10) business days following notice from Landlord (or such longer period of time as is reasonably necessary to commence and diligently complete such repair), then Landlord shall have the exclusive right, at Landlord’s option, but not the obligation, to make such repairs and replacements, and Tenant shall pay to Landlord the reasonable cost thereof, including Landlord’s standard fee for its involvement with such repairs and replacements, promptly upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree, provided that Landlord shall use commercially reasonable efforts to minimize interference with the conduct of Tenant’s business in connection with such entries into the Premises. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Tenant may not make or suffer to be made any improvements, alterations, additions, changes, or repairs (pursuant to Article 7 or otherwise) to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the

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Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant in accordance with the terms and conditions of this Article 8, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days’ notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations (i) do not affect the Building Structure, Building Systems or equipment, (ii) are not visible from the exterior of the Building, (iii) do not require a building or construction permit, and (iv) cost less than $120,000.00 for a particular job of work (“Cosmetic Alterations”) as well as repairs to the Premises that meet the above criteria. For purposes of determining the cost of an Alteration, work done in phases or stages shall be considered part of the same Alteration, and any Alteration shall be deemed to include all trades and materials involved in accomplishing a particular result. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2 Manner of Construction. Prior to the commencement of construction of any Alterations or repairs, Tenant shall submit to Landlord, for Landlord’s review and approval in its reasonable discretion, four (4) copies signed by Tenant of all plans, specifications and working drawings relating thereto, if the same are normally prepared by office tenants with respect to the Alteration or repair being proposed. Landlord shall respond to Tenant’s request for approval within ten (10) business days following receipt of Tenant’s submission. Tenant, at its sole cost and expense, shall retain an architect/space planner selected by Tenant and reasonably approved by Landlord, to prepare such plans, specifications and working drawings; provided that, Tenant shall also retain the engineering consultants from a list provided by Landlord to prepare all plans and engineering working drawings, if any, relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety and sprinkler work of the Alterations. Tenant shall be required to include in its contracts with the architect and the engineers a provision which requires ownership of all architectural and engineering drawings to be transferred to Tenant upon the substantial completion of the Alteration and Tenant hereby grants to Landlord a non-exclusive right to use such drawings, including, without limitation, a right to make copies thereof. Tenant shall cause each architect/space planner and engineer retained by Tenant to follow Landlord’s standard construction administration procedures and to utilize the standard specifications and details for the Building, all as promulgated by Landlord from time to time. Tenant and Tenant’s architect/space planner shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the “Base Building” plans, and Tenant and Tenant’s architect/space planner shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. In addition, at Landlord’s option, Landlord may submit Tenant’s plans, specifications and working drawings to a third-party architect and/or engineer, selected by Landlord, for their review, at Tenant’s sole cost and expense. Landlord’s review of plans, specifications and working drawings as set forth in this Section 8.2, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, compliance with applicable building codes or other like matters. Accordingly, notwithstanding that any plans, specifications or working drawings are reviewed by Landlord or its space planner, architect,

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engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the plans, specifications and working drawings for the Alterations, and Tenant’s waiver and indemnity set forth in Section 10.1 of this Lease, below, shall specifically apply to the plans, specifications and working drawings for the Alterations. Following Landlord’s approval in its reasonable discretion of all plans, specifications and working drawings for the Alterations, a contractor to construct the Alterations shall be selected by Tenant and reasonably approved by Landlord. Tenant shall provide to Landlord an itemized statement of costs, as set forth in the proposed contract with such contractor (the “Alteration Contract”), which costs form a basis for the amount of the Alteration Contract. In the event Tenant requests any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, at Tenant’s expense, make such changes to the Base Building. As used in this Lease, the “Base Building” shall mean the Building Structure and the Building Systems. The term “Base Building,” as used in this Lease, shall not be deemed to have the same meaning as the term “Base, Shell and Core,” as the same is defined in Section 1 of the Tenant Work Letter. In performing the work of any Alterations for which Tenant is responsible, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. In addition, any Alteration that requires the use of Building risers, raceways, shafts and/or conduits, shall be subject to Landlord’s reasonable rules, regulations, and restrictions, including the requirement that any cabling vender must be selected from a list provided by Landlord, and that the amount and location of any such cabling must be reasonably approved by Landlord. All subcontractors, laborers, materialmen, and suppliers used or selected by Tenant shall be subject to the reasonable approval of Landlord. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Project is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager (i) a reproducible copy of the “as built” drawings of the Alterations (provided that in the event that “as built” drawings are not reasonably available, Tenant shall be permitted to provide a copy of the approved drawings for the Alterations, marked with field modifications), (ii) a computer disc containing the same (to the extent reasonably available), and (iii) all permits, approvals and other documents issued by any governmental agency in connection with the Alterations. Notwithstanding anything set forth in this Article 8 to the contrary, construction of an Alteration shall not commence until (a) the Alteration Contract has been fully executed and delivered to Landlord, and (b) Tenant has procured, and delivered to Landlord a copy of, all applicable permits. If Landlord fails to approve or disapprove any request for consent made by Tenant under Section 8.1 or 8.2 within ten (10) business days, then Tenant may send Landlord a reminder notice setting forth such failure (which reminder notice shall include a copy of such initial request) and containing the following sentence at the top of such notice in bold, capitalized font at least twelve (12) points in size: “LANDLORD’S FAILURE TO RESPOND TO THIS NOTICE WITHIN FIVE (5)

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BUSINESS DAYS SHALL RESULT IN LANDLORD’S DEEMED APPROVAL OF TENANT’S REQUEST FOR APPROVAL OF AN ALTERATION” (the “Alterations Consent Request Reminder Notice”). If Landlord fails to respond with its approval or disapproval within five (5) business days after its receipt of the Alterations Consent Request Reminder Notice, then Tenant’s request for Landlord’s approval of an Alteration made pursuant to Section 8.1 or 8.2 shall be deemed approved by Landlord.

8.3 Payment for Improvements. Tenant shall pay all costs related to the construction of the Alterations, including, without limitation, the following items and costs: (i) all reasonable out-of-pocket amounts actually paid by Landlord to any architect/space planner, engineer, consultant, contractor, subcontractor, mechanic, materialman or other person, whether retained by Landlord or Tenant, in connection with the Alterations, and all fees incurred by, and the actual cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of all plans, specifications and working drawings for the Alterations; (ii) all plan check, permit and license fees relating to construction of the Alterations; (iii) the cost of any changes in the Base Building when such changes are required by any plans, specifications or working drawings for the Alterations (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all reasonable third party architectural and/or engineering fees and expenses incurred by Landlord in connection therewith; (iv) the cost of any changes to the plans, specifications and working drawings for the Alterations or to the Alterations themselves required by all applicable zoning and building codes and other laws and paid by Landlord; (v) sales and use taxes and Title 24 fees imposed on, assessed against or paid by Landlord; (vi) Landlord’s standard supervision fee for its involvement with such Alterations, which supervision fee shall be equal to three percent (3%) of the costs of each such Alteration; and (vii) Tenant shall pay or reimburse Landlord within thirty (30) days after receipt of an invoice for any and all reasonable out-of-pocket third party and expenses actually incurred by Landlord in connection with the construction of the Alterations.

8.4 Construction Insurance. In the event that any Alterations are made pursuant to this Article 8, prior to the commencement of such Alterations, Tenant shall provide Landlord with certificates of insurance evidencing compliance with the requirements of Section 10.14 of this Lease, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its reasonable discretion based on Tenant’s then financial wherewithal, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee, provided that as long as the Tenant is the Original Tenant or a Permitted Transferee Assignee, no such additional security shall be required if the financial wherewithal of Original Tenant or Permitted Transferee Assignee, as applicable, is not less than the financial wherewithal of Original Tenant on the date of this Lease.

8.5 Landlord’s Property. Except as otherwise expressly provided in this Lease, (including without limitation such furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, which items shall remain the property of Tenant), 11 Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant

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and shall be and become the property of Landlord; provided, however, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Alterations or improvements and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to their condition existing prior to the installation of such Alterations or improvements or, at Landlord’s election, to a building standard tenant improved condition as determined by Landlord; provided; however, that notwithstanding the foregoing, upon request by Tenant at the time of Tenant’s request for Landlord’s consent to any Alteration or improvement, Landlord shall notify Tenant whether the applicable Alteration or improvement will be required to be removed pursuant to the terms of this Section 8.5. If Tenant fails to complete any required removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises and return the affected portion of the Premises to their condition existing prior to the installation of such Alterations or improvements or, if elected by Landlord, to a building standard tenant improved condition as determined by Landlord, prior to the expiration or earlier termination of this Lease, then Rent shall continue to accrue under this Lease in accordance with Article 16, below, after the end of the Lease Term until such work shall be completed, and Landlord shall have the right, but not the obligation, to perform such work and to charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien, including but not limited to, court costs and reasonable attorneys’ fees, in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any work on the Premises which may give rise to a lien on the Premises, Building or Project (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable within five (5) business days following Tenant’s receipt of written demand, together with reasonable evidence thereof, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.

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ARTICLE 10

INDEMNITY AND INSURANCE

10.1 Tenant’s Indemnity.

10.1.1 Indemnity. To the maximum extent permitted by law, Tenant waives any right to contribution against the “Landlord Parties,” as that term is defined in Section 10.13, below, and agrees to indemnify and save harmless the Landlord Parties from and against all claims of whatever nature arising from or claimed to have arisen from (i) any negligence or willful misconduct of the “Tenant Parties,” as that term is defined in Section 10.13, below, occurring in the Building or Project; (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in or about the Premises from the earlier of (A) the date on which any Tenant Party first enters the Premises for any reason or (B) the Lease Commencement Date, and thereafter throughout and until the end of the Lease Term and after the end of the Lease Term for as long as any of “Tenant’s Property” (as defined in Section 10.4, below) remains in the Premises, or Tenant or anyone acting by, through or under Tenant may use, be in occupancy of any part of, or have access to the Premises or any portion thereof; or (iii) any breach of this Lease by Tenant. Tenant shall pay such indemnified amounts incurred by the Landlord Parties within thirty (30) days after written notice that such amounts were so incurred, together with reasonable evidence thereof. This indemnification shall not be construed to deny or reduce any other rights or obligations of indemnity that a Landlord Party may have under this Lease or the common law. Notwithstanding anything contained herein to the contrary, Tenant shall not be obligated to indemnify a Landlord Party for any claims to the extent that such Landlord Party’s damages in fact result from such Landlord Party’s gross negligence or willful misconduct.

10.1.2 Intentionally Omitted.

10.1.3 No limitation. The indemnification obligations under this Section shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant or any subtenant or other occupant of the Premises under workers’ compensation acts, disability benefit acts, or other employee benefit acts. Tenant waives any immunity from or limitation on its indemnity or contribution liability to the Landlord Parties based upon such acts.

10.1.4 Subtenants and other occupants. Tenant shall require its subtenants and licensees to provide similar indemnities to the Landlord Parties in a form reasonably acceptable to Landlord.

10.1.5 Survival. The terms of this section shall survive any termination or expiration of this Lease.

10.1.6 Costs. The foregoing indemnity and hold harmless agreement shall include indemnity for all costs, expenses and liabilities (including, without limitation, attorneys’ fees and disbursements) incurred by the Landlord Parties in connection with any such claim or any

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action or proceeding brought thereon, and the defense thereof. In addition, in the event that any action or proceeding shall be brought against one or more Landlord Parties by reason of any such claim, Tenant, upon request from the Landlord Party, shall resist and defend such action or proceeding on behalf of the Landlord Party by counsel appointed by Tenant’s insurer (if such claim is covered by insurance without reservation) or otherwise by counsel reasonably satisfactory to the Landlord Party. The Landlord Parties shall not be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of such Landlord Parties.

10.2 Tenant’s Risk. Tenant agrees to use and occupy the Premises, and to use such other portions of the Building and the Project as Tenant is given the right to use by this Lease at Tenant’s own risk. The Landlord Parties shall not be liable to the Tenant Parties for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to a Tenant Party’s business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Building or the Project, any fire, robbery, theft, mysterious disappearance, or any other crime or casualty, any cyber attack affecting the Building systems or any computer systems in the Premises or the Building, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building or the Project, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building or the Project, or from drains, pipes or plumbing fixtures in the Building or the Project. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of the Tenant Party, and neither the Landlord Parties nor their insurers shall in any manner be held responsible therefor. The Landlord Parties shall not be responsible or liable to a Tenant Party, or to those claiming by, through or under a Tenant Party, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building or otherwise. Notwithstanding the foregoing, the Landlord Parties shall not be released from liability for any injury, loss, damages or liability to the extent arising from any gross negligence or willful misconduct of the Landlord Parties on or about the Premises; provided, however, in no event shall the Landlord Parties have any liability to a Tenant Party based on any loss with respect to or interruption in the operation of Tenant’s business. The provisions of this section shall be applicable until the expiration or earlier termination of the Lease Term, and during such further period as any of Tenant’s Property remains in the Premises, or Tenant or anyone acting by, through or under Tenant may use, be in occupancy of any part of, or have access to the Premises or of the Building.

10.3 Tenant’s Commercial General Liability Insurance. Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Lease Commencement Date throughout the Lease Term of this Lease, and thereafter for so long as any of Tenant’s Property remains on the Premises, or Tenant or anyone acting by, through or under Tenant may use, be in occupancy of any part of, or have access to any part of the Premises or any portion thereof, a policy of commercial general liability insurance, on an occurrence basis, issued on a form at least as broad as Insurance Services Office (“ISO”) Commercial General Liability Coverage “occurrence” form CG 00 01 10 01 or another ISO Commercial General Liability “occurrence” form providing equivalent coverage. Such insurance shall include contractual liability coverage, specifically covering but not limited to the indemnification obligations undertaken by Tenant in this Lease. The minimum limits of liability of such insurance shall be $5,000,000.00 per occurrence, which may be satisfied through a

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combination of primary and excess/umbrella insurance. In addition, in the event Tenant hosts a function in the Premises, Tenant agrees to obtain, and cause any persons or parties providing services for such function to obtain, the appropriate insurance coverages as determined by Landlord (including liquor liability coverage, if applicable) and provide Landlord with evidence of the same.

10.4 Tenant’s Property Insurance. Tenant shall maintain at all times during the Lease Term, and during such earlier or later time as Tenant may be performing work in or to the Premises or have property, fixtures, furniture, equipment, machinery, goods, supplies, wares or merchandise on the Premises, and continuing thereafter so long as any of Tenant’s Property remains in the Premises, or Tenant, or anyone acting by, through or under Tenant may use, be in occupancy of or have access to, any part of the Premises, business interruption insurance and insurance against loss or damage covered by the so-called “all risk” or equivalent type insurance coverage with respect to (i) Tenant’s property, fixtures, furniture, equipment, machinery, goods, supplies, wares and merchandise, and other property of Tenant located at the Premises, (ii) (ii) the “Tenant Improvements,” as that term is defined in the Tenant Work Letter, and any other additions, alterations and improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the “Original Improvements”), and all alterations, improvements and other modifications made by or on behalf of the Tenant in the Premises, (iii) other property of Tenant located at the Premises, and (iv) any property of third parties, including but not limited to leased or rented property, in the Premises in Tenant’s care, custody, use or control, provided that such insurance in the case of (iv) may be maintained by such third parties,(the foregoing items in (i), (ii) and (iv), collectively “Tenant’s Property”). The business interruption insurance required by this section shall be in minimum amounts typically earned by prudent tenants engaged in similar operations, but in no event shall be in an amount less than the Base Rent then in effect during any Lease Year, plus any Additional Rent due and payable for the immediately preceding Lease Year. The “all risk” insurance required by this section shall be in an amount at least equal to the full replacement cost of Tenant’s Property. In addition, during such time as Tenant is performing work in or to the Premises, Tenant, at Tenant’s expense, shall also maintain, or shall cause its contractor(s) to maintain, course of construction insurance for the full insurable value of such work. Landlord and such additional persons or entities as Landlord may reasonably request shall be named as loss payees, as their interests may appear, on the policy or policies required by this section for all Tenant Improvements, Original Improvements and Alterations, except for insurance maintained by third parties as provided in (iv) above. In the event of loss or damage covered by the “all risk” insurance required by this section, the responsibilities for repairing or restoring the loss or damage shall be determined in accordance with Article 11 of this Lease, below. To the extent that Landlord is obligated to pay for the repair or restoration of the loss or damage covered by the policy, Landlord shall be paid the proceeds of the “all risk” insurance covering the loss or damage. To the extent Tenant is obligated to pay for the repair or restoration of the loss or damage, covered by the policy, Tenant shall be paid the proceeds of the “all risk” insurance covering the loss or damage. If both Landlord and Tenant are obligated to pay for the repair or restoration of the loss or damage covered by the policy, the insurance proceeds shall be paid to each of them in the pro rata proportion of their obligations to repair or restore the loss or damage. If the loss or damage is not repaired or restored (for example, if the Lease is terminated pursuant to Section 11.2 of this Lease, below), the insurance proceeds shall be paid to Landlord and Tenant in the pro rata proportion of their relative contributions to the cost of the leasehold improvements covered by the policy.

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10.5 Tenant’s Other Insurance. Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Lease Commencement Date, and thereafter throughout the end of the Lease Term, and after the end of the Lease Term for so long after the end of the Lease Term any of Tenant’s Property remains in the Premises or as long as Tenant or anyone acting by, through or under Tenant may use, be in occupancy of, or have access to the Premises or any portion thereof (1) automobile liability insurance (covering any automobiles owned or operated by Tenant at the Project); (2) worker’s compensation insurance as required by Applicable Laws; and (3) employer’s liability insurance. Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such employer’s liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.

10.6 Requirements For Insurance. All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies that are admitted to do business, and are in good standing, in the jurisdiction in which the Premises are located and that have a rating of at least “A” and are within a financial size category of not less than “Class X” in the most current Best’s Key Rating Guide or such similar rating as may be reasonably selected by Landlord. All such insurance shall: (1) be reasonably acceptable in form and content to Landlord; and (2) contain a clause requiring the insurer to provide Landlord thirty (30) days’ prior written notice of cancellation or failure to renew (ten (10) days prior notice of cancellation for nonpayment of premium). All commercial general liability, excess/umbrella liability and automobile liability insurance policies shall be primary and noncontributory. No such policy shall contain any self-insured retention greater than $25,000.00 for property insurance and $25,000.00 for commercial general liability insurance. Any deductibles and such self-insured retentions shall be deemed to be “insurance” for purposes of the waiver in Section 10.13 of this Lease, below. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts of insurance based on such limits as are customarily carried with respect to similar properties in the area in which the Premises are located. The minimum amounts of insurance required by this Lease shall not be reduced by the payment of claims or for any other reason. In the event Tenant shall fail to obtain or maintain any insurance meeting the requirements of this Article, or to deliver such policies or certificates as required by this Article, Landlord may, at its option, on five (5) days notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.7 Additional Insureds. The commercial general liability and auto insurance earned by Tenant pursuant to this Lease, and any additional liability insurance carried by Tenant pursuant to Section 10.3 of this Lease, above or any other provision of this Lease, shall name Landlord, Landlord’s managing agent, and such other persons as Landlord may reasonably request from time to time as additional insureds (collectively “Additional Insureds”) with respect to liability arising out of or related to this Lease or the operations of Tenant. Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. For the avoidance of doubt, each primary policy and each excess/umbrella policy through which Tenant satisfies its obligations under this Section must provide coverage to the Additional Insureds that is primary and non-contributory.

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10.8 Certificates Of Insurance. On or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Lease Commencement Date, Tenant shall furnish Landlord with certificates evidencing the insurance coverage required by this Lease, and renewal certificates shall be furnished to Landlord at least annually thereafter, and at least seven (7) days prior to the expiration date of each policy for which a certificate was furnished. (Acceptable forms of such certificates for liability and property insurance, respectively, are attached hereto as Exhibit G, however other forms of certificates may satisfy the requirements of this Section.) Failure by the Tenant to provide the certificates or letters required by this Section shall not be deemed to be a waiver of the requirements in this Section. Upon request by Landlord, a true and complete copy of any insurance policy required by this Lease shall be delivered to Landlord within ten (10) business days following Landlord’s request.

10.9 Subtenants And Other Occupants. Tenant shall require its subtenants and other licensees to provide written documentation evidencing the obligation of such subtenant or licensee to indemnify the Landlord Parties to the same extent that Tenant is required to indemnify the Landlord Parties pursuant to Section 10.1 of this Lease, above, and to maintain insurance that meets the requirements of this Article, and otherwise to comply with the requirements of this Article, provided that the terms of this Section 10.9 shall not relieve Tenant of any of its obligations to comply with the requirements of this Article. Tenant shall require all such subtenants and licensees to supply certificates of insurance evidencing that the insurance requirements of this Article have been met and shall forward such certificates to Landlord on or before the earlier of (i) the date on which the subtenant first enters the Premises or (ii) the commencement of the sublease. Tenant shall be responsible for identifying and remedying any deficiencies in such certificates or policy provisions.

10.10 No Violation Of Building Policies. Tenant shall not commit or permit any violation of the policies of fire, boiler, sprinkler, water damage or other insurance covering the Project and/or the fixtures, equipment and property therein carried by Landlord, or do or permit anything to be done, or keep or permit anything to be kept, in the Premises, which in case of any of the foregoing (i) would result in termination of any such policies, (ii) would adversely affect Landlord’s right of recovery under any of such policies, or (iii) would result in reputable and independent insurance companies refusing to insure the Project or the property of Landlord in amounts reasonably satisfactory to Landlord.

10.11 Tenant To Pay Premium Increases. If, because of anything done, caused or permitted to be done, or omitted by Tenant (or its subtenant or other occupants of the Premises), the rates for liability, fire, boiler, sprinkler, water damage or other insurance on the Project or on the property and equipment of Landlord or any other tenant or subtenant in the Building shall be higher than they otherwise would be, Tenant shall reimburse Landlord and/or the other tenants and subtenants in the Building for the additional insurance premiums thereafter paid by Landlord or by any of the other tenants and subtenants in the Building which shall have been charged because of the aforesaid reasons, such reimbursement to be made from time to time on Landlord’s demand.

10.12 Landlord’s Insurance.

10.12.1 Required insurance. Landlord shall maintain insurance against loss or damage with respect to the Building on an “all risk” or equivalent type insurance form, with

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customary exceptions, subject to such deductibles and self-insured retentions as Landlord may reasonably determine, in an amount equal to at least the replacement value of the Building. The cost of such insurance shall be treated as a part of Operating Expenses. Such insurance shall be maintained with an insurance company selected by Landlord. Payment for losses thereunder shall be made solely to Landlord.

10.12.2 Optional insurance. Landlord may maintain such additional insurance with respect to the Building and the Project, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect. Landlord may also maintain such other insurance as may from time to time be required by a “Mortgagee,” as that term is defined in Section 18.2 of this Lease, below. The cost of all such additional insurance shall also be part of the Operating Expenses, subject to the limitations set forth in Article 4 above.

10.12.3 Blanket and self-insurance. Any or all of Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties, or by Landlord or any affiliate of Landlord under a program of self-insurance, and in such event Operating Expenses shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Building.

10.12.4 No obligation. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, Tenant’s Property, including any such property or work of tenant’s subtenants or occupants. Landlord will also have no obligation to carry insurance against, nor be responsible for, any loss suffered by Tenant, subtenants or other occupants due to interruption of Tenant’s or any subtenant’s or occupant’s business.

10.13 Waiver Of Subrogation. To the fullest extent permitted by law, and notwithstanding any term or provision of this Lease to the contrary, the parties hereto waive and release any and all rights of recovery against the other, and agree not to seek to recover from the other or to make any claim against the other, and in the case of Landlord, against all Tenant Parties, and in the case of Tenant, against all Landlord Parties, for any loss or damage incurred by the waiving/releasing party to the extent such loss or damage is insured under any insurance policy required by this Lease or which would have been so insured had the party carried the insurance it was required to carry hereunder. For purposes of this Section 10.13, each party shall be deemed insured with respect to any deductibles under such party’s insurance policy. Tenant shall obtain from its subtenants and licensees a similar waiver and release of claims against any or all of Tenant or Landlord. The insurance policies required by this Lease shall contain no provision that would invalidate or restrict the parties’ waiver and release of the rights of recovery in this section. The parties hereto covenant that no insurer shall hold any right of subrogation against the parties hereto by virtue of such insurance policy. Neither party’s rights and benefits under this Section 10.13 shall be impaired or diminished by a deficiency in insurance proceeds caused by (i) a party’s failure to carry the insurance required by this Lease or Landlord’s election to self-insure, or (ii) a party’s election to carry insurance in an amount less than 100% of replacement cost.

The term “Landlord Party” or “Landlord Parties” shall mean Landlord, any affiliate of Landlord, Landlord’s managing agents for the Building, each Mortgagee, each ground lessor, and each of their respective direct or indirect partners, officers, shareholders, directors,

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members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents or representatives. For the purposes of this Lease, the term “Tenant Party” or “Tenant Parties” shall mean Tenant, any affiliate of Tenant, any permitted subtenant or any other permitted occupant of the Premises, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives.

10.14 Tenant’s Work. During such times as Tenant is performing work or having work or services performed in or to the Premises, Tenant shall require its contractors, and their subcontractors of all tiers, to obtain and maintain commercial general liability, automobile, workers compensation, employer’s liability, course of construction, and equipment/property insurance in such amounts and on such terms as are customarily required of such contractors and subcontractors on similar projects. The amounts and terms of all such insurance are subject to Landlord’s written approval, which approval shall not be unreasonably withheld. The commercial general liability and auto insurance carried by Tenant’s contractors and their subcontractors of all tiers pursuant to this section shall name the Additional Insured as additional insureds with respect to liability arising out of or related to their work or services. Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. Tenant shall obtain and submit to Landlord, prior to the earlier of (i) the entry onto the Premises by such contractors or subcontractors or (ii) commencement of the work or services, certificates of insurance evidencing compliance with the requirements of this section.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas necessary to Tenant’s use of or access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under item (ii) of Section 10.4 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements and any other improvements, alterations and additions covered by such insurance installed in the Premises and shall return such Tenant Improvements and Original Improvements and other improvements, alterations and additions to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord

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from Tenant’s insurance carrier for the same, as assigned by Tenant, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements and the Original Improvements and other improvements, modifications and additions installed in the Premises and shall return such Tenant Improvements and Original Improvements and other improvements, modifications and additions to their original condition. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided, however, if such fire or other casualty shall have damaged the Premises or a portion thereof or Common Areas necessary to Tenant’s occupancy, then Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent and in the proportion that the Premises or such portion thereof are unfit for occupancy for the purposes permitted under this Lease, and are not occupied by Tenant as a result thereof. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant’s right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

11.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, provided that Landlord terminates the leases of all tenants of the Building whose premises are similarly damaged by the casualty (to the extent Landlord retains such right pursuant to the terms of the applicable tenants’ leases), and one or more of the following conditions is present: (i) in the reasonable opinion of Landlord’s contractor, repairs cannot reasonably be completed within two hundred seventy (270) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or more than $1,000,000.00 thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) at least $1,000,000.00 of the cost to repair the damage is not covered by Landlord’s insurance policies or that portion of the proceeds from Landlord’s insurance policies allocable to the Building or the Project, as the case may be; (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally and as a result, the Premises, or a reasonable substitute for the Premises in the Building, will not exist; or (v) the damage occurs during the last twelve (12) months of the Lease Term; provided, however, that if such fire or other casualty shall have damaged the Premises or a portion thereof or Common Areas necessary to Tenant’s occupancy and as a result of such damage the Premises are unfit for occupancy, and provided that Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and either (a) the repairs cannot, in the reasonable opinion of Landlord’s contractor, be

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completed within two hundred seventy (270) days after being commenced, or (b) the damage occurs during the last twelve months of the Lease Term and will reasonably require in excess of ninety (90) days to repair, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment. No payment of Rent by Tenant after a breach by Landlord shall be deemed a waiver of any breach by Landlord.

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ARTICLE 13

CONDEMNATION

If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if all reasonable access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to individually as a “Transfer,” and, collectively, as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the

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proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including an estimated calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord’s standard Transfer documents in connection with the documentation of such Transfer (subject to Tenant’s and the Transferee’s reasonable comments thereto), (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space (provided that Tenant and any Transferee shall have the right to condition such delivery upon the execution by Landlord of a commercially reasonable non-disclosure agreement), and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, in an aggregate amount not to exceed Two Thousand Five Hundred Dollars ($2,500.00) within thirty (30) days after written request by Landlord together with invoices therefor.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Landlord shall respond to any Transfer Notice within fifteen (15) days following receipt of a complete Tenant’s Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, as determined in Landlord’s reasonable judgment:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

14.2.4 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

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14.2.5 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

14.2.6 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent (provided, however, that Landlord may not withhold its consent to an assignment or a sublease pursuant to the terms of this Section 14.2.6(i) to the extent Landlord cannot meet such occupant’s space needs), or (ii) is negotiating or has negotiated with Landlord at any time during the preceding six (6) month period to lease comparable space in the Project, or (iii) Landlord is currently meeting with (or has previously met with at any time during the preceding six (6) month period) the proposed Transferee to tour comparable space in the Project;

14.2.7 In Landlord’s reasonable judgment, the use of the Premises by the proposed Transferee would not be comparable to the types of office use by other tenants in the Project, would entail any alterations which would lessen the value of the tenant improvements in the Premises, would result in more than a reasonable density of occupants per square foot of the Premises, would increase the burden on elevators or other Building systems or equipment over the burden thereon prior to the proposed Transfer, or would require increased services by Landlord; or

14.2.8 Any part of the rent payable under the proposed Transfer shall be based in whole or in part on the income or profits derived from the Subject Space or if any proposed Transfer shall potentially have any adverse effect on the real estate investment trust qualification requirements applicable to Landlord and its affiliates.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be materially more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a declaratory judgment and an injunction for the relief sought, and Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any successor statute, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee. Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant’s proposed subtenant or assignee) who claim they were damaged by Landlord’s wrongful withholding or conditioning of Landlord’s consent.

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14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent reasonably provided to the Transferee in connection with the Transfer (provided that such free rent shall be deducted only to the extent the same is included in the calculation of total consideration payable by such Transferee), and (iii) any brokerage commissions in connection with the Transfer and (iv) legal fees reasonably incurred in connection with the Transfer (collectively, “Tenant’s Subleasing Costs”). “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. Tenant shall make a reasonable determination of the amount of Landlord’s applicable share of the Transfer Premium on a monthly basis as rent or other consideration is paid by Transferee to Tenant under the Transfer. For purposes of calculating the Transfer Premium on a monthly basis, Tenant’s Subleasing Costs shall be deemed to be expended by Tenant in equal monthly amounts over the entire term of the Transfer.

14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within fifteen (15) business days after receipt of any Transfer Notice which proposes to assign this Lease or to sublet any full floor of the Premises, to (i) recapture the Subject Space, or (ii) take an assignment or sublease of the Subject Space from Tenant; provided, however, at any time prior to the fifth (5th) anniversary of the Lease Commencement Date, Tenant may sublease up to twenty-five percent (25%) of the Premises without triggering Landlord’s rights under this Section 14.4. Such recapture or sublease or assignment notice, shall cancel and terminate this Lease, or create a sublease or assignment, as the case may be, with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, then (i) the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises; and (ii) this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner, to recapture, sublease or take an assignment of the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Article 14.

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14.5 Effect of Transfer. If Landlord consents to a Transfer, then (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified; (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee; (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form and content reasonably acceptable to Landlord, including, without limitation, at Landlord’s option, a “Transfer Agreement,” as that term is defined in this Section 14.5, below; (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an officer of Tenant, setting forth in detail the estimated computation of any Transfer Premium Tenant has derived and shall derive from such Transfer; and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space, and, in the event of a Transfer of Tenant’s entire interest in this Lease, the liability of Tenant and such Transferee shall be joint and several. Landlord or its authorized representatives shall have the right at all reasonable times upon ten (10) business days’ notice to Tenant to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof, subject to Landlord’s agreement to commercially reasonable non-disclosure terms relating to the same. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord’s reasonable out of pocket costs of such audit, not to exceed $2,500.00. Notwithstanding anything to the contrary contained in this Article 14, Landlord, at its option in its sole and absolute discretion, may require, as a condition to the validity of any Transfer, that both Tenant and such Transferee enter into a separate commercially reasonable written agreement directly with Landlord (a “Transfer Agreement”), which Transfer Agreement, among other things, shall create privity of contract between Landlord and such Transferee with respect to the provisions of this Article 14, and shall contain such terms and provisions as Landlord may reasonably require, including, without limitation, the following: (A) such Transferee’s agreement to be bound by all the obligations of Tenant under this Lease (including, but not limited to, Tenant’s obligation to pay Rent), provided that, in the event of a Transfer of less than the entire Premises, the obligations to which such Transferee shall agree to be so bound shall be prorated on a basis of the number of rentable square feet of the Subject Space in proportion to the number of square feet in the Premises; (B) such Transferee’s acknowledgment of, and agreement that such Transfer shall be subordinate and subject to, Landlord’s rights under Section 19.3 of this Lease; and (C) Tenant’s and such Transferee’s recognition of and agreement to be bound by all the terms and provisions of this Article 14, including, but not limited to, any such terms and provisions which Landlord, at its option, requires to be expressly set forth in such Transfer Agreement. Upon the occurrence of any default by Transferee under such Transfer, Landlord shall have the right, at its option, but not the obligation, on behalf of Tenant, to pursue any or all of the remedies available to Tenant under such Transfer or at law or in equity (all of which remedies shall be distinct, separate and cumulative).

14.6 Occurrence of Default. Any Transfer hereunder, whether or not such Transferee shall have executed a Transfer Agreement, shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, then Landlord shall have all of the rights set forth in Section 19.3 of this Lease with respect to such Transfer. In addition, if Tenant shall be in monetary or other material default under this Lease, beyond and applicable notice and cure period expressly set forth in this Lease, then Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all

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payments under or in connection with a Transfer directly to Landlord (which payments Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.7 Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership or a limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, officers or members, as applicable, or transfer of fifty percent (50%) or more of partnership, ownership or membership interests (as applicable), within a twelve (12)-month period, or the dissolution of the partnership or limited liability company without immediate reconstitution thereof, (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period, and (iii) the establishment by Tenant or a permitted successor or assign of one or more series of (A) members, managers, limited liability company interests or assets, which may have separate rights, powers or duties with respect to specified property or obligations of the Tenant (or such successor or assignee) or profits or losses associated with specified property or obligations of Tenant (or such successor or assignee), pursuant to §18-215 of the Delaware Limited Liability Company Act, as amended, or similar laws of other states or otherwise, or (B) limited partners, general partners, partnership interests or assets, which may have separate rights, powers or duties with respect to specified property or obligations of Tenant (or such successor or assignee) or profits or losses associated with specified property or obligations of Tenant (or such successor or assignee) pursuant to §17-218 of the Delaware Revised Uniform Limited Partnership Act, as amended, or similar laws of other states or otherwise (a “Series Reorganization”).

14.8 Deemed Consent Transfers. Notwithstanding anything contained to the contrary herein, Original Tenant and its “Affiliate” or “Successor” (as hereinafter defined) only may assign this Lease or sublet the Premises to its “Parent” or to any “Subsidiary” or “Affiliate” or “Successor” (as hereinafter defined) without obtaining the prior written consent of Landlord, provided that the following conditions are met:

(i) Tenant is not in monetary or material non-monetary default under the terms and conditions of this Lease, beyond any applicable notice and cure period expressly set forth in this Lease, at the time of the assignment;

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(ii) any assignee shall assume and be bound by all the conditions, obligations and agreements contained in this Lease;

(iii) there shall be no change in the Permitted Use set forth in Section 7 of the Summary;

(iv) Tenant shall not be released from liability under this Lease; and

(v) In Landlord’s reasonable business judgment, the present tangible net worth of the Successor is equal to or greater than Tenant’s net worth at the time this Lease was entered into or at the time of Tenant’s intended Transfer to a Successor.

As used herein: (i) “Affiliate” shall mean a corporation, limited liability company, partnership or other entity which (a) directly or indirectly controls Tenant, (b) is under the direct or indirect control of Tenant, or (c) is under common direct or indirect control with Tenant; (ii) “control” shall mean the direct or indirect voting control of the controlled entity; (iii) “Parent” shall mean an entity which owns a majority of Tenant’s voting equity; (iv) “Subsidiary” shall mean an entity a majority of the voting equity of which is owned by Tenant; and (v) “Successor” shall mean an entity which acquires substantially all of the assets and business operations of Tenant, including, without limitation, in connection with a merger or consolidation of Tenant. The foregoing shall be referred to as a “Permitted Transfer,” and any assignee or sublessee of a Permitted Transfer shall be referred to as a “Permitted Transferee.” In addition, the sale of Tenant’s stock in a public offering or other substantial capital transaction shall not require Landlord’s consent and shall not be subject to the conditions of a Permitted Transfer (provided that a substantial capital transaction that results in a change in the Tenant entity under this Lease shall be subject to the conditions of a Permitted Transfer). If allowed by law, Tenant shall give Landlord prior written notice of a Permitted Transfer at least fifteen (15) days before the occurrence of a Permitted Transfer or if prior notice is not legally permissible, within ten (10) days thereafter, and in the case of a Successor, shall provide Landlord with evidence of such Successor’s present tangible net worth as well as the present tangible net worth of Tenant. Landlord shall not have any right to receive any Transfer Premium in connection with a Permitted Transfer, and Landlord shall not have the recapture rights described herein with respect to a Permitted Transfer.

Notwithstanding anything in this Lease to the contrary, and without limitation of the foregoing, Landlord hereby acknowledges and agrees that (1) an Affiliate of Tenant, One Medical Group, PC., and any other Affiliate or Successor thereto (collectively, the “Professional Affiliate”), and the Professional Affiliate’s employees, officers and directors, shall also occupy the Premises in connection with the Permitted Use only, and (2) such occupancy of the Premises by the Professional Affiliate and its employees, officers and directors shall not be deemed a Transfer hereunder and shall not require Landlord’s consent or payment to Landlord of any Transfer Premium, processing or other fees.

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ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND

REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, damage by casualty or condemnation and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to (i) one hundred fifty percent (150%) of the Rent applicable during the last rental period of the Lease Term under this Lease for the sixty (60) days of such holdover, and (ii) two hundred percent (200%) thereafter. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the

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Premises within sixty (60) days following the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other commercially reasonable form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other factual information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other commercially reasonable instruments may be reasonably required for such purposes. At any time during the Lease Term, but not more than once during any consecutive twelve (12) month period except in connection with a sale or financing of the Building or in connection with Tenant’s request for Landlord’s approval of an proposed Alteration or Transfer, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Tenant’s obligation to deliver financial statements shall be conditioned upon receipt of a commercially reasonable non-disclosure agreement from Landlord. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 18

MORTGAGE OR GROUND LEASE

18.1 Subordination. This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto collectively, the “Superior Holders”); provided, however, that in consideration of and a condition precedent to Tenant’s agreement to subordinate this Lease to any future mortgage, trust deed or other encumbrances, shall be the receipt by Tenant of a subordination non-disturbance and

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attornment agreement in the reasonable standard form provided by such Superior Holders, which requires such Superior Holder to accept this lease, and not to disturb tenant’s possession, so long as an event of default has not occurred and be continuing (a “SNDAA”) executed by Landlord and the appropriate Superior Holder. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) business days of request by Landlord, execute such further commercially reasonable instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. Landlord covenants to Tenant that as of the date of this Lease there is no current mortgage, deed of trust, ground lease or other such encumbrances encumbering the Building or Project.

18.2 Notice to Lienholder or Ground Lessor. Notwithstanding anything to the contrary contained in Article 28, below, or elsewhere in this Lease, upon receipt by Tenant of notice from any holder of a mortgage, trust deed or other encumbrance in force against the Building or the Project or any part thereof which includes the Premises or any lessor under a ground lease or underlying lease of the Building or the Project (collectively, a “Mortgagee”), or from Landlord, which notice sets forth the address of such lienholder or ground lessor, no material notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such lienholder or ground lessor at the appropriate address therefor (as specified in the above-described notice or at such other places as may be designated from time to time in a notice to Tenant in accordance with Article 28, below), and, subject to the terms of any SNDAA between such Mortgagee, Tenant and Landlord, the curing of any of Landlord’s defaults by such lienholder or ground lessor within a reasonable period of time after such notice from Tenant (including a reasonable period of time to obtain possession of the Building or the Project, as the case may be, if such lienholder or ground lessor elects to do so) shall be treated as performance by Landlord. For the purposes of this Article 18, the term “mortgage” shall include a mortgage on a leasehold interest of Landlord (but not a mortgage on Tenant’s leasehold interest hereunder).

18.3 Assignment of Rents. With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the Rent payable to Landlord hereunder, conditional in nature or otherwise, which assignment is made to any holder of a mortgage, trust deed or other encumbrance in force against the Building or the Project or any part thereof which includes the Premises or to any lessor under a ground lease or underlying lease of the Building or the Project, Tenant agrees as follows:

18.3.1 The execution of any such assignment by Landlord, and the acceptance thereof by such lienholder or ground lessor, shall never be treated as an assumption by such lienholder or ground lessor of any of the obligations of Landlord under this Lease, unless such lienholder or ground lessor shall, by notice to Tenant, specifically otherwise elect.

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18.3.2 Notwithstanding delivery to Tenant of the notice required by Section 18.3.1, above, such lienholder or ground lessor, respectively, shall be treated as having assumed Landlord’s obligations under this Lease only upon such lienholder’s foreclosure of any such mortgage, trust deed or other encumbrance, or acceptance of a deed in lieu thereof, and taking of possession of the Building or the Project or applicable portion thereof, or such ground lessor’s termination of any such ground lease or underlying leases and assumption of Landlord’s position hereunder, as the case may be. In no event shall such lienholder, ground lessor or any other successor to Landlord’s interest in this Lease, as the case may be, be liable for any security deposit paid by Tenant to Landlord, unless and until such lienholder, ground lessor or other such successor, respectively, actually has been credited with or has received for its own account as landlord the amount of such security deposit or any portion thereof (in which event the liability of such lienholder, ground lessor or other such successor, as the case may be, shall be limited to the amount actually credited or received). Landlord covenants to deliver any security deposit to its successor in interest under this Lease.

18.3.3 In no event shall the acquisition of title to the Building and the land upon which the Building is located or the Project or any part thereof which includes the Premises by a purchaser which, simultaneously therewith, leases back to the seller thereof the entire Building or the land upon which the Building is located or the Project or the entirety of that part thereof acquired by such purchaser, as the case may be, be treated as an assumption, by operation of law or otherwise, of Landlord’s obligations under this Lease, but Tenant shall look solely to such seller-lessee, or to the successors to or assigns of such seller-lessee’s estate, for performance of Landlord’s obligations under this Lease. In any such event, this Lease shall be subject and subordinate to the lease to such seller-lessee, and Tenant covenants and agrees in the event the lease to such seller-lessee is terminated to attorn, without any deductions or set-offs whatsoever, to such purchaser-lessor, if so requested to do so by such purchaser-lessor, and to recognize such purchaser-lessor as the lessor under this Lease, provided such purchaser-lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. For all purposes, such seller-lessee, or the successors to or assigns of such seller-lessee’s estate, shall be the lessor under this Lease unless and until such seller-lessee’s position shall have been assumed by such purchaser-lessor.

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ARTICLE 19

DEFAULTS; REMEDIES

19.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due; provided, however, notwithstanding anything to the contrary set forth in this Section 19.1.1, Tenant’s failure to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due shall constitute a default of this Lease by Tenant only if such failure is not cured within five (5) days after said amount is due, provided that Tenant theretofore shall not have so failed to pay any Rent or any other charge within five (5) days after said amount is due on two (2) occasions during any given Lease Year, in which event Tenant thereafter shall not be entitled to such five (5) day grace period; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3 Abandonment of the Premises by Tenant pursuant to Section 1951.3 of the California Civil Code; or

19.1.4 The failure by Tenant to observe or perform according to the provisions of Articles 5, 10, 14, 17 or 18 of this Lease, or any breach by Tenant of the representations and warranties set forth in Section 29.34 of this Lease, where such failure continues for more than three (3) business days after notice from Landlord,

The notice periods provided in this Section 19.1 are in lieu of, and not in addition to, any notice periods provided by law.

19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant beyond any applicable notice and cure period expressly set forth in this Lease, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

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(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and 19.2.1(ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Subleases of Tenant. If Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, then Landlord shall have the right, at Landlord’s option in its sole discretion, (i) to terminate any and all assignments, subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises, in which event Landlord shall have the right to repossess such affected portions of the Premises by any lawful means, or (ii) to succeed to Tenant’s interest in any or all such assignments, subleases, licenses, concessions or arrangements, in which event Landlord may require any assignees, sublessees, licensees or other parties thereunder to attorn to and recognize Landlord as its assignor, sublessor, licensor, concessionaire or transferor thereunder. In the event of Landlord’s election to succeed to Tenant’s interest in any such assignments, subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

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19.4 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.5 Landlord Default.

19.5.1 General. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

19.5.2 Abatement of Rent. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date and required by this Lease, which substantially interferes with Tenant’s use of the Premises, or (ii) any failure to provide services, utilities or access to the Premises as required by this Lease (either such set of circumstances as set forth in items (i) or (ii), above, to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such notice (the “Eligibility Period”) and either (A) Landlord does not diligently commence and complete the remedy of such Abatement Event within ten (10) business days following such notice or (B) Landlord receives proceeds from its rental interruption insurance which covers such Abatement Event, then the Base Rent, Tenant’s Share of Direct Expenses, and Tenant’s obligation to pay for parking (to the extent not utilized by Tenant) shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use for the normal conduct of Tenant’s business, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant’s Share of Direct Expenses for the entire Premises and Tenant’s obligation to pay for parking shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however,

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Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. To the extent an Abatement Event is caused by an event covered by Articles 11 or 13 of this Lease, then Tenant’s right to abate rent shall be governed by the terms of such Article 11 or 13, as applicable, and the Eligibility Period shall not be applicable thereto. Such right to abate Base Rent and Tenant’s Share of Direct Expenses shall be Tenant’s sole and exclusive remedy for rent abatement at law or in equity for an Abatement Event. Except as provided in this Section 19.5.2, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

LETTER OF CREDIT

21.1 Delivery of Letter of Credit. Tenant shall deliver to Landlord concurrent with Tenant’s execution of this Lease, as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or which Landlord reasonably estimates that it may suffer) as a result of any breach or default by Tenant under this Lease (to the extent such damages are allowed to be collected by Landlord under the terms of this Lease), an unconditional, clean, irrevocable negotiable standby letter of credit (the “L-C”) in the amount set forth in Section 8 of the Summary (the “L-C Amount”), in the form attached hereto as Exhibit H, payable in the City of San Francisco, California, running in favor of Landlord, drawn on a bank (the “Bank”) reasonably approved by Landlord and at a minimum having a long term issuer credit rating from Standard and Poor’s Professional Rating Service of A or a comparable rating from Moody’s Professional Rating Service (the “Credit Rating Threshold”), and otherwise conforming in all respects to the requirements of this Article 21, including, without limitation, all of the requirements of Section 21.2, below, all as set forth more particularly hereinbelow. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining and maintaining the L-C. In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s commercially reasonable discretion, and the reasonable attorney’s fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within ten (10) days of billing. Tenant shall have no right to

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voluntarily replace the L-C without Landlord’s prior written approval, in Landlord’s reasonable discretion. Tenant shall be responsible for the payment of any and all costs incurred by Landlord relating to the review of any replacement L-C (including, without limitation, Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant, and such attorneys’ fees shall be payable by Tenant to Landlord within ten (10) days of billing. If Landlord approves any replacement or substitute letter of credit, Landlord shall return the L-C then held by Landlord within one hundred twenty (120) days following Landlord receipt of the replacement or substitute L-C tendered by Tenant.

21.2 In General. The L-C shall be “callable” at sight, permit partial draws and multiple presentations and drawings, and be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Tenant further covenants and warrants as follows:

21.2.1 Landlord Right to Transfer. The L-C shall provide that Landlord, its successors and assigns, may, at any time upon prior notice to Tenant but without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

21.2.2 No Assignment by Tenant. Tenant shall neither assign nor encumber the L-C or any part thereof. Neither Landlord nor its successors or assigns will be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance by Tenant in violation of this Section.

21.2.3 Replenishment. If, as a result of any drawing by Landlord on the L-C pursuant to its rights set forth in Section 21.3 below, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within five (5) business days thereafter, provide Landlord with (i) an amendment to the L-C restoring such L-C to the L-C Amount or (ii) additional L-Cs in an amount equal to the deficiency, which additional L-Cs shall comply with all of the provisions of this Article 21, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in Section 19.1 above, the same shall constitute an incurable default by Tenant under this Lease (without the need for any additional notice and/or cure period).

21.2.4 Renewal; Replacement. If the L-C expires earlier than the date (the “LC Expiration Date”) that is one hundred twenty (120) days after the expiration of the Lease Term, Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever

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on the part of Landlord, which new L-C shall be irrevocable and automatically renewable through the LC Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole discretion. In furtherance of the foregoing, Landlord and Tenant agree that the L-C shall contain a so-called “evergreen provision,” whereby the L-C will automatically be renewed unless at least thirty (30) days’ prior written notice of non-renewal is provided by the issuer to Landlord; provided, however, that the final expiration date identified in the L-C, beyond which the L-C shall not automatically renew, shall not be earlier than the LC Expiration Date.

21.2.5 Bank’s Financial Condition. If, at any time during the Lease Term, the Bank’s long term credit rating is reduced below the Credit Rating Threshold, or if the financial condition of the Bank changes in any other materially adverse way (either, a “Bank Credit Threat”), then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute L-C that complies in all respects with the requirements of this Article 21, and Tenant’s failure to obtain such substitute L-C within twenty (20) business days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord, or Landlord’s then managing agent, to immediately draw upon the then existing L-C in whole or in part, without notice to Tenant, as more specifically described in Section 21.3, below. Tenant shall be responsible for the payment of any and all reasonable out of pocket costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), not to exceed a total of $2,500.00, which replacement is required pursuant to this Section or is otherwise requested by Tenant.

21.3 Application of Letter of Credit. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or which Landlord reasonably estimates that it may suffer) as a result of any breach or default by Tenant under this Lease (to the extent such damages are allowed to be collected by Landlord under the terms of this Lease). Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of this Lease, or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Bank has notified Landlord that the L-C will not be renewed or extended through the LC Expiration Date, or (E) a Bank Credit Threat or Receivership (as such term is defined in Section 21.6.1, below) has occurred and Tenant has failed to comply with the requirements of either Section 21.2.5, above, or Section 21.6, below, as applicable. If Tenant shall breach any provision of this Lease or otherwise be in default hereunder or if any of the foregoing events identified in Sections 21.3(B) through (E) shall have occurred, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the L-C, in part or in whole, and the proceeds may be applied by Landlord (i) to cure any breach or default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default (to the extent such damages are allowed to be collected by Landlord under the terms of this Lease), (ii) against any Rent payable by Tenant under this Lease that is not paid when due and/or (iii) to pay for all

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losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the L-C, provided that nothing contained herein shall be deemed to prohibit Tenant from challenging the validity or amount of the draw after the draw occurs. No condition or term of this Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. Tenant agrees and acknowledges that (a) the L-C constitutes a separate and independent contract between Landlord and the Bank, (b) Tenant is not a third party beneficiary of such contract, (c) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (d) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

21.4 Letter of Credit not a Security Deposit. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the L-C is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

21.5 Proceeds of Draw. In the event Landlord draws down on the L-C pursuant to Sections 21.3(D) or (E), above, the proceeds of the L-C may be held by Landlord and applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord’s other assets. Tenant hereby (i) agrees that (A) Tenant has no property interest whatsoever in the proceeds from any such draw, and (B) such proceeds shall not be deemed to be or treated as a “security deposit” under the Security Deposit Law, and (ii) waives all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Landlord agrees that the amount of any proceeds of the L-C received by Landlord, and not (a) applied against any Rent payable by Tenant under this Lease that was not paid when due, or (b) used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease (the “Unused L-C Proceeds”), shall be paid by Landlord to Tenant (x) upon receipt by Landlord of a replacement L-C in the full L-C Amount, which replacement L-C shall comply in all respects with

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the requirements of this Article 21, or (y) within thirty (30) days after the LC Expiration Date; provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the Unused L-C Proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

21.6 Bank Placed Into Receivership.

21.6.1 Bank Placed Into Receivership. In the event the Bank is placed into receivership or conservatorship (any such event, a “Receivership”) by the Federal Deposit Insurance Corporation or any successor or similar entity (the “FDIC”), then, effective as of the date such Receivership occurs, the L-C shall be deemed to not meet the requirements of this Article 21, and, within twenty (20) business days following Landlord’s notice to Tenant of such Receivership (the “LC Replacement Notice”), Tenant shall replace the L-C with a substitute L-C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Article 21. If Tenant fails to replace such L-C with a substitute L-C from a different issuer pursuant to the terms and conditions of this Section 21.6.1, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right, at Landlord’s option, to either(i) declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid twenty (20) business day period), in which event, Landlord shall have the right to pursue any and all remedies available to it under this Lease and at law, including, without limitation, treating any Receivership as a Bank Credit Threat and exercising Landlord’s remedies under Section 21.2.5, above, to the extent possible pursuant to then existing FDIC policy; or (ii) elect to increase the Base Rent due and owing under the terms of this Lease pursuant to the terms and conditions of Section 21.6.2 of this Lease, below. Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant.

21.6.2 FAILURE TO REPLACE L-C; LIQUIDATED DAMAGES. IN THE EVENT THAT TENANT FAILS TO REPLACE THE L-C PURSUANT TO, AND WITHIN THE TIME PERIODS SET FORTH IN, SECTION 21.6.1 OF THIS LEASE, ABOVE, THEN TENANT’S MONTHLY INSTALLMENT OF BASE RENT SHALL BE INCREASED TO ONE HUNDRED FIVE PERCENT (105%) OF ITS THEN EXISTING LEVEL DURING THE PERIOD COMMENCING ON THE DATE THAT OCCURS TWENTY (20) BUSINESS DAYS FOLLOWING THE DATE TENANT RECEIVES THE LC REPLACEMENT NOTICE AND ENDING ON THE EARLIER TO OCCUR OF (I) THE DATE SUCH REPLACEMENT L-C IS DELIVERED TO LANDLORD PURSUANT TO THE TERMS OF SECTION 21.6.1, OR (II) THE DATE WHICH IS NINETY (90) DAYS AFTER THE DATE OF SUCH LC REPLACEMENT NOTICE. IN THE EVENT THAT TENANT FAILS, DURING SUCH NINETY (90) DAY PERIOD FOLLOWING THE DATE OF THE LC REPLACEMENT NOTICE, TO CAUSE THE REPLACEMENT L-C TO BE DELIVERED TO LANDLORD PURSUANT TO THE TERMS OF SECTION 21.6.1, THEN TENANT’S MONTHLY INSTALLMENT OF BASE RENT SHALL BE INCREASED TO ONE HUNDRED TWENTY-FIVE PERCENT (125%) OF ITS THEN EXISTING LEVEL DURING THE PERIOD

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COMMENCING ON THE DATE WHICH IS NINETY (90) DAYS AFTER THE DATE OF SUCH LC REPLACEMENT NOTICE AND ENDING ON THE DATE SUCH REPLACEMENT L-C IS DELIVERED TO LANDLORD PURSUANT TO THE TERMS OF SECTION 21.6.1, PROVIDED, HOWEVER, THAT THE TOTAL AGGREGATE AMOUNT OF BASE RENT PAID BY TENANT IN EXCESS OF THE AMOUNT OF BASE RENT THAT TENANT WOULD HAVE PAID HAD SUCH L-C REPLACEMENT FAILURE NEVER OCCURRED SHALL IN NO EVENT EXCEED THE L-C AMOUNT. THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY LANDLORD AS A RESULT OF TENANT’S FAILURE TO TIMELY REPLACE THE L-C FOLLOWING THE LC REPLACEMENT NOTICE AS REQUIRED IN SECTION 21.6.1, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS LEASE, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION 21.6.2 REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH LANDLORD WILL INCUR AS A RESULT OF SUCH FAILURE, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT WAIVE OR AFFECT LANDLORD’S RIGHTS AND TENANT’S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS OF THIS LEASE. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO LANDLORD PURSUANT TO CALIFORNIA CIVIL CODE SECTION 1671. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION 21.6.2.

21.7 Reduction of L-C Amount. Provided that, as of the seventh (7th) anniversary of the Lease Commencement Date (the “Reduction Date”), (i) Tenant is not then in monetary or other material default under this Lease, (ii) Tenant has not previously been in monetary or other material default under this Lease beyond any applicable notice and cure period expressly set forth in this Lease more than once during any twelve (12) month period, and (iii) on or prior to the Reduction Date, Tenant tenders to Landlord a replacement L-C or a certificate of amendment to the existing L-C, conforming in all respects to the requirements of this Article 21, in the amount of the applicable L-C Amount as of such Reduction Date, then the L-C Amount shall be reduced on the Reduction Date to an amount equal to $444,241.83. In the event the L-C Amount is reduced pursuant to the foregoing, and provided that Tenant timely tenders the replacement or amended L-C to Landlord in the form required herein, Landlord shall exchange the L-C then held by Landlord for the replacement or amended L-C tendered by Tenant. If the Letter of Credit Amount is not reduced as of the Reduction Date because Tenant is then in default as set forth in this Section, then such reduction shall be permitted after any such default is cured by Tenant pursuant to the terms of this Lease if Tenant otherwise then qualifies such reduction. If the Letter of Credit Amount is not reduced as of the Reduction Date because Tenant does not timely deliver the replacement L-C or certificate of amendment as required in this Section, then such reduction shall be permitted upon delivery of the same by Tenant provided that all other requirements of this Section have been satisfied.

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ARTICLE 22

INTENTIONALLY OMITTED

ARTICLE 23

SIGNS

23.1 Full Floors. Subject to Landlord’s prior written approval, which approval as to the same by Landlord will not be unreasonably withheld or delayed, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of one or all of the floors comprising the Premises, provided that such signs must not be visible from the exterior of the Building.

23.2 Multi-Tenant Floors. If other tenants occupy space on the floor on which the Premises is located, Tenant’s identifying signage shall be provided by Landlord, at Tenant’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s then-current Building standard signage program. Notwithstanding the foregoing, Tenant may request that Tenant’s identifying signage on the suite door contain specialty text and/or company logo; provided that any such signage shall be subject to Landlord’s review and approval (which approval shall not be unreasonably withheld). In addition, any such specialty signage shall not include a name and/or logos which relates to an entity which is of a character or reputation, or is associated with political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of comparable buildings located in the vicinity of the Project.

23.3 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

23.4 Building Directory. Tenant shall have the right, at no charge to Tenant, to have Tenant’s name and the names of Tenant’s employees at the Premises entered into Landlord’s electronic directory in the lobby of the Building. Landlord shall, at Tenant’s request, made no more often than once a month, revise such listings.

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ARTICLE 24

COMPLIANCE WITH LAW

24.1 In General. Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated, including any such governmental regulations related to disabled access (collectively, “Applicable Laws”). At its sole cost and expense, Tenant shall promptly comply with any Applicable Laws which relate to (i) Tenant’s use of the Premises, (ii) any Alterations made by Tenant to the Premises, and any Tenant Improvements in the Premises, or (iii) the Base Building, but as to the Base Building, only to the extent such obligations are triggered by Alterations made by Tenant to the Premises to the extent such Alterations are not normal and customary business office improvements, or triggered by the Tenant Improvements to the extent such Tenant Improvements are not normal and customary business office improvements, or triggered by Tenant’s use of the Premises for non-general office use (“Tenant’s Compliance With Laws Obligations”). In addition, in no event shall Tenant’s Compliance with Laws Obligations require Tenant to make alterations, improvements or changes to any Common Areas, including parking areas, unless such noncompliance result from Tenant’s particular manner of use (as opposed to general office use) or any improvement (including the Tenant Improvements and any Alternations) to the Premises by Tenant that are not normal and customary business office improvements. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations and to cooperate with Landlord, including, without limitation, by taking such actions as Landlord may reasonably require, in Landlord’s efforts to comply with such standards or regulations. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with Tenant’s Compliance With Laws Obligations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Article 24. Landlord shall comply with all Applicable Laws relating to the Base Building, provided that compliance with such Applicable Laws is a Tenant’s Compliance With Laws Obligation, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees, or would otherwise materially and adversely affect Tenant’s use of or access to the Premises. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent not prohibited by the terms of Article 4 of this Lease, above. Tenant hereby agrees to use reasonable efforts to notify Landlord if Tenant makes any Alterations or improvements to the Premises that might impact accessibility to the Premises or Building under any disability access laws. Landlord hereby agrees to use reasonable efforts to notify Tenant if Landlord makes any alterations or improvements to the Premises that might impact accessibility to the Premises or Building under any disability access laws.

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24.2 Statutory Disclosure and Related Terms. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that to Landlord’s actual knowledge the Premises have not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant’s sole cost and expense, by a CASp designated by Landlord, subject to Landlord’s reasonable rules and requirements; (b) Tenant, at its sole cost and expense, shall be responsible for making any improvements or repairs within the Premises to correct violations of construction-related accessibility standards; and (c) if any CASp inspection requested by Tenant shall require any improvements or repairs to the Building or Project (outside the Premises) to correct violations of construction-related accessibility standards, then Tenant shall reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such improvements or repairs.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee (i) within five (5) days after said amount is due, or (ii) upon the date said amount is due if any installment of Rent or other sum due from Tenant has not been received by Landlord or Landlord’s designee within five (5) days after the date due on two (2) or more occasions during any given Lease Year, then Tenant shall pay to Landlord a late charge equal to six percent (6%) of the overdue amount plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid (A) within five (5) days after the date they are due, or (B) upon the date they are due if any Rent or other amounts owing hereunder have not been received by Landlord or Landlord’s designee within five (5) days after the date due on two (2) or more prior occasions during the immediately preceding twelve (12) month period, shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (x) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release publication H. 15(519), published weekly (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus four (4) percentage points, and (y) the highest rate permitted by applicable law.

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ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, upon five (5) business days notice to Tenant stating that Landlord intends to take such curative action (except in the case of an emergency) but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord the following sums (which sums shall bear interest from the date accrued by Landlord until paid by Tenant at a rate per annum equal to interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law), upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (which notice, notwithstanding anything to the contrary contained in Article 28 of this Lease, may be oral to Tenant’s on-site manager, and which notice shall not be required in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers or tenants (within the last twelve (12) months of the Lease Term), or to current or prospective mortgagees, ground or underlying lessors or insurers; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Except with respect to clause (B), above, Landlord shall use commercially reasonable efforts to minimize interference with the conduct of Tenant’s business in connection with such entries into the Premises. Landlord may make any such

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entries without the abatement of Rent (except as specifically set forth in Section 19.5.2 of this Lease) and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

ARTICLE 28

NOTICES

All notices, demands, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) delivered by a nationally recognized overnight courier, or (C) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 9 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the overnight courier delivery is made, or (iii) the date personal delivery is made. Any Notice given by an attorney on behalf of Landlord or by Landlord’s managing agent shall be considered as given by Landlord and shall be fully effective. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

Boston Properties Limited Partnership

Four Embarcadero Center

Lobby Level, Suite One

San Francisco, California 94111

Attention: Mr. Bob Pester

and

Boston Properties, Inc.

Prudential Center Tower

800 Boylston Street, Suite 1900

Boston, Massachusetts 02199

Attention: General Counsel

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and

Boston Properties Limited Partnership

Four Embarcadero Center

Lobby Level, Suite One

San Francisco, California 94111

Attention: Regional Counsel

and

Allen Matkins Leck Gamble Mallory & Natsis LLP

1901 Avenue of the Stars, Suite 1800

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1 Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3 No Light, Air or View Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. Under no circumstances whatsoever at any time during the Lease Term shall any temporary darkening of any windows of the Premises or any temporary obstruction of the light or view therefrom by reason of any repairs, improvements, maintenance or cleaning in or about the Project, or any diminution, impairment or obstruction (whether partial or total) of light, air or view by any structure which may be erected on any land comprising a part of, or located adjacent to or otherwise in the path of light, air or view to, the Project, in any way impose any liability upon Landlord or in any way reduce or diminish Tenant’s obligations under this Lease.

29.4 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within thirty (30) days following a request therefor.

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At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within thirty (30) days following the request therefor. Landlord shall reimburse Tenant’s reasonable and actual out-of-pocket attorney’s fees in connection with any such required documentation under this Section 29.4

29.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease accruing from and after the effective date of such transfer, and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit and the transfer of the L-C to such transferee), and Tenant shall attorn to such transferee under the terms of this Lease.

29.6 Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor, including, without limitation, the giving of any Notice required to be given under this Lease or by law, the time periods for giving any such Notice and the taking of any action with respect to any such Notice.

29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

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29.13 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest of Landlord in the Building or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord), provided that in no event shall such liability extend to any insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises, but liability shall extend to the rents, issues, profits and sales and other proceeds of the Project, Building or Premises. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease, which liability shall be governed by the terms of Article 16 of this Lease, above.

29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations

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imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.17 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18 Tenant Parking. Subject to availability, Tenant may rent, on a month-to-month basis, non-transferable parking passes for unreserved parking spaces in the Project parking facility directly from the Project parking facility operator. Tenant shall pay to the parking facility operator or, at Landlord’s option, directly to Landlord for automobile parking passes on a monthly basis the prevailing rate charged from time to time at the location of such parking passes. In addition, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant. Tenant shall supply Landlord with an identification roster listing, for each parking pass, the name of the employee and the make, color and registration number of the vehicle to which such parking pass has been assigned, and shall provide a revised roster to Landlord monthly indicating changes thereto. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations and Tenant not being in default under this Lease. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Section 29.18 are provided to Tenant solely for use by Tenant’s and a Permitted Transferee’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant, except to a Permitted Transferee, without Landlord’s prior approval. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.

29.19 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20 Authority. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

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29.21 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.

29.23 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 11 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. Landlord shall pay any commission owed to Brokers pursuant to a separate agreement.

29.25 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

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29.26 Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the words “Embarcadero Center” or the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.28 Intentionally Omitted.

29.29 Development of the Project.

29.29.1 Subdivision. Landlord reserves the right to further subdivide all or a portion of the Project. Tenant agrees to execute and deliver, within thirty (30) days after receipt of written request by Landlord and in a commercially reasonable form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision.

29.29.2 The Other Improvements. If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project, provided that in no event shall any such actions by Landlord result in any increased Rent, or any costs or charges upon Tenant, or otherwise materially and adversely affect Tenant’s right or obligations under this Lease. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Project or any other of Landlord’s rights described in this Lease.

29.29.3 Construction of Project and Other Improvements. Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, odor, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets (except as specifically set forth in Section 19.5.2 of this Lease) in connection with such construction. Tenant hereby waives any claims of constructive eviction which may arise in connection with such construction, provided that Landlord uses commercially reasonable efforts to minimize the noise and disruption to the operation of Tenant’s business in the Premises.

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29.30 Building Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises. Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor, except as expressly set forth herein, entitle Tenant to any abatement of Rent, provided that Landlord uses commercially reasonable efforts to minimize the noise and disruption to the operation of Tenant’s business in the Premises. Landlord shall have no responsibility and shall not be liable to Tenant for any injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations.

29.31 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.32 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any electrical, communications or computer wires and cables (collectively, the “Lines”) at the Project in or serving solely the Premises, provided that (i) Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit if deemed necessary by Landlord, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines (except the Lines installed for the Tenant Improvements prior to Tenant’s initial opening for business in the Premises), Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition. Landlord further reserves the right to require that Tenant remove any and all Lines located in or serving the Premises upon the expiration of the Lease Term or upon any earlier termination of this Lease.

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29.33 No Discrimination. There shall be no discrimination against, or segregation of, any person or persons on account of sex, marital status, race, color, religion, creed, national origin or ancestry in the Transfer of the Premises, or any portion thereof, nor shall the Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees, or vendees of the Premises, or any portion thereof.

29.34 Patriot Act and Executive Order 13224. As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Tenant (nor any person, group, entity or nation which owns or controls Tenant, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be deemed a default by Tenant under Section 19.1.4 of this Lease and shall be covered by the indemnity provisions of Section 10.1 above, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.

29.35 Asbestos Disclosures. Landlord has advised Tenant that there is asbestos-containing material (“ACM”) in the Building. Attached hereto as Exhibit F is a disclosure statement regarding ACM in the Building. Tenant acknowledges that such notice complies with the requirements of Section 25915 et. seq. and Section 25359.7 of the California Health and Safety Code.

[signature page to follow]

-75-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“Landlord”:

ONE EMBARCADERO CENTER VENTURE, a California general partnership

By:	BOSTON PROPERTIES LLC, a Delaware limited liability company, its managing general partner

	By:	BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its managing member

		By:	BOSTON PROPERTIES, INC., a Delaware corporation, its general partner

By: /s/ Bob Pester
			Name:	Bob Pester
			Title:	Executive Vice President, San Francisco Region

“Tenant”:

1 LIFE HEALTHCARE, INC. a Delaware corporation

By:	/s/ AMIR DAN RUBIN

Name:	AMIR DAN RUBIN
Title:	President & CEO

By:	/s/ Robin Riske

Name:	Robin Riske
Title:	VP Finance, Corporate Controller

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PLEASE NOTE: THIS LEASE MUST BE EXECUTED BY EITHER (I) BOTH (A) THE CHAIRMAN OF THE BOARD, THE PRESIDENT OR ANY VICE PRESIDENT OF TENANT, AND (B) THE SECRETARY, ANY ASSISTANT SECRETARY, THE CHIEF FINANCIAL OFFICER, OR ANY ASSISTANT TREASURER OF TENANT; OR (II) AN AUTHORIZED SIGNATORY OF TENANT PURSUANT TO A CERTIFIED CORPORATE RESOLUTION, A COPY OF WHICH SHOULD BE DELIVERED WITH THE EXECUTED ORIGINALS.

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EXHIBIT A

ONE EMBARCADERO CENTER

OUTLINE OF PREMISES

EXHIBIT A -1-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

EXHIBIT A -2-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

north
One EC 19th Floor
SACRAMENTO STREET
CLAY STREET
Internal
staircase
Premises 19th Floor
Suite 1900
20,305 RSF
FRONT STREET

EXHIBIT A -3-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

EXHIBIT B

ONE EMBARCADERO CENTER

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portions of Articles 1 through 29 of the Office Lease to which this Tenant Work Letter is attached as Exhibit B, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portions of Sections 1 through 5 of this Tenant Work Letter.

SECTION 1

DELIVERY OF THE PREMISES AND BASE BUILDING

1.1 Base, Shell and Core. Landlord has constructed, at its sole cost and expense, the base, shell, and core (i) of the Premises and (ii) of the floor of the Building on which the Premises is located (collectively, the “Base, Shell, and Core”). The Base, Shell and Core shall consist of the following elements: (A) base Building systems located in the vertical risers, raceways, and shafts (including elevator shafts and equipment, the telecom riser exclusive of equipment owned by third parties, electrical rooms, stair shafts and mechanical shafts) up to but not including the point of demarcation of such systems with the horizontal point of connection on a particular floor; (B) in the case of the sprinkler system, it shall additionally include the valve at the riser and the main sprinkler loop, but shall exclude branch pipes; (C) the concrete floor at each floor level, and (D) the Building’s steel and concrete superstructure. Notwithstanding anything set forth in this Tenant Work Letter to the contrary, except as set forth in Section 1.2, below, Tenant shall accept the Base, Shell and Core from Landlord in their presently existing, “as-is” condition, provided that the foregoing shall not be deemed to waive Landlord’s repair and maintenance responsibilities under this Lease.

1.2 Landlord Work. Landlord shall, at Landlord’s sole cost and not subject to reimbursement from the Tenant Allowance, Landlord’s Drawing Contribution or the Demo Allowance), in a good and workman like manner, complete the work set forth below (collectively, the “Landlord Work”) prior to the earlier of (i) the “Substantial Completion of the Tenant Improvements,” as that term is defined in Section 1.3, below, and (ii) the Lease Commencement Date. During any such “overlap” period(s) when both parties and/or their respective employees, vendors, contractors or consultants are concurrently performing work in, or accessing, any portion of the Premises, neither party shall unreasonably interfere with or delay the work of the other party and/or its contractors or consultants, and both parties shall mutually coordinate and cooperate with each other, and shall cause their respective employees, vendors, contractors, and consultants to work in harmony with and to mutually coordinate and cooperate with the other’s employees, vendors, contractors and consultants, respectively, to minimize any interference or delay by either party with respect to the other party’s work. If the Landlord Work is not substantially complete by the Lease Commencement Date, then the Lease Commencement Date shall be tolled and Tenant’s Beneficial Occupancy Period shall be extended until Landlord’s Work has been substantially completed.

[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

a) All code compliance work necessary for Tenant to obtain a certificate of occupancy or its legal equivalent for the Premises for general office use (assuming a normal and customary general office occupancy density) will be completed in Base Building restrooms, elevator lobby (limited to hall call buttons), elevators up to the edge of the elevator shaft walls, building stairwells up to and including the Tenant’s side of the stairwell door including the exit sign at each, Base Building electrical/telecom room, the Project parking facility, and the “path-of-travel” (i.e., the primary route from the Premises to the edge of the property line and the route from the Project parking facility to the Premises).

b) Fire alarms, smoke/fire dampers, smoke detectors, strobe lights, exit door lights, and supporting power panel requirements will be installed pursuant to Applicable Laws in the restrooms, corridors and path-of-travel (outside of Premises) to the extent required for Tenant to obtain a certificate of occupancy or its legal equivalent for the Premises for general office use (assuming a normal and customary general office occupancy density).

c) All Building common mechanical rooms, Building common electrical rooms, life safety equipment and supporting power panel equipment in Common Areas will be in compliance with all Applicable Laws to the extent required for Tenant to obtain a certificate of occupancy or its legal equivalent for the Premises, or for Tenant to pull the necessary construction permits for the Tenant Improvements or if otherwise legally required to commence the construction of the Tenant Improvements, and will be able to support the Tenant Improvements at a capacity consistent with typical general office requirements, provided that Tenant density and compartmentalization do not cause excessive protection to be installed, as reasonably determined by Landlord. For the avoidance of doubt, Landlord Work shall not include the costs of any modifications that are necessary to cause the Base Building to support Tenant’s occupancy of the Premises at a density level greater than the normal general office occupancy density at the Project, which costs shall be borne solely by Tenant.

d) Mechanical systems and distributions within Tenant’s Premises are “as-is.”

e) All Hazardous Substances (including any discovered by Tenant during Tenant’s demolition work in the Premises), if any, shall be removed or properly encapsulated/enclosed at Landlord’s option from the Premises in accordance with Landlord’s O&M program, to the extent required by Applicable Laws for the Premises for general office use (assuming a normal and customary general office occupancy density) or if it would materially impact the health and safety of Tenant’s employees and invitees.

f) Building Systems shall be stubbed to the Premises with capacities suitable for Tenant to extend and distribute within the Premises and otherwise in accordance with Section 6.1 of the Lease.

g) To the extent Building standard mecho shades are not already in place, Landlord shall furnish and install Building standard mecho shades at each exterior window opening in the Premises. Such installation shall be performed in accordance with Tenant’s reasonable schedule.

EXHIBIT B -2-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

h) Landlord shall upgrade the Base Building restrooms on each floor of the Premises (the “Premises Restrooms”) using current Building standard finishes selected by Tenant from those finishes available at such time (the “Restroom Work”). Any upgrades to the Building standard finishes requested by Tenant shall be at Tenant’s cost.

i) Remove the staircase between the 16th and 17th floors of the Building and restore the Base Building portion of such floors.

1.3 Definition of Substantial Completion of the Tenant Improvements. For purposes of this Section 1, “Substantial Completion of the Tenant Improvements” shall mean completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items, enabling Tenant to conduct its business operations in the Premises.

SECTION 2

TENANT IMPROVEMENTS

2.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount set forth in Section 12 of the Summary for the costs relating to the initial design, engineering, permitting and construction of Tenant’s improvements, which are permanently affixed to the Premises (the “Tenant Improvements”). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance, the “Landlord’s Drawing Contribution” and the “Demo Allowance,” as those terms are defined below). In the event that the Tenant Improvement Allowance is not fully utilized by Tenant on or before the second (2nd) anniversary of the Lease Commencement Date, then such unused amounts shall revert to Landlord, and Tenant shall have no further rights with respect thereto. Any Tenant Improvements that require the use of Building risers, raceways, shafts and/or conduits, shall be subject to Landlord’s reasonable rules, regulations, and restrictions, including the requirement that any cabling vender must be selected from a list provided by Landlord, and that the amount and location of any such cabling must be approved by Landlord which approval will not be unreasonably withheld or delayed. All Tenant Improvements for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of the Lease; provided, however, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Tenant Improvements and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to their condition existing prior to the installment of such Tenant Improvements; provided, however, that, notwithstanding the foregoing, upon request by Tenant at the time of Tenant’s request for Landlord’s approval of the “Final Working Drawings,” as that term is defined in Section 3.3 of this Tenant Work Letter, Landlord shall notify Tenant whether the Tenant Improvements will be required to be removed pursuant to the terms of this Section 2.1. Landlord also agrees that as part of the Tenant Improvements, Tenant shall have the right to make upgrades to the air handlers located in the Premises.

EXHIBIT B -3-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

2.1.1 Landlord Drawing Contribution. In addition to the Tenant Improvement Allowance, Landlord shall contribute an amount not to exceed $0.15 per rentable square foot of one (1) floor of the Premises (such floor to be chosen by Tenant) (“Landlord’s Drawing Contribution”) toward the cost of a preliminary analysis and test fit plan to be prepared by the “Architect” (as that term is defined below), and no portion of the Landlord’s Drawing Contribution, if any, remaining after completion of the Tenant Improvements shall be available for use by Tenant. A copy of any such preliminary analysis and test fit plan shall be delivered to Landlord in CAD format and shall be available for use by Landlord at no additional cost. Landlord agrees to pay Landlord’s Drawing Contribution within thirty (30) days of Landlord’s receipt of written request therefor, accompanied by reasonable documentation substantiating the space planning costs to be reimbursed thereby.

2.1.3 Demolition Allowance. Tenant shall fully demolish the existing improvements located in the Premises (the “Demo Work”) as more particularly set forth below. In connection with the Demo Work, Tenant shall be entitled to a one-time allowance (the “Demo Allowance”) from Landlord in the amount of up to $10.00 per rentable square foot of the Premises for the actual and reasonable out-of-pocket costs incurred by Tenant in connection with the Demo Work, including the demolition and refeeding of existing mechanical, electrical and plumbing systems in the Premises. The Demo Work shall be performed in accordance with the terms and conditions of this Tenant Work Letter as if such Demo Work were the Tenant Improvements; provided, however, that the applicable allowance shall be the Demo Allowance rather than the Tenant Improvement Allowance. If after completing the entire scope of work applicable to the Demo Work, the Demo Allowance has not been fully disbursed by Landlord to, or on behalf of, Tenant, then such unused amounts shall revert to Landlord, and Tenant shall have no further rights with respect thereto.

2.2 Disbursement of the Tenant Improvement Allowance.

2.2.1 Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs in connection with the Tenant Improvements (collectively the “Tenant Improvement Allowance Items”):

2.2.1.1 Payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, and, if Tenant does not use Landlord’s designated engineer, any reasonable out-of-pocket costs and fees incurred by Landlord in connection with the review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Tenant Work Letter;

2.2.1.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

EXHIBIT B -4-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

2.2.1.3 The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions;

2.2.1.4 The cost of any changes in the Base Building when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5 The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the “Code”);

2.2.1.6 The cost of connection of the Premises to the Building’s energy management systems;

2.2.1.7 The cost of installing a single stall restroom;

2.2.1.8 The cost of the “Coordination Fee,” as that term is defined in Section 4.2.2 of this Tenant Work Letter;

2.2.1.9 Sales and use taxes and Title 24 fees; and

2.2.1.10 All other actual and reasonable out-of-pocket costs incurred by Landlord in connection with the construction of the Tenant Improvements.

The amounts incurred by Tenant pursuant to Sections 2.2.1.1, 2.2.1.2 and 2.2.1.9 and reimbursed by the Tenant Improvement Allowance shall, notwithstanding anything to the contrary contained in this Tenant Work Letter, not exceed an aggregate amount equal to $7.50 per rentable square foot of the Premises.

2.2.2 Disbursement of Tenant Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

2.2.2.1 Monthly Disbursements. On or before the day of each calendar month, as determined by Landlord, during the construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of the “Contractor,” as that term is defined in Section 4.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of “Tenant’s Agents,” as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises; (iii) executed mechanic’s lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Sections 8132, 8134, 8136 and 8138; and (iv) all other information reasonably requested by Landlord. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. Thereafter,

EXHIBIT B -5-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

Landlord shall deliver a check to Tenant made payable to Tenant in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not reasonably dispute any request for payment based on non-compliance of any work with the “Approved Working Drawings,” as that term is defined in Section 3.4 below, or due to any substandard work, or for any other reason. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

2.2.2.2 Final Retention. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable to Tenant shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 8134 and either Section 8136 or Section 8138 from Tenant’s contractor, subcontractors and material suppliers and any other party which has lien rights in connection with the construction of the Tenant Improvements, (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building and (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed.

2.2.2.3 Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of this Lease.

2.3 Standard Tenant Improvement Package. Landlord has established specifications (the “Specifications”) for the Building standard components to be used in the construction of the Tenant Improvements in the Premises (collectively, the “Standard Improvement Package”), which Specifications shall be supplied to Tenant by Landlord. The Standard Improvement Package consists of (i) Embarcadero Center Summary of General Specifications and Notes, dated June 26, 2015, (ii) General Building Rules for Contractors and Construction San Francisco Region, dated February 14, 2017, and (iii) Embarcadero Center Mechanical/Electrical/Plumbing Specifications Binder, dated November 5, 2012. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that Landlord may, at Landlord’s option at the time Landlord approves Tenant’s plans for the Tenant Improvements, require the Tenant Improvements to comply with certain Specifications. Landlord may make changes to the Specifications for the Standard Improvement Package from time to time.

EXHIBIT B -6-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

SECTION 3

CONSTRUCTION DRAWINGS

3.1 Selection of Architect/Construction Drawings. Tenant shall retain the architect/space planner selected by Tenant and reasonably approved by Landlord (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1. Tenant shall retain the engineering consultants designated by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises, which work is not part of the Base Building. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” Tenant shall be required to include in its contracts with the Architect and the Engineers a provision which requires ownership of all Construction Drawings to be transferred to Tenant upon the Substantial Completion of the Tenant Improvements and Tenant hereby grants to Landlord a non-exclusive right to use such Construction Drawings, including, without limitation, a right to make copies thereof. All Construction Drawings shall comply with the drawing format and specifications determined by Landlord, and shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld., conditioned or delayed Notwithstanding anything set forth herein to the contrary, Landlord and Tenant hereby agree that it shall be deemed reasonable for Landlord to withhold its approval of the Construction Drawings if a “Design Problem” exists. A “Design Problem” shall mean and refer to any design criteria which would (a) affect the Building Structure or Building Systems; (b) be in non-compliance with Codes or other Applicable Laws; (c) be seen from the exterior of the Premises; (d) cause material interference with Landlord or other tenants of the Building, (e) not comply with the Standard Improvement Package; (f) affect the certificate of occupancy or its legal equivalent for the Building or any portion thereof, or (g) not, in Landlord’s reasonable opinion, be readily useable for typical general office use by another tenant as a result of the unique configuration contemplated by the Construction Drawings. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

3.2 Final Space Plan. Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced. The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.

EXHIBIT B -7-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

3.3 Final Working Drawings. After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the “Final Working Drawings” (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which, subject to the terms of Section 3.5, below, is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith.

3.4 Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits (the “Permits”), provided that Tenant shall have the right to apply for permits in connection with the Tenant Improvements prior to Landlord’s final approval of the Construction Drawings, provided that Tenant shall amend the submitted Construction Drawings if necessary due to Landlord’s final approval. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld.

3.5 Design Build. To the extent reasonable given the nature of certain of Tenant’s intended mechanical, electrical and plumbing (“MEP”) constructed by Tenant as part of the Tenant Improvements, such MEP may be constructed on a “design-build” basis. All design-build drawings provided by subcontractors shall be subject to Landlord’s approval (which approval shall not be unreasonably withheld, conditioned or delayed) prior to the start of construction of such MEP and prior to submittal to the applicable municipal agencies for permits.

EXHIBIT B -8-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1 Tenant’s Selection of Contractors.

4.1.1 The Contractor. Tenant shall retain, and Landlord hereby approves, BCCI Construction (the “Contractor”) to construct the Tenant Improvements.

4.1.2 Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) shall be from a list supplied by Landlord.

4.2 Construction of Tenant Improvements by Tenant’s Agents.

4.2.1 Construction Contract; Cost Budget. Prior to Tenant’s execution of the construction contract and general conditions with Contractor (the “Contract”), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.10, above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the “Final Costs”). Prior to the commencement of construction of the Tenant Improvements, Tenant shall determine the amount (the “Over-Allowance Amount”) equal to the difference between the amount of the Final Costs and the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements). Tenant shall pay, on a monthly basis, a percentage of each amount disbursed by Landlord to the Contractor or otherwise disbursed under this Tenant Work Letter, which percentage shall be equal to the amount of the Over-Allowance Amount divided by the Final Costs, and such payment by Tenant (the “Over-Allowance Payments”) shall be a condition to Landlord’s obligation to pay any further amounts of the Tenant Improvement Allowance. In the event that, after the Final Costs have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs necessary to such design and construction in excess of the Final Costs, shall be added to the Over-Allowance Amount and the Final Costs, and the Over-Allowance Payments shall be recalculated in accordance with the terms of the immediately preceding sentence, but Tenant shall continue to provide Landlord with the documents described in Sections 2.2.2.1 (i), (ii), (iii) and (iv) of this Tenant Work Letter, above, for Landlord’s approval, prior to Tenant paying such costs. Notwithstanding anything set forth in this Tenant Work Letter to the contrary, construction of the Tenant Improvements shall not commence until (a) Landlord has approved the Contract, and (b) Tenant has procured and delivered to Landlord a copy of all Permits.

EXHIBIT B -9-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

4.2.2 Tenant’s Agents.

4.2.2.1 Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant’s and Tenant’s Agent’s construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Landlord’s rules and regulations for the construction of improvements in the Building, (iii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iv) Tenant shall abide by all rules made by Landlord’s Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements. Tenant shall pay a logistical coordination fee (the “Coordination Fee”) to Landlord in an amount equal to $1.50 per rentable square foot of the Premises, which Coordination Fee shall be for services relating to the coordination of the construction of the Tenant Improvements.

4.2.2.2 Indemnity. Tenant’s indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises, provided that the foregoing indemnity shall not apply to the extent any of the foregoing arise from the negligence or willful misconduct of Landlord or a Landlord Party.

4.2.2.3 Requirements of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any material defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the completion of the work performed by such contractor or subcontractors. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

EXHIBIT B -10-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

4.2.2.4 Insurance Requirements.

4.2.2.4.1 General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.4.2 Special Coverages. Tenant shall carry course of construction insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may reasonably require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof. Such insurance shall be in reasonable amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.4.3 General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance (10 days prior notice for cancellation due to non-payment of premium). In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee, provided that if Tenant is Original Tenant or a Permitted Transferee assignee, no such additional security will be required.

4.2.3 Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person: (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

EXHIBIT B -11-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

4.2.4 Inspection by Landlord. Tenant shall provide Landlord with reasonable prior notice of any inspection to be performed by a governmental entity in connection with the construction of the Tenant Improvements in order to allow Landlord to be present during such inspection. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same, but Tenant shall not be required to disrupt or delay Tenant’s work during any such inspection. Should Landlord reasonably disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might materially adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, Landlord may, following five (5) business days prior notice to Tenant specifying Landlord’s intent to take such action, take such action as Landlord deems reasonably necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

4.2.5 Meetings. Commencing upon the execution of this Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor’s current request for payment.

4.3 Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to

EXHIBIT B -12-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

deliver to Landlord four (4) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

SECTION 5

LANDLORD CAUSED DELAY

5.1 In General. The Lease Commencement Date shall occur as provided in Section 2.1 of this Lease, provided that the Lease Commencement Date (and the Lease Expiration Date) shall be extended by the number of days of delay of the “Substantial Completion of the Tenant Improvements” (as defined below) to the extent solely caused by a “Landlord Caused Delay,” as that term is defined below, but only to the extent such Landlord Caused Delay causes the Substantial Completion of the Tenant Improvements to occur after the originally scheduled Lease Commencement Date. As used herein, the term “Landlord Caused Delay” shall mean actual delays to the extent resulting from (i) the failure of Landlord to timely approve or disapprove any Construction Drawings; (ii) unreasonable (when judged in accordance with industry custom and practice) interference by Landlord, its agents or Landlord Parties (except as otherwise allowed by this Tenant Work Letter) with the Substantial Completion of the Tenant Improvements and which objectively preclude or delay the construction of the Tenant Improvements, including if resulting from the concurrent performance of the Landlord Work; or (iii) delays due to the acts or failures to act of Landlord or Landlord Parties with respect to payment of the Tenant Improvement Allowance (except as otherwise allowed under this Tenant Work Letter).

5.2 Determination of Landlord Caused Delay. If Tenant contends that a Landlord Caused Delay has occurred, Tenant shall notify Landlord in writing of (i) the event which constitutes such Landlord Caused Delay and (ii) the date upon which such Landlord Caused Delay is anticipated to end. If such actions, inaction or circumstance described in the notice set forth in (i) above of this Section 5.2 of this Tenant Work Letter (the “Delay Notice”) are not cured by Landlord within two (2) business days of Landlord’s receipt of the Delay Notice and if such action, inaction or circumstance otherwise qualify as a Landlord Caused Delay, then a Landlord Caused Delay shall be deemed to have occurred commencing as of the date of Landlord’s receipt of the Delay Notice and ending as of the date such delay ends.

5.3 Definition of Substantial Completion of the Tenant Improvements. For purposes of this Section 5, “Substantial Completion of the Tenant Improvements” shall mean completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items, enabling Tenant to conduct its business operations in the Premises.

SECTION 6

MISCELLANEOUS

6.1 Tenant’s Representative. Tenant has designated Rory Davis as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

EXHIBIT B -13-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

6.2 Landlord’s Representative. Landlord has designated Peter Back as its sole representatives with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

6.3 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

6.4 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in the Lease or this Tenant Work Letter after notice and expiration of any cure period expressly set forth in the Lease has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord).

6.5 No Miscellaneous Charges. Landlord shall provide to Tenant and Tenant’s Agents, without additional charge (to the extent utilized in connection with the construction of the Tenant Improvements and the installation of Tenant’s furniture, fixtures and equipment), utilities, HVAC, freight elevator service, and restrooms, during the period that such Tenant’s Agents are actually present in the Building and working on the design and/or construction of the Tenant Improvements, and/or use of loading docks during the Building Hours during the period of construction of the Tenant Improvements and Tenant’s move into the Premises. With respect to Tenant’s use of the freight elevators and/or loading docks after Building Hours, if so requested by Tenant or reasonably required by Landlord, Tenant shall be required to pay for the reasonable incremental out-of-pocket costs incurred by Landlord for after-hours access control personnel and/or elevator operations personnel. During the period that Contractor and Tenant’s Agents are actually present in the Building and working on the design and/or construction of the Tenant Improvements, Contractor and Tenant’s Agents shall have parking available in the Project at the then daily rate for such parking.

EXHIBIT B -14-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

EXHIBIT C

ONE EMBARCADERO CENTER

FORM OF NOTICE OF LEASE TERM DATES

Certified Mail:

Date:

To:	Copy
to:

Re:

Dated:

Between:	ONE EMBARCADERO CENTER VENTURE, a California general partnership, Lessor or Landlord, and , a , Lessee or Tenant

In accordance with the subject document we wish to advise you and/or confirm your tenancy of:

Suite Number                 , on the         floor of ONE EMBARCADERO CENTER, San Francisco, CA 94111 and that the following terms and conditions are accurate and in full force and effect:

Net rentable square feet		Lease term
Lease commencement date		Lease expiration date
Base rent schedule From	To:	Monthly Rent
$

Rent checks are
Payable to: [APPROPRIATE ENTITY]	Mailed to: [APPROPRIATE ADDRESS]	All other inquiries to: Boston Properties Four Embarcadero Center Lobby Level, Suite One San Francisco, CA 94111

Telephone: 415-772-0700 Fax: 415-982-1780

If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

Pursuant to Article 2 of the above referenced document, we request that you sign this letter where indicated below, confirming the information provided above, and return it to our representative below within ten (10) business days of receipt. Per the lease language, however, failure to execute and return such notice (or make such changes as are required to make such notice factually correct) within such time shall be conclusive that the information set forth is correct. A second letter is enclosed for your files.

Boston Properties, L.P.
Agreed to and Accepted:

By: Lease Administrator’s name	Date	By:	Date
Lease Administration		Its:

EXHIBIT C -2-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

EXHIBIT D

ONE EMBARCADERO CENTER

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project provided that Landlord shall not intentionally enforce the Rules and Regulations in a manner intended to discriminate against Tenant and in the event that noncompliance with the Rules and Regulations by another tenant of the Building shall have a material, adverse impact upon Tenant’s use of or access to the Premises, then Landlord shall use commercially reasonable efforts to enforce the Rules and Regulations with respect to such tenant. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent which consent shall not be unreasonably withheld or delayed. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Project. Tenant, its employees and agents must be sure that the doors to the Premises are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign or card access the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish, at Tenant’s sole cost and expense, passes to persons for whom Tenant requests same in writing. Tenant shall be charged Landlord’s standard fee for the replacement of lost access cards. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9. Tenant shall not overload the floor of the Premises beyond the Building standard floor loading specifications, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s prior written consent. Tenant shall not purchase spring water, ice, towel, linen, maintenance or other like services from any person or persons not reasonably approved by Landlord.

10. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid, chemical, substance or material that is considered hazardous, provided that Landlord acknowledges that Tenant will maintain products in the Premises which are incidental to the operation of its officers, which products contain chemicals which are categorized ad hazardous materials, and that the use of such products in the Premises in the manner in which such products are designed to be used and in compliance with Applicable Laws shall not be a violation by Tenant of this rule.

EXHIBIT D -2-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, vibrations or electronic disruption, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14. With the exception of service animals to the extent access is required pursuant to Applicable Law, Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

16. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19. Tenant shall not waste electricity, water or air conditioning and agrees to use reasonable efforts to cooperate with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.

EXHIBIT D -3-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Project is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

25. Tenant must comply with reasonable requests by the Landlord concerning the informing of their employees of items of importance to the Landlord related to the Premises or the Project.

26. Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5, and any local “No-Smoking” ordinance which may be in effect from time to time and which is not superseded by such State law.

27. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be

EXHIBIT D -4-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

28. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings reasonably approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

29. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

30. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

31. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein and shall provide Tenant written notice of such changes or additions. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT D -5-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

EXHIBIT E

ONE EMBARCADERO CENTER

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned, as Tenant under that certain Office Lease (the “Lease”) made and entered into as of                 , 200         by and between                 , as Landlord, and the undersigned, as Tenant, for Premises on the                  floor(s) of the office building located at                 , certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on                 , and the Lease Term expires on                  , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3. Base Rent became payable on                 .

4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6. Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord’s mortgagee (if any).

7. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                 . The current monthly installment of Base Rent is $                .

8. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and, to the actual knowledge of Tenant, Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

9. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except the Security Deposit in the amount of $                             as provided in the Lease.

10. As of the date hereof, to the actual knowledge of Tenant, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

11. If Tenant is a corporation, limited liability company, partnership or limited liability partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

14. All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at                      on the              day of                 , 200         .

“Tenant”:

,
a

By:
Its:

By:
Its:

EXHIBIT E -2-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

EXHIBIT F

ONE EMBARCADERO CENTER

CALIFORNIA ASBESTOS NOTICE

February 8, 2018

TO:	TENANT AND CONTRACTORS

RE:	CALIFORNIA ASBESTOS NOTICE FOR ONE EMBARCADERO CENTER

As you may be aware, buildings constructed during the 20th Century through the mid to late 1970’s often utilized asbestos containing material (ACM) in the construction process. At that time, this was standard in the building trade.

Asbestos is the commercial name given to a naturally-occurring family of fibrous minerals. It has found its way into a multitude of building products, including insulation around pipes (TSI), fireproofing on structural beams, acoustical plasters on ceilings and walls and vinyl flooring and mastics. It is estimated that more than 30 million tons of asbestos has been used in buildings over the last 70 years.

Attached is a notice concerning the presence of asbestos in One Embarcadero Center. This notice is given to you in compliance with the provisions of California Health and Safety Codes. If you have any employees or subcontractors who work in the building on more than a casual or incidental basis, the law requires that you provide them a copy of this notice.

If you have any questions concerning the attached notice, please contact the Property Management office at (415) 772-0550 or abarr@bostonproperties.com.

Sincerely,

Alicia Barr

Property Manager

One and Two Embarcadero Center

Attachment: California Asbestos Notice

cc:	Christine Shen

Danny Murtagh

Tom Fahey, Chief Engineer

Logan Allen, Asst. Property Manager

EXHIBIT F -1-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

CALIFORNIA ASBESTOS NOTICE

In 1988, California enacted legislation (specifically, Chapter 10.4 of the Health and Safety Code, Section 25915 et seq.) requiring landlords and tenants of commercial buildings constructed prior to 1979 to notify certain people, including each other and their respective employees working within such building, of any knowledge they may have regarding any asbestos-containing materials (“ACM”) in the Building.

On July 13, 1995, Title 29, Code of Federal Regulations, Section 1910.1001 and 1926.1101 defined Presumed Asbestos Containing Material (“PACM”) as thermal system insulation (“TSI”) and surfacing material found in buildings constructed no later than 1980. The federal standard requires the building and/or facility owner to notify contractors and tenants of the presence of ACM/PACM. On May 3, 1996, Cal/OSHA adopted the same notification requirements for PACM in Title 8 CCR 5208 & 1529.

This notification is being given to provide the information required under this Legislation in order to help you avoid any unintentional contact with the ACM/PACM, to assure that appropriate precautionary measures are taken before disturbing any ACM/PACM, and to assist you in making appropriate disclosures to your employees and others.

We have engaged qualified asbestos consultants to survey the Building for asbestos and to assist in implementing an asbestos management plan that includes, among other things, periodic reinspection and surveillance, air monitoring as necessary, information and training programs for building engineering and other measures to minimize potential fiber releases. A description of the current Operations and Maintenance Program prepared for the Building (the “O&M Program”) is set forth on Schedule A attached hereto. Our asbestos consultant has provided us with the O&M Program, which in its qualified professional opinion, fully complies with the disclosure requirements of Health and Safety Code Section 25915.1.

We have no reason to believe, based upon the O&M Program, that the ACM/PACM in the Building is currently in a condition to release asbestos fibers that would pose a significant health hazard to the Building’s occupants. This should remain so if such ACM/PACM is properly handled and remains undisturbed. You should take into consideration that our knowledge as to the absence of health risks is based solely upon general information and the information contained in the O&M Program, and that we have no special knowledge concerning potential health risks resulting from exposure to asbestos in the Building. We are therefore required by the above-mentioned legislation to encourage you to contact local or state public agencies if you wish to obtain a better understanding of the potential impacts resulting from exposure to asbestos.

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Because any tenant alterations or other work at the Building could disturb ACM/PACM and possibly release asbestos fibers into the air, we must require that you obtain our written approval prior to beginning such projects. This includes major alterations, but might also include such activities as drilling or boring holes, installing electrical, telecommunications or computer lines, sanding floors, removing ceiling tiles or other work which disturbs ACM/PACM. In many cases, such activities will not affect ACM/PACM, but you must check with the property manager in advance, just in case. You should check with the property manager at the address set forth on Schedule A. The property manager will make available such instruction as may be required. An individual or contractor who is not qualified to handle ACM/PACM should not attempt any such work. In the areas specified in Schedule A, you should avoid touching or disturbing the ACM/PACM in any way. If you observe any activity that has the potential to disturb the ACM/PACM, please report the same to the property manager immediately.

Further information concerning asbestos handling procedures in general can be found in the Building’s O & M Program, located in the Building office at the address set forth on Schedule A. We also encourage you to contact local, state or federal public health agencies if you wish to obtain further information regarding asbestos containing materials.

In connection with the foregoing, we have adopted the following policies (which shall be considered rules under tenant leases):

(1)

the owner, and representatives of the owner, including, without limitation, the owner’s ACM/PACM consultant, are entitled to enter into the premises of any tenant to inspect for ACM/PACM, perform air tests and abatement; and

(2)

any tenant, contractor, or other party must obtain our prior written approval before performing any alterations on any tenant space, or performing any other work at the property that might disturb ACM/PACM or involve exposure to asbestos fibers as described above.

California law also requires persons in the course of doing business whose activities may result in exposures to asbestos and other substances regulated under the Safe Drinking Water and Toxic Enforcement Act of 1986, commonly referred to as Proposition 65, to provide a clear and reasonable warning. Accordingly, you are advised as follows:

WARNING: The areas within the Building that are described in Schedule A below contain a substance known to the State of California to cause cancer.

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SCHEDULE A

TO

NOTICE CONCERNING ASBESTOS

BUILDING:	One Embarcadero Center
PROPERTY MANAGER:	Paul Radich
ADDRESS OF BUILDING OFFICE:	Boston Properties
Four Embarcadero Center
Lobby Level, Suite One
San Francisco, CA 94111

Telephone: (415)772-0550
Pradich@bostonproperties.com

I.	EXISTING OPERATIONS AND MAINTENANCE PROGRAM (“O&M PROGRAM”) AND ASBESTOS SURVEYS WHICH DESCRIBE THE EXISTENCE, LOCATION AND CONDITION OF ACM

The O&M Programs that have been prepared for the Building since September 1989 are generally described as follows:

A.	O&M PROGRAM

	DATE	DESCRIPTION
1.	July 1999	O&M Program prepared by Law Engineering and Environmental Services, Inc.

2.	September 1989	Draft O&M Plan prepared by Galson Technical Services

3.	July 2001	Embarcadero Center Guidance Specifications and Requirements Minor Asbestos Related Work prepared by SCA Environmental, Inc.

4.	2008	Embarcadero Center Guidance Specifications and Requirements Minor Asbestos Related Work prepared by SCA Environmental, Inc. [SCA Project No. 7335]

5.	November 17, 2010	Embarcadero Center Guidance Specifications and Requirements Minor Asbestos Related Work prepared by SCA Environmental, Inc. [SCA Project No. 9947]

B.	SURVEYS

	DESCRIPTION	BY COMPANY	DATE
1.	Asbestos Survey at the Embarcadero Center Complex, San Francisco, California	EAL Corporation	02/28/83

2.	Work Place Evaluation of Worker Exposure to Airborne Asbestos, One Embarcadero Center	Environmental Research Group Inc.	02/18/85

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	DESCRIPTION	BY COMPANY	DATE
3.	Airborne and Bulk Asbestos Sampling for Embarcadero Center in Embarcadero Center One and Two	EAL Corporation	03/27/85

4.	Air Asbestos Sampling Conducted for Embarcadero Center in Embarcadero One (33rd and 34th Floor) on April 22, 1985	EAL Corporation	05/02/85

5.	Monitoring for Airborne Asbestos during Electric Conduit Installation and Reframing Ceilings at (22nd Floor) No. 1 Embarcadero Center	EAL Corporation	01/04/86

6.	Report on Sampling for Airborne Asbestos at Embarcadero Center on 2/28/86 and 3/3/86	TMA/SF	Undated

7.	Report on Sampling for Airborne Asbestos at Embarcadero Center on 2/28/86 and 3/3/86	EAL Corporation	04/16/86

8.	Report on Air Sampling at One Embarcadero Center, Room 3303 on March 4, 1986	EAL Corporation	03/04/86

9.	Summary Report on the Air Quality Monitoring Results during the Removal of Asbestos-Containing Fireproofing, 14th Floor, One Embarcadero Center, San Francisco, California (July 21 - August 6, 1986)	Galson Technical Services, Inc.	Undated

10.	Summary Report on the Air Quality Monitoring Results during the Removal of Asbestos-Containing Fireproofing 13th Floor, One Embarcadero Center, San Francisco, California August 13 - September 9, 1986)	Galson Technical Services, Inc.	Undated

11.	Summary Report: Survey for Asbestos Containing Materials at One Embarcadero Center, San Francisco, California.	Galson Technical Services, Inc.	10/86

12.	Summary of Recommended and Required Practices for Asbestos	Galson Technical Services, Inc.	11/86

13.	Semi-Annual Air Monitoring Survey for Asbestos Fibers, One, Two, and Five Embarcadero Center	Galson Technical Services, Inc.	12/86

14.	Summary Report on the Air Quality Monitoring Results during the Removal of Asbestos-Containing Fireproofing, 11th Floor, One Embarcadero Center, San Francisco, California (Dec. 5 - Jan. 15, 1987)	Galson Technical Services, Inc.	Undated Recd. 12/04/87

15.	Semi-Annual Air Monitoring Survey for Asbestos Fibers, One Embarcadero Center, San Francisco, California.	Galson Technical Services, Inc.	07/87

-5-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

	DESCRIPTION	BY COMPANY	DATE
16.	Final Report for Asbestos Removal Project at One Embarcadero Center, Mezzanine Level, Phase 2, San Francisco, CA (Galson #S9-053.EQ)	Galson Technical Services, Inc.	7/90

17.	Final Report for Asbestos Removal Project at One Embarcadero Center, Mezzanine Level, Phase 3, San Francisco, CA (Galson #S9-053.EQ)	Galson Technical Services, Inc.	09/90

18.	Final Report for Asbestos Removal Project at One Embarcadero Center, Mezzanine Level, Phase 5, San Francisco, CA (Aug. 3 – Oct. 10, 1990) (Galson #S9-053.EQ)	Galson Technical Services, Inc.	10/90

19.	Final Report for Asbestos Removal Project at One Embarcadero Center, 43rd Floor, Phase 4.2, San Francisco, CA (Sept. 14 – Oct. 10, 1990) (Galson #SA-046.EQ)	Galson Technical Services, Inc.	11/90

20.	Final Report for Asbestos Removal Project at One Embarcadero Center, 43rd Floor, Phase 4.1, San Francisco, CA (Oct. 11 – Oct. 31, 1990) (Galson #SA-046.EQ)	Galson Technical Services, Inc.	11/90

21.	Final Report for Asbestos Removal Project at One Embarcadero Center, Mezzanine Level, Phase 6, San Francisco, CA (Galson #S9-053.EQ)	Galson Technical Services, Inc.	12/90

22.	Final Report for Asbestos Removal Project at One Embarcadero Center, Mezzanine Level, Phase 8, San Francisco, CA (Galson #S9-053.EQ)	Galson Technical Services, Inc.	12/90

23.	Final Report for Asbestos Removal Project at One Embarcadero Center, 43rd Floor, Phase 4.3, San Francisco, CA (Nov. 1 – Dec. 26, 1990) (Galson #SA-046.EQ)	Galson Technical Services, Inc.	12/90

24.	Final Report for Asbestos Removal Project at One Embarcadero Center, 43rd Floor, Phase 4.4, San Francisco, CA (Jan. 2 – Feb. 14, 1991) (Galson #SA-046.EQ)	Galson Technical Services, Inc.	03/91

25.	Final Report for Asbestos Removal Project at One Embarcadero Center, 43rd Floor, Phase 4.5, San Francisco, CA (May 6 – May 21, 1991) (Galson #SA-046.EQ)	Galson Technical Services, Inc.	05/91

26.	Final Report for Asbestos Removal Project at One Embarcadero Center, 42nd and 43rd Floors, Phase 3, San Francisco, CA (Feb. 6 – May 22, 1991) (Galson #SA-046.EQ)	Galson Technical Services, Inc.	09/91

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	DESCRIPTION	BY COMPANY	DATE
27.	Final Report for Asbestos Removal Project at One Embarcadero Center, 42nd Floor Phases 1.0 and 1.1, San Francisco, CA (July 2 – Aug. 28, 1991) (Galson #SA-046.EQ)	Galson Corporation	06/91

28.	Final Report for Asbestos Removal Project at One Embarcadero Center, 42nd Floor Phase 2.1, San Francisco, CA (July 26 – Aug. 5, 1991) (Galson #SA-046.EQ)	Galson Corporation	09/91

29.	Final Report for Asbestos Removal Project at One Embarcadero Center, 42nd Floor Phase 2.0, San Francisco, CA (May 13 – June 14, 1991) (Galson #SA-046.EQ)	Galson Corporation	09/91

30.	Final Report for Asbestos Removal Project at One Embarcadero Center, 4th Floor, San Francisco, CA (July 19 – Oct. 2, 1991) (Galson #SA-146-02.EQ)	Galson Coiporation	11/91

31.	Final Report for Asbestos Removal Project at One Embarcadero Center, 2nd Floor, San Francisco, CA (Aug. 2 – Oct. 24, 1991) (Galson #SA-146-02.EQ)	Galson Corporation	01/92

32.	Semi-Annual Environmental Monitoring Survey, Embarcadero Center Complex (SCA #BI-424, 514 & 520)	SCA Environmental, Inc.	07/92

33.	Semi-Annual Air Monitoring Survey for Asbestos Fiber at Embarcadero Complex (SCA #BI-633)	SCA Environmental, Inc.	01/93

34.	Semi-Annual Air Monitoring Survey for Asbestos Fiber at Embarcadero Complex (SCA #BI-713.00)	SCA Environmental, Inc.	06/93

35.	Semi-Annual Environmental Monitoring Survey, Embarcadero Center Complex (SCA #BI-821.00)	SCA Environmental, Inc.	11/93

36.	Semi-Annual Environmental Monitoring Survey, Embarcadero Center Complex (SCA #BI-950.00)	SCA Environmental, Inc.	06/94

37.	Misc. Minutes and Correspondence – Asbestos Abatement, 1EC Floors 9 & 33, San Francisco, CA [Job #4025.015]	Hygienetics Environmental	01/96

38.	Semi-Annual Air Monitoring Survey for Asbestos Fiber at Embarcadero Complex (SCA #F-1479)	SCA Environmental, Inc.	02/96

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	DESCRIPTION	BY COMPANY	DATE
39.	Summary Report and Close-Out Documentation for Asbestos Abatement Project, Floors 6 & 9, 1EC, San Francisco, CA [Job #4025.005]	Hygienetics Environmental	02/96

40.	Summary Report for Asbestos Abatement, 1EC, 35th & 34th Floors [Job #4025.008]	Hygienetics Environmental	5/96

41.	Summary Report for Asbestos Abatement, 1EC, 35th Floor [Job #4025.008]	Hygienetics Environmental	6/96

42.	Semi-Annual Air Monitoring Survey for Asbestos Fiber at Embarcadero Complex (SCA #F-1642)	SCA Environmental, Inc.	07/96

43.	Summary Report for Asbestos Abatement, 1EC, 20th & 3rd Floors [Job #4025.012]	Hygienetics Environmental	9/96

44.	Summary Report for Asbestos Abatement Project, 1EC, 34th & 35th Floors, San Francisco, CA [Job #4025.008]	Hygienetics Environmental	09/96

45.	Semi-Annual Environmental Monitoring Survey, Embarcadero Center Complex (SCA #F-1874)	SCA Environmental, Inc.	01/97

46.	Summary Report for Asbestos Abatement, 1EC, 9th & 33rd Floors [Job #4025.015]	Hygienetics Environmental	5/97

47.	Semi-Annual Environmental Monitoring Survey, Embarcadero Center Complex (SCA #F-2133)	SCA Environmental, Inc.	06/97

48.	Semi-Annual Environmental Monitoring Survey, Embarcadero Center Complex (SCA #F-2422)	SCA Environmental, Inc.	02/98

49.	Summary Report for Asbestos Abatement Project, 1EC, B Level Fan Rooms, San Francisco, CA [Job #4025.035]	Hygienetics Environmental	03/98

50.	Summary Report for Asbestos Abatement Project, 1EC, 32nd Floor, San Francisco, CA [Job #4025.042]	Hygienetics Environmental	03/98

51.	Semi-Annual Environmental Monitoring Survey, Embarcadero Center Complex (SCA #F-2807)	SCA Environmental Inc.	08/98

52.	Report of Phase I Environmental Site Assessment and Limited Asbestos Survey, One Embarcadero Center	LAW Engineering and Environmental Services, Inc.	07/98

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	DESCRIPTION	BY COMPANY	DATE
53.	Project Documents & Summary Project File, Asbestos Abatement, 1EC, 27th Floor [Constr. Box 104]	Hygienetics Environmental	4/1/99

54.	Project Documents & Summary Project File, Asbestos Abatement, 1EC, 5th Floor [Constr. Box 104]	Hygienetics Environmental	7/1/99

55.	Letter-Report Asbestos Spot Abatement Summary Report, 1EC, 26th Floor for 27th Floor Improvements	Hygienetics Environmental	11/15/99

56.	Letter-Report Asbestos Abatement, 1EC, Golden Gate National Parks store	Hygienetics Environmental	10/20/00

57.	Project Summary Report for Asbestos Abatement, 1EC, 32nd Vacant Floor, San Francisco, CA	Hygienetics Environmental	4/1/01

58.	Indoor Air Quality Investigations for the Embarcadero Center Complex, San Francisco, CA (SCA #B-4825)	SCA Environmental, Inc.	08/03/01

59.	Letter-Report for One Embarcadero Center Vinyl Floor Tile Limited Asbestos Survey in Level A Janitor’s Storage Room (SCA #B-5860	SCA Environmental, Inc.	6/18/02

60.	Summary Report of Air Quality Monitoring for Vinyl Floor Tile and Mastic Removal at One Embarcadero Center, Level A Janitor’s Storage Room, San Francisco, CA (SCA #B-5586.AS)	SCA Environmental, Inc.	08/21/02

61.	Indoor Air Quality Investigations for the Embarcadero Center Complex, San Francisco, CA (SCA #B-5633)	SCA Environmental, Inc.	08/22/02

62.	Letter Report Water Damage & Mold Potential 1EC 29th Floor	Hygienetics Environmental	12/16/02

63.	Letter-Report for One Embarcadero Center Vinyl Floor Tile Limited Asbestos Survey in Suite 1350 (SCA #B-6213)	SCA Environmental, Inc.	6/20/03

64.	Indoor Air Quality Investigations for the Embarcadero Center Complex, San Francisco, CA (SCA #B-6244)	SCA Environmental, Inc.	08/12/03

65.	Letter Report – Asbestos Survey for 1EC Fujiya Restaurant & Street Level Stairwell (SCA #B6575)	SCA Environmental, Inc.	02/11/04

66.	Letter Report – Asbestos Survey for 1EC Fujiya Restaurant & Street Level Stairwell (SCA #B6575)	SCA Environmental, Inc.	02/19/04

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	DESCRIPTION	BY COMPANY	DATE
67.	Letter Report – Bulk Asbestos Survey, 1EC, Street Level former Crabtree & Evelyn, San Francisco, CA (SCA #B-6688)	SCA Environmental, Inc.	4/15/04

68.	Summary Report: Former Fujiya Restaurant Abatement, 1EC, Lobby Level, San Francisco, CA (SCA #B-6618)	SCA Environmental, Inc.	6/8/04

69.	Indoor Air Quality Investigations for the Embarcadero Center Complex, San Francisco, CA (SCA #B-6803)	SCA Environmental, Inc.	08/15/04

70.	Letter Report – Bulk Asbestos Survey, 1EC, 42nd Floor Fire Doors, San Francisco, CA (SCA #B-7303.01)	SCA Environmental, Inc.	6/24/05

71.	Indoor Air Quality Investigations for the Embarcadero Center Complex, San Francisco, CA (SCA #B-7336)	SCA Environmental, Inc.	8/22/05

72.	Letter Report – Partial Bulk Asbestos Survey, 1EC, 9th Floor Flooring, San Francisco, CA (SCA #B-7529)	SCA Environmental, Inc.	11/16/05

73.	Letter Report – Partial Bulk Asbestos Survey, 1EC, 31st Floor Flooring, San Francisco, CA (SCA #B-7553)	SCA Environmental, Inc.	12/2/05

74.	Final Report – Asbestos Abatement Activities, 1EC, 14th & 15th Floor Firestop, San Francisco, CA (SCA #B-7638)	SCA Environmental, Inc.	1/30/06

75.	Letter Report – Partial Bulk Asbestos Survey, 1EC, 40th Floor Floorings, San Francisco, CA (SCA #B-7735.01)	SCA Environmental, Inc.	3/21/06

76.	Letter Report – Bulk Asbestos Survey, 1EC, Suite 2800 & 2850 Floorings, San Francisco, CA (SCA #B-7735.02)	SCA Environmental, Inc.	3/21/06

77.	Letter Report – Partial Bulk Asbestos Survey, 1EC, 11th Floor Floorings, San Francisco, CA (SCA #B-7735.03)	SCA Environmental, Inc.	3/21/06

78.	Abatement Work Plan for Fire Door Replacements, 2EC, San Francisco, CA (SCA #B-7759)	SCA Environmental, Inc.	3/29/06

79.	Letter Report – Partial Bulk Asbestos Survey, 1EC, 15th Floor Floorings, San Francisco, CA (SCA #B-7700)	SCA Environmental, Inc.	4/11/06

80.	Abatement Work Plan for Partial Fireproofing Abatement in Plumbing Chase Walls, 2EC 2nd Floor, San Francisco, CA (SCA #B-7797)	SCA Environmental, Inc.	4/24/06

-10-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

	DESCRIPTION	BY COMPANY	DATE
81.	Final Report – Asbestos Abatement Activities, 1EC, 9th Floor Flooring Mastics, San Francisco, CA (SCA #B-7529.AS)	SCA Environmental, Inc.	5/11/06

82.	Final Report – Partial Asbestos Abatement Activities, 1EC 26th Floor Fireproofing & Mastics, San Francisco, CA (SCA #B-7625)	SCA Environmental Inc.	5/16/06

83.	Final Report – Partial Asbestos Abatement Activities, 1EC 2nd Floor Fireproofing at Toilet Chases, San Francisco, CA (SCA #B-7797)	SCA Environmental Inc.	5/30/06

84.	Final Report – Partial Asbestos Abatement & Controlled Renovation Activities, 1EC 25th Floor Fireproofing & Mastics Phase 3, San Francisco, CA (SCA #B-7625)	SCA Environmental Inc.	8/3/06

85.	Final Report – Asbestos Abatement Activities, 1EC, 15th through 17th Floors, San Francisco, CA (SCA #B-7700)	SCA Environmental, Inc.	8/23/06

86.	Indoor Air Quality Investigations for the Embarcadero Center Complex, San Francisco, CA (SCA #B-7882)	SCA Environmental, Inc.	8/25/06

87.	Letter Report – Partial Bulk Asbestos Survey, 1EC, 18th & 19th Floor Floorings, San Francisco, CA (SCA #B-8034)	SCA Environmental, Inc.	9/29/06

88.	Final Report – Asbestos Abatement Activities, 1EC, 18th Floor VAT & Mastics, San Francisco, CA (SCA #B-8034)	SCA Environmental, Inc.	11/16/06

89.	Letter Report – Partial Bulk Asbestos Survey, 1EC, 18th Floor Chases, San Francisco, CA (SCA #B-8165)	SCA Environmental, Inc.	1/9/07

90.	Letter Report – Partial Bulk Asbestos Survey, 1EC, 40th Floor Floorings, San Francisco, CA (SCA #B-8351)	SCA Environmental, Inc.	4/17/07

91.	Indoor Air Quality Investigations for the Embarcadero Center Complex, San Francisco, CA (SCA #B-8507)	SCA Environmental, Inc.	8/28/07

92.	Letter Report – 1EC 25th Floor Asbestos & Mold Investigation, San Francisco, CA (SCA #B-8667)	SCA Environmental, Inc.	11/8/07

93.	Letter-Report – 1EC 31st Floor Piping Connections, San Francisco, CA (SCA #B-8757)	SCA Environmental, Inc.	1/4/08

-11-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

	DESCRIPTION	BY COMPANY	DATE
94.	Letter-Report – 1EC 39th Floor Toilet Core Walls, San Francisco, CA (SCA #B-8765)	SCA Environmental, Inc.	1/9/08

95.	Letter Report – Partial Bulk Asbestos Survey, 1EC, Suite 1452 Flooring, San Francisco, CA (SCA #B-8818)	SCA Environmental, Inc.	2/14/08

96.	Final Report – Asbestos Abatement Activities, 1EC Suite 1452 VAT & Mastics, San Francisco, CA (SCA #B-8818)	SCA Environmental Inc.	3/5/08

97.	Letter-Report – 1EC 33rd Floor Core Walls, San Francisco, CA (SCA #B-9080)	SCA Environmental, Inc.	7/24/08

98.	Indoor Air Quality Investigations for the Embarcadero Center Complex, San Francisco, CA (SCA #B-9177)	SCA Environmental, Inc.	9/24/08

99.	Letter Report – Dust Sampling, 1EC, 4th Floor, San Francisco, CA (SCA #B-9239)	SCA Environmental, Inc.	10/11/08

100.	Letter Report – Dust Sampling, 1EC, 14th Floor, San Francisco, CA (SCA #B-9239)	SCA Environmental, Inc.	10/11/08

101.	Letter Report – Partial Bulk Asbestos Survey, 1EC, Print & Ship Street Level Flooring, San Francisco, CA (SCA #B-9377)	SCA Environmental, Inc.	2/13/09

102.	Abatement Work Plan, 1EC 26th Floor New Hangers and Cores, San Francisco, CA (SCA #B-9581)	SCA Environmental Inc.	8/14/09

103.	Letter Report – Partial Bulk Asbestos Survey, 1EC, Lobby Level former Limited Store, San Francisco, CA (SCA #B-9589)	SCA Environmental, Inc.	8/25/09

104.	Indoor Air Quality Investigations for the Embarcadero Center Complex, San Francisco, CA (SCA #B-9557)	SCA Environmental, Inc.	9/29/09

105.	Letter Report – Partial Bulk Asbestos Survey, 1EC, A Level Janitor’s Break Room VAT, San Francisco, CA (SCA #B-9660)	SCA Environmental, Inc.	11/10/09

106.	Abatement Work Plan, 1EC 25th Floor Lobby Wall Installation, San Francisco, CA 9SCA #b-9799)	SCA Environmental, Inc.	03/10/10

107.	Indoor Air Quality Investigations for the Embarcadero Center Complex, San Francisco, CA (SCA #B-9935)	SCA Environmental, Inc.	9/1/10

-12-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

	DESCRIPTION	BY COMPANY	DATE
108.	Letter Report – Partial Bulk Asbestos Survey, 1EC, Suite 1300A Flooring, San Francisco, CA (SCA #B-10249)	SCA Environmental, Inc.	5/16/11

109.	Letter Report – Partial Bulk Asbestos Survey, 1EC, A Level Garage Cold Water Pipe, San Francisco, CA (SCA #B-10338.AS)	SCA Environmental, Inc.	8/11/11

110.	Indoor Air Quality Investigations for the Embarcadero Center Complex, San Francisco, CA (SCA #B-10330)	SCA Environmental, Inc.	9/6/11

111.	Letter Report – Partial Bulk Asbestos Survey, 1EC, Street Level Vent Control Room Flooring, San Francisco, CA (SCA #B-10249.AS)	SCA Environmental, Inc.	10/19/11

112.	Letter Report – Partial Bulk Asbestos Survey, 1EC, Suite 2110 Flooring, San Francisco, CA (SCA #B-10249.A2)	SCA Environmental, Inc.	10/24/11

113.	Letter Report – Partial Bulk Asbestos Survey, 1EC, Promenade Level Gaylord Restaurant Kitchen, San Francisco, CA (SCA #B-10623)	SCA Environmental, Inc.	4/5/12

114.	Indoor Air Quality Investigations for the Embarcadero Center Complex, San Francisco, CA (SCA #B-10725)	SCA Environmental, Inc.	8/20/12

115.	Letter Report – Partial Bulk Asbestos Survey, 1EC, 22nd & 23rd Floor Stair Opening, San Francisco, CA (SCA #B-10783)	SCA Environmental, Inc.	9/26/12

116.	Final Report – Partial Asbestos Abatement Activities, 1EC 22nd Floor Elevator Equipment Room, San Francisco, CA (SCA #B-10822)	SCA Environmental Inc.	12/10/12

117.	Letter Report – Partial Bulk Asbestos Survey, 1EC, 14th Floor Flooring, San Francisco, CA (SCA #B-10958)	SCA Environmental, Inc.	4/8/13

118.	Final Report – Asbestos Abatement Activities, 1EC 14th Floor Flooring, San Francisco, CA (SCA #B-10958)	SCA Environmental Inc.	4/29/13

119.	Letter Report – Partial Bulk Asbestos Survey, 1EC, Street Level (former Victoria Secret Retail), San Francisco, CA (SCA #B-10903.04)	SCA Environmental, Inc.	6/6/13

120.	Indoor Air Quality Investigations for the Embarcadero Center Complex, San Francisco, CA (SCA #B-11023)	SCA Environmental, Inc.	9/16/13

121.	Final Report – Partial Asbestos Abatement Activities, 1EC 25th, 26th & Mezzanine Cores, San Francisco, CA (SCA #B-11146)	SCA Environmental Inc.	11/12/13

-13-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

	DESCRIPTION	BY COMPANY	DATE
122.	Indoor Air Quality Investigations for the Embarcadero Center Complex, San Francisco, CA (SCA #B-11401)	SCA Environmental, Inc.	9/16/14

123.	Abatement Work Plan – 1EC 40th Floor SE Shaft Hot Tap Operations (SCA #B11587)	SCA Environmental, Inc.	1/21/15

124.	Letter Report – Partial Bulk Asbestos Survey, 1EC, 40th Floor Flooring, San Francisco, CA (SCA #B-11600)	SCA Environmental, Inc.	1/27/15

125.	Final Report – Partial Asbestos Abatement Activities, 1EC 40th Floor Hot Tap Project, San Francisco, CA (SCA #B-11587.AS)	SCA Environmental Inc.	2/25/15

126.	Final Report – Partial Asbestos Abatement Activities, 1EC 39[t]h Floor Column Project, San Francisco, CA (SCA #B-11643)	SCA Environmental Inc.	3/2/15

127.	Indoor Air Quality Investigations for the Embarcadero Center Complex, San Francisco, CA (SCA #B-11788)	SCA Environmental, Inc.	9/16/15

128.	Boston Properties Proactive Indoor Air and Water Quality Report: Initial Inspection One Embarcadero Center, San Francisco, CA	Healthy Buildings	8/29/16

129.	Letter Report – Partial Bulk Asbestos Survey, 1EC, 44th Floor Roof, San Francisco, CA (SCA #B-12160	SCA Environmental, Inc.	9/10/16

130.	Summary Report: Bulk Asbestos, Lead-Based Paint and Hazardous Materials Survey at One Embarcadero Center, 25th & 26th Floor Restrooms, San Francisco, CA (SCA #12150.01)	SCA Environmental, Inc.	9/21/16

131.	Final Report – Controlled Renovation Activities, 1EC 25th Floor, San Francisco, CA (SCA #B-12150.00)	SCA Environmental Inc.	9/21/16

132.	Letter Report – Partial Bulk Asbestos Survey, 1EC Exterior Caulking San Francisco, CA (SCA #B-12356)	SCA Environmental, Inc.	4/13/17

133.	Boston Properties Proactive Indoor Air and Water Quality Reinspection Report: One Embarcadero Center, San Francisco, CA	Healthy Buildings	9/18/17

134.	Letter Report – Partial Bulk Asbestos Survey, 1EC Roof Caulking Sampling San Francisco, CA (SCA #B-12609)	SCA Environmental, Inc.	2/5/18

-14-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

II.	CONTENTS OF O&M PROGRAM

The Table of Contents of the O&M Program contains the following sections:

Section		Page

I.	INTRODUCTION	1-1

II.	ASBESTOS BACKGROUND	2-1

III.	ABATEMENT ALTERNATIVES	3-1

IV.	SUPERVISORY STRUCTURE	4-1

V.	NOTIFICATION LETTERS AND AWARENESS PROGRAM	5-1

VI.	MEDICAL SURVEILLANCE PROGRAM	6-1

VII.	MAINTENANCE PROCEDURES	7-1

VIII.	EMPLOYEE TRAINING PROGRAMS	8-1

IX.	INSPECTION PLAN	9-1

X.	DOCUMENTATION AND RECORDKEEPING	10-1

XI.	EMERGENCY OPERATING PROCEDURES	11-1

XII.	EQUIPMENT LIST AND SUGGESTED MANUFACTURERS	12-1

III.	SPECIFIC LOCATIONS WHERE ACM IS PRESENT IN ANY QUANTITY

Material	Asbestos Quantity	Location	Report
Fireproofing	5-10% Chrysotile	25 and 26 & Partial Mezzanine	Based upon results of sampling on other floors described in the 1983 EAL Corporation and 1986 Galson Technical Services’ reports

Thermal System Insulation	<1% Chrysotile	Mezzanine, 42 and 43	1989-Galson Technical Services

Mastic assoc/w 12” Floor Tile	<1% Chrysotile	Floor 42	1989-Galson Technical Services

Plaster	<1% Actinolite	Mezzanine, 4, 10, 21, 22, 44	1991-Galson Technical Services

-15-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

12-inch square vinyl floor tiles and mastics	<1% Chrysotile in tiles & 1-5% Chrysotile in black mastics	Level A Janitor’s Storage Room	2002-SCA Environmental, Inc.

Fire Door Cores	20-30% Chrysotile & 5-10% Amosite	Electrical Rooms, Mechanical Rooms & Stairwells Throughout (Partially Abated in 2006)	2005 SCA Environmental, Inc.

Red Vinyl Floor Tiles & Black Mastics	5-10% CH in tiles & 10-20% CH in mastics	Hallway north of Hewitt’s Suite 1452	2008 SCA Environmental, Inc.

Black residual mastics and off-white leveling compounds and former yellow carpet mastics over concrete	1-5% CH in black mastics	1EC 13th Floor Ste. 1300A Lobby	2011 SCA Environmental, Inc.

9-inch square gray vinyl composite floor tiles with black mastics, off-white leveling compounds and yellow residual carpet mastics over concrete	<1% CH in tiles & 1-5% CH in black mastics	1EC 13th Floor Ste. 1300A North Office	2011 SCA Environmental, Inc.

9-inch square gray vinyl composite floor tiles with black mastics, off-white leveling compounds and yellow residual carpet mastics over concrete	<1% CH in tiles & 1-5% CH in black mastics	1EC 13th Floor Ste. 1300A SW Office	2011 SCA Environmental, Inc.

9-inch square gray vinyl composite floor tiles with black mastics, off-white leveling compounds and yellow residual carpet mastics over concrete	<1% CH in tiles & l-5% CH in black mastics	1EC 13th Floor Ste. 1300A South Hallway	2011 SCA Environmental, Inc.

-16-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

9-inch square gray vinyl composite floor tiles with black mastics, off-white leveling compounds and yellow residual carpet mastics over concrete	<1% CH in tiles & 1-5% CH in black mastics	1EC 13th Floor Ste. 1300A SE Office	2011 SCA Environmental, Inc.

12-inch square gray vinyl composite floor tiles with black mastics and off-white leveling compounds over concrete	<1% CH in tiles & 1-5% CH in black mastics	1EC 13th Floor Ste. 1300A Kitchen	2011 SCA Environmental, Inc.

Black residual mastics and off-white leveling compounds and former yellow carpet mastics over concrete	1-5% CH in black mastics	1EC 13th Floor Ste. 1300A North Office	2011 SCA Environmental, Inc.

Black mastics under 9-inch square gray vinyl composite floor tiles with off-white streaks	5-10% CH in black mastics only	1EC Street Level Vent Control Room	2011 SCA Environmental, Inc.

Fireproofing	5-10% Chrysotile	Inaccessible Areas, such as core wall overspray, spandrels behind metal flashings, encased columns, elevator shaft and partially renovated toilet wall cavities	2012 SCA Environmental, Inc.

Light gray exterior caulking with off-white/light gray backer rod between seams of pre-cast concrete panels	2% Chrysotile	1EC 28th Floor West Parapet Walls	2018 SCA Environmental, Inc.

Asbestos-containing fireproofing material that is accessible has been removed from all floors of the Building except floors 25, and 26 and the western portion of the Mezzanine Mechanical Room. The fireproofing that is inaccessible is hidden by a suspended ceiling system on occupied floors with the exception of the electrical closets on these floors, and the emergency stairway landings. The space formed between the suspended ceiling and the corrugated decking is a return air plenum for the Building’s heating, ventilating and air conditioning (HVAC) system.

-17-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

Inaccessible ACM fireproofing remains behind sealed plaster columns, behind metal flashings at the perimeter spandrel beams and plaster encasement at various core walls.

THE O&M PROGRAM AND THE RESULTS OF MONITORING DESCRIBED ABOVE, INCLUDING MONITORING DATA AND SAMPLING PROCEDURES AND THE ASBESTOS SURVEYS ARE AVAILABLE FOR REVIEW DURING NORMAL BUSINESS HOURS IN THE BUILDING OFFICE, AT THE ABOVE ADDRESS, MONDAY THROUGH FRIDAY EXCEPT LEGAL HOLIDAYS. NO REPRESENTATIONS OR WARRANTIES WHATSOEVER ARE MADE REGARDING THE O&M PROGRAM, THE REPORTS CONCERNING SUCH O&M PROGRAM OR THE SURVEYS (INCLUDING WITHOUT LIMITATION, THE CONTENTS OR ACCURACY THEREOF), OR THE PRESENCE OR ABSENCE OF TOXIC OR HAZARDOUS MATERIALS IN, AT, OR UNDER ANY PREMISES OR THE BUILDING.

-18-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

EXHIBIT G

ONE EMBARCADERO CENTER

ACCEPTABLE FORMS OF INSURANCE CERTIFICATE

ACORD

CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY)

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER — [illegible]	CONTACT NAME:	
	PHONE (A/C, No, Ext):	FAX (A/C, No):
	E-MAIL ADDRESS:	
	INSURER(S) AFFORDING COVERAGE	NAIC #
	INSURER A :	
INSURED SAMPLE	INSURER B :	
	INSURER C :	
	INSURER D :	
	INSURER E :	
	INSURER F :	

COVERAGES CERTIFICATE NUMBER: REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSD	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
	COMMERCIAL GENERAL LIABILITY ☐ CLAIMS-MADE ☐ OCCUR GEN'L AGGREGATE LIMIT APPLIES PER: ☐ POLICY ☐ PRO-JECT ☐ LOC OTHER:						EACH OCCURRENCE	$
							DAMAGE TO RENTED PREMISES (Ea occurrence)	$
							MED EXP (Any one person)	$
							PERSONAL & ADV INJURY	$
							GENERAL AGGREGATE	$
							PRODUCTS - COMP/OP AGG	$
								$
	AUTOMOBILE LIABILITY X ANY AUTO ☐ ALL OWNED AUTOS ☐ SCHEDULED AUTOS ☐ HIRED AUTOS ☐ NON-OWNED AUTOS						COMBINED SINGLE LIMIT (Ea accident)	$
							BODILY INJURY (Per person)	$
							BODILY INJURY (Per accident)	$
							PROPERTY DAMAGE (Per accident)	$
								$
	X UMBRELLA LIAB X OCCUR ☐ EXCESS LIAB ☐ CLAIMS-MADE ☐ DED ☐ RETENTION $						EACH OCCURRENCE	$
							AGGREGATE	$
								$
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH) Y/N: N If yes, describe under DESCRIPTION OF OPERATIONS below	N/A					PER STATUTE / OTH-ER	
							E.L. EACH ACCIDENT	$
							E.L. DISEASE - EA EMPLOYEE	$
							E.L. DISEASE - POLICY LIMIT	$

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (ACORD 101, Additional Remarks Schedule, may be attached if more space is required)

CERTIFICATE HOLDER	CANCELLATION
	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
	AUTHORIZED REPRESENTATIVE of Marsh USA Inc.

© 1988-2014 ACORD CORPORATION. All rights reserved.

ACORD 25 (2014/01)

The ACORD name and logo are registered marks of ACORD

CERTIFICATE OF LIABILITY INSURANCE Date(mm/dd/yyy) THIS certificate IS ISSUED AS & MATTER OF information WILY AND confers HO RIGHTS upon THE CERTIFICATE HOLDER THIS CERTIFICATE DOES mot AFFIRMATIVELY or negatively AMEND . extend OR ALTER the COVERAGE AFFORDED BY THE policies below. THIS certificate OF insurance DOES NOT constitute A CONTRACT BETWEEN the issuing INSURERS), AUTHORIZED REPRSSENTAT1VE OS PRODUCER. AND THE CERTIFICATE HOLDER important; if the certificat holder is an additional insured, to pollcy) must wdmed. if subrogation IS waived. subject to term and condition or the policy, certain politics may require an endorment A statement on this certificats does not conter nights to the certificate holder in of ever

EXHIBIT G -1-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

ACORD®

EVIDENCE OF PROPERTY INSURANCE

DATE (MM/DD/YYYY)

THIS EVIDENCE OF PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS EVIDENCE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE ADDITIONAL INTEREST.

AGENCY / PHONE (A/C, No, Ext):	COMPANY
FAX (A/C, No): / E-MAIL ADDRESS:	
CODE: / SUB CODE:	
AGENCY CUSTOMER ID #:	
INSURED	LOAN NUMBER / POLICY NUMBER
	EFFECTIVE DATE / EXPIRATION DATE / ☐ CONTINUED UNTIL TERMINATED IF CHECKED
	THIS REPLACES PRIOR EVIDENCE DATED:

PROPERTY INFORMATION

LOCATION/DESCRIPTION

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

COVERAGE INFORMATION

COVERAGE / PERILS / FORMS	AMOUNT OF INSURANCE	DEDUCTIBLE

REMARKS (Including Special Conditions)

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

ADDITIONAL INTEREST

NAME AND ADDRESS	☐ MORTGAGEE ☐ ADDITIONAL INSURED ☐ LOSS PAYEE
	LOAN #
	AUTHORIZED REPRESENTATIVE

ACORD 27 (2009/12)

© 1993-2009 ACORD CORPORATION. All rights reserved.
The ACORD name and logo are registered marks of ACORD

EXHIBIT G -2-	[ONE EMBARCADERO CENTER] [1Life Healthcare, Inc.] [AMLGM&N]

EXHIBIT H

FORM OF LETTER OF CREDIT

[

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

ISSUE DATE:

ISSUING BANK:

SILICON VALLEY BANK

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

APPLICANT:

AMOUNT:	US$ ( AND XX/100 U.S. DOLLARS)

EXPIRATION DATE:	SVB WILL PUT A SPECIFIC DATE HERE THAT’S 1 YEAR
ISSUANCE HERE

PLACE OF EXPIRATION:     ISSUING BANK’S COUNTERS AT ITS ABOVE ADDRESS

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF              IN YOUR FAVOR AVAILABLE BY PAYMENT AGAINST YOUR PRESENTATION TO US OF THE FOLLOWING DOCUMENT:

BENEFICIARY’S SIGNED AND DATED STATEMENT INDICATING THE AMOUNT OF THE DRAW AND STATING AS FOLLOWS:

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK. THE DETAILS HEREOF SHALL PREVAIL.”

APPLICANT’S SIGNATURE(s)	DATE

(I) “BENEFICIARY IS OTHERWISE ALLOWED TO DRAW DOWN ON THE LETTER OF CREDIT PURSUANT TO THE TERMS OF THAT CERTAIN OFFICE LEASE BY AND BETWEEN BENEFICIARY AND APPLICANT DATED [INSERT LEASE DATE], AS AMENDED (COLLECTIVELY, THE “LEASE”).”;

OR

(II) “BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO.                      AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THE LEASE, WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING,”;

OR

(III) “BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO.                      AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THE LEASE, WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND TO YOU A NOTICE BY REGISTERED OR CERTIFIED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS (OR ANY OTHER ADDRESS INDICATED BY YOU, IN A WRITTEN NOTICE TO US THE RECEIPT OF WHICH WE HAVE ACKNOWLEDGED, AS THE ADDRESS TO WHICH WE SHOULD SEND SUCH NOTICE) THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND                     . IN THE EVENT WE SEND SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER BY YOUR PRESENTATION TO US OF YOUR SIGNED AND DATED STATEMENT STATING THAT YOU HAVE RECEIVED A NON-EXTENSION NOTICE FROM SILICON VALLEY BANK IN RESPECT OF LETTER OF CREDIT NO. SVBSF                             , YOU ARE DRAWING ON SUCH LETTER OF CREDIT FOR US$                         , AND YOU HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT ACCEPTABLE TO YOU.

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK. THE DETAILS HEREOF SHALL PREVAIL.”

APPLICANT’S SIGNATURE(s)	DATE

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE REQUIRED DOCUMENTS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, MAIL SORT HF 210, SANTA CLARA, CA 95054, ATTENTION: GLOBAL TRADE FINANCE. WE HEREBY AGREE WITH YOU THAT IF DRAFTS ARE PRESENTED TO BANK’S OFFICE UNDER THIS LETTER OF CREDIT AT OR PRIOR TO 11:00 A.M. PACIFIC TIME, ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS PRESENTED CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SUCCEEDING BUSINESS DAY. IF DRAFTS ARE PRESENTED TO BANK’S OFFICE UNDER THIS LETTER OF CREDIT AFTER 11:00 A.M. PACIFIC TIME, ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS CONFORM WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SECOND SUCCEEDING BUSINESS DAY. AS USED IN THIS LETTER OF CREDIT, “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE. IF THE EXPIRATION DATE FOR THIS LETTER OF CREDIT SHALL EVER FALL ON A DAY WHICH IS NOT A BUSINESS DAY THEN SUCH EXPIRATION DATE SHALL AUTOMATICALLY BE EXTENDED TO THE DATE WHICH IS THE NEXT BUSINESS DAY.

PRESENTATION OF A DRAWING UNDER THIS LETTER OF CREDIT MAY BE MADE ON OR PRIOR TO THE THEN CURRENT EXPIRATION DATE HEREOF BY HAND DELIVERY, COURIER SERVICE, OVERNIGHT MAIL, OR FACSIMILE. SHOULD BENEFICIARY WISH TO MAKE A PRESENTATION UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION IT NEED NOT TRANSMIT THE ORIGINAL OF THIS LETTER OF CREDIT AND AMENDMENTS, IF ANY. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT: (408) 496-2418 OR (408) 969-6510; AND UNDER CONTEMPORANEOUS TELEPHONE ADVICE TO: (408) 654-6274 OR (408) 654-7716, ATTENTION: GLOBAL TRADE FINANCE. ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.

THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND FOR THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINALS OR COPIES OF ALL AMENDMENTS, IF ANY, TO THIS LETTER OF

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK. THE DETAILS HEREOF SHALL PREVAIL.”

APPLICANT’S SIGNATURE(s)	DATE

CREDIT MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT A DULY EXECUTED. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. APPLICANT SHALL PAY OUR TRANSFER FEE OF 1⁄4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT, WHICH WILL NOT BE A CONDITION OF SUCH TRANSFER. EACH TRANSFER SHALL BE EVIDENCED BY EITHER (1) OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE OR (2) OUR ISSUING A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

IF THIS ORIGINAL STANDBY LETTER OF CREDIT IS LOST, STOLEN OR DESTROYED, WE WILL ISSUE YOU A “CERTIFIED TRUE COPY” OF THIS STANDBY LETTER OF CREDIT UPON OUR RECEIPT OF YOUR INDEMNITY LETTER TO SILICON VALLEY BANK WHICH WILL BE SENT TO YOU UPON OUR RECEIPT OF YOUR REQUEST THAT THIS STANDBY LETTER OF IS LOST, STOLEN, OR DESTROYED.

IF THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT IS MUTILATED, WE WILL ISSUE YOU A REPLACEMENT STANDBY LETTER OF CREDIT WITH THE SAME NUMBER, DATE AND TERMS AS THE ORIGINAL UPON OUR RECEIPT OF THE MUTILATED STANDBY LETTER OF CREDIT.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

SILICON VALLEY BANK,

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK. THE DETAILS HEREOF SHALL PREVAIL.”

APPLICANT’S SIGNATURE(s)	DATE

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

EXHIBIT A

FORM OF TRANSFER FORM

DATE:

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE	RE: IRREVOCABLE STANDBY LETTER OF CREDIT
SANTA CLARA, CA 95054	NO. ISSUED BY
ATTN: GLOBAL TRADE FINANCE	SILICON VALLEY BANK, SANTA CLARA
STANDBY LETTERS OF CREDIT	L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO EITHER (1) ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER, OR (2) ISSUE A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

SINCERELY,	SIGNATURE AUTHENTICATED

(BENEFICIARY’S NAME)	The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

(Name of Bank)
(SIGNATURE OF BENEFICIARY)	(Address of Bank)
(NAME AND TITLE)	(City, State, ZIP Code)
(Authorized Name and Title)
(Authorized Signature)
(Telephone number)

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.”

APPLICANT’S SIGNATURE(s)	DATE